Exhibit 99.1

Alcon Inc.

Long Term Incentive Plan

Adopted on April 9, 2019

Adopted by the Board of Directors of Alcon Inc. on April 9, 2019, and effective in relation to awards made on or after April 10, 2019

Contents

1	DEFINITIONS AND INTERPRETATION		1

	1.1	Definitions	1

	1.2	Interpretation	6

2	PURPOSE OF THE PLAN		7

3	SHARES SUBJECT TO THE PLAN		7

	3.1	Shares Subject to the Plan	7

	3.2	Lapsed Awards	7

4	GRANTING OF AWARDS		7

	4.1	Selection of Participants	7

	4.2	Timing of Awards	8

	4.3	Form of Awards	8

	4.4	Decisions Relating to Awards	8

	4.5	Grant Procedure and Award Documentation	9

	4.6	Determining the Number of Shares subject to an Award	9

5	VESTING OF AWARDS		9

	5.1	General	9

	5.2	Normal Vesting	10

	5.3	Vesting at End of Performance Period	10

	5.4	Dealing Restrictions	10

	5.5	Fractional Entitlements	10

	5.6	Settlement of Restricted Stock Units	10

	5.7	Settlement of Performance Stock Units	10

	5.8	Consequences of Vesting — Restricted Stock	11

	5.9	Consequences of Vesting — Stock Options	11

	5.10	Consequences of Vesting — SARs	11

	5.11	Cash and Share Alternatives	11

6	FORFEITURE OF AWARDS		12

7	TERMINATION OF EMPLOYMENT		12

	7.1	General	12

	7.2	Special Termination Reasons	12

	7.3	Termination of Employment as a Result of Retirement	12

	7.4	Termination of Employment as a Result of Death or Disability	13

	7.5	Termination of Employment for Other Good Reasons	13

	7.6	Termination of Employment as a Result of Mutual Agreement	13

	7.7	Forfeiture of Awards on Joining a Competitor	14

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	7.8	Leave of Absence	14

	7.9	Assignments and Transfers	14

8	CORPORATE EVENTS		14

	8.1	Change of Control	14

	8.2	Exchange of Awards	15

	8.3	Demerger, Variations of Share Capital and Other Corporate Events	15

9	SHAREHOLDER RIGHTS AND DIVIDEND EQUIVALENTS		15

	9.1	Restricted Stock Units and SARs	15

	9.2	Restricted Stock	15

	9.3	Stock Options	16

	9.4	Dividend Equivalents	16

10	PARTICIPANT RIGHTS AND OBLIGATIONS		17

	10.1	General	17

	10.2	No Employment Rights	17

	10.3	No Continued Entitlement	17

	10.4	Clawback	17

	10.5	Non-Transferability of Awards	18

	10.6	Tax, Social Security and Other Charges	18

	10.7	Participant to Provide Information	18

	10.8	Confidentiality	18

11	BOARD’S POWERS		18

	11.1	General	18

	11.2	Schedules to the Plan	19

	11.3	Change of Performance Conditions	19

12	PLAN ADMINISTRATION		19

13	COMPANY DOCUMENTS		19

14	NOTICES		19

15	AWARDS NOT PENSIONABLE ETC.		20

16	DATA PROTECTION		20

17	AMENDMENT AND TERMINATION OF THE PLAN		20

18	COMPLIANCE WITH LAW AND ARTICLES OF INCORPORATION		21

	18.1	Compliance with Law etc.	21

	18.2	Swiss law with Respect to the Compensation of Certain Executives of Listed Companies	21

	18.3	US Code Section 409A	21

19	GOVERNING LAW		21

SCHEDULE 1			22

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1	APPLICATION OF THIS SCHEDULE	22

2	CONSEQUENCES OF VESTING — PERFORMANCE STOCK UNITS AND RESTRICTED STOCK UNITS	22

3	CORPORATE EVENTS	22

4	CODE SECTION 409A	22

SCHEDULE 2		24

1	APPLICATION	24

2	PARTICIPANT’S ENTITLEMENT TO ELECT THE AWARD TYPE	24

3	TERMINATION OF EMPLOYMENT	24

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1                                         Definitions and Interpretation

1.1                               Definitions

In this Plan, unless the context otherwise requires, the following words and expressions shall have the following meanings:

Applicable Law

all applicable laws, rules, regulations and requirements, including, but not limited to, the rules and regulations of any stock exchange or quotation system on which the Shares are listed or quoted, and the applicable laws, rules and regulations of any other country or jurisdiction where Awards are, or will be, granted under the Plan or Participants reside or provide services to the Company, as such laws, rules, and regulations shall be in effect from time to time.

Articles	the Articles of Incorporation of the Company as amended from time to time.

Award

an award under the Plan (which may be an award of Performance Stock Units, Restricted Stock Units, Restricted Stock, Stock Appreciation Rights, Stock Options or such other form of award referable to the Company’s equity as the Board may determine).

Award Agreement	a written or electronic agreement evidencing an Award issued in accordance with Rule 4.5 in such form as the Board may determine.

Board	the Company’s Board of Directors or, to the extent permitted by Applicable Law, the Board’s delegate(s).

Cashless Exercise

a cashless exercise program enabling a Participant to exercise a Stock Option without making a cash payment. The program may include, without limitation, authorising the sale on the Participant’s behalf (after exercise of a Stock Option) of such number of Shares as will be required to cover the aggregate Exercise Price and/or Taxation.

Change of Control	any of the following:

(a) any person or group of persons who are acting together purchase or otherwise become the beneficial owner or has the right to acquire such beneficial ownership (whether or not such right is exercisable immediately or subject to passage of time or other conditions) of voting securities representing more than 50% of the combined voting power of all outstanding securities of the Company;

(b) the merger or consolidation of the Company with or into another corporation as a result of which less

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than 50% of the outstanding voting securities of the surviving or resulting entity are or will be owned by the former shareholders of the Company; or

(c) the sale of all or substantially all of the Company’s business and/ or assets to a person or entity which is not a subsidiary of the Company.

provided that an Internal Reorganisation shall not be a Change of Control.

Code of Conduct	the Code of Conduct adopted by the Company which describes the fundamental principles concerning ethical business conduct as amended from time to time.

Company	Alcon Inc. or any of its subsidiaries, as applicable.

Compensation Ordinance

the ordinance of the Swiss Federal Council against excessive compensation in listed companies (in German “Verordnung gegen übermässige Vergütungen bei börsenkotierten Aktiengesellschaften”) or later equivalent implementing legislation.

Competitor

any company or other organisation that is, from time to time, part of the Company’s comparator peer group of peer companies in the Medical Device, Life Sciences and Med Tech industry, as determined by the Board from time to time.

Dealing Day	a day on which the Swiss Exchange (SIX) or the New York Stock Exchange (NYSE) in the US on which Shares are listed, is open for business.

Dealing Restrictions

restrictions on the dealing in Shares or the grant of Awards imposed by any Applicable Law or code of practice (including the Company’s Global Insider Trading Policy, as amended or replaced from time to time) or otherwise.

Disability

the Participant is permanently incapable of performing his duties and responsibilities due to illness or accident, in accordance with Applicable Law, or in the absence of such Applicable Law, based on reasonable and customary evidence of such status of the Participant as determined by the Board.

Dividend Equivalents	a right to cash or Shares as described in Rule 9.

Eligible Employee	any employee or group of employees of the Company or any director, including, but not limited to members of

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the Executive Committee and key executives, as the Board shall determine.

Employer	the Company or a subsidiary of the Company under which the Eligible Employee or Participant is or was employed.

Employment	the employment of an Eligible Employee or a Participant as an employee or director by the Company.

Exercise Date	the date that a Stock Option is exercised.

Exercise Price	the price at which a Share under a Stock Option may be acquired. The Exercise Price is determined on the Grant Date and typically equals the Fair Market Value on the Grant Date.

Fair Market Value	in relation to a Share on the determination date

(a) if the Shares are admitted to trading on the Swiss Exchange (SIX) an amount equal to the closing price on the Dealing Day (or if there is no such price on that day the last preceding Dealing Day for which such closing price is available);

(b) if the Shares are listed on a national securities exchange in the US an amount equal to the closing price on the exchange on which the Share is listed on the Dealing Day (or if there is no such price on that day the last preceding Dealing Day for which such closing price is available); or

(c) if the Shares are not admitted to trading on the Swiss Exchange (SIX) or listed on a national securities exchange in the US, then such value as is determined by the Board in good faith on such basis as it deems appropriate and applied consistently with respect to Participants.

Notwithstanding the foregoing, if the Shares are listed on both the Swiss Exchange (SIX) and on a national securities exchange in the US, Fair Market Value shall be determined as required by Applicable Law or as the Board determines to obtain intended favourable tax treatment for Awards.

Grant Date	the date on which the Board makes the determination granting such Award, or such later date as is determined by the Board, as set forth in the Grant Notice.

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Grant Notice	a notification (either electronically or in hard copy) of an Award grant provided to a Participant in accordance with the Rules.

Internal Reorganization	any event, offer, scheme, share purchase, merger or arrangement whereby:

(a) a Change of Control occurs; and

(b) immediately afterwards the share capital of the company then controlling (whether directly or indirectly) the Company is owned substantially by the same persons who were shareholders of the Company immediately prior to such event, scheme or arrangement in substantially the same proportions.

Participant	an Eligible Employee who is selected by the Board to participate in the Plan.

Performance Condition(s)

the condition(s) (whether performance, time based or otherwise) as the Board determines from time to time. As determined by the Board, the “Performance Condition(s)” applicable to an Award may provide for a targeted level or levels of achievement using, but not limited to, one or more of the following measures: (a) EBIT, (b) EBITDA, (c) earnings per share, (d) net income, (e) operating cash flow, (f) return on assets, (g) return on equity, (h) return on sales, (i) revenue, (j) shareholder return, (k) orders or net orders, (l) expenses, (m) cost of goods sold, (n) profit/loss or profit margin, (o) working capital, (p) operating income, (q) cash flow, (r) market share, (s) return on capital, (t) economic value add, (u) share price of the Company’s Shares, (v) price/earning ratio, (w) debt or debt-to-equity ratio, (x) accounts receivable, (y) cash, (z) write-off, (aa) assets, (bb) liquidity, (cc) operations, (dd) intellectual property (e.g., patents), (ee) product development, (ff) regulatory activities, (gg) manufacturing, production or inventory, (hh) mergers, acquisitions or divestitures, (ii) financings, (jj) days sales outstanding, (kk) backlog, (ll) deferred revenue, and (mm) employee headcount.

Performance Stock Unit

or “PSU” means a right to receive Shares or cash under the Plan (but subject to Rule 5.10 (Cash and Share Alternatives)) contingent upon satisfaction of Performance Conditions based on Company or individual performance metrics as the Board shall determine.

Performance Period	the period over which the satisfaction of Performance Condition(s) is assessed, as determined by the Board.

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Plan	the Alcon Inc. Long Term Incentive Plan as set forth herein, as may be amended and in effect from time to time.

Restricted Stock	an award of Shares subject to restrictions in accordance with the Plan.

Restricted Stock Unit	or “RSU” means a right to receive Shares or cash under the Plan (but subject to Rule 5.10 (Cash and Share Alternatives)).

Retirement

“Retirement” means the Termination of Employment after having attained age 55 or older and having completed at least 10 years of Service provided that if required by Applicable Law, an alternative definition may be used.

Rules	the rules of the Plan (including all Schedules) as set forth in the Plan.

Schedule	a schedule to the Plan.

Service

the period of continuous employment with the Company ending with the relevant Termination of Employment for the purposes of the Plan. The Board may further determine that prior periods of Employment with the Company and/ or periods of employment with entities outside the Company (but which are subsequently acquired by the Company) may be taken into account.

Share	or “Stock” means an ordinary share of the Company.

Stock Appreciation Rights

or “SAR” means an award under the Plan, the future value of which is based on the increase in the value of Shares (from the base value set by the Board at the time an Award is made) which notionally comprises each SAR from the relevant Grant Date.

Stock Option	a stock option granted to an Eligible Employee under this Plan

Termination of Employment

occurs, for the purposes of the Plan, when a Participant ceases Employment with the Company. For the avoidance of doubt, “Termination of Employment” for purposes of the Plan will be deemed to occur as of the date when a Participant is no longer actively providing services as an employee (except, in certain circumstances, at the sole discretion of the Company, to the extent the Participant is on an approved leave of absence) and will not be extended by any notice period or “garden leave” that may be required contractually or under applicable law, unless otherwise determined by the Company in its sole

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discretion. The Company shall have the exclusive discretion to determine when the Participant is no longer providing services and the date of Termination of Employment for purposes of the Plan.

Vesting	“Vest”, or “Vested” means:

(a) in the case of Performance Stock Units and Restricted Stock Units, a Participant being entitled to receive Shares or cash;

(b) in the case of Restricted Stock, certain restrictions applicable to the Award ceasing to apply;

(c) in the case of Stock Options, a Participant being entitled to exercise his Stock Options and acquire Shares; and

(d) in the case of SARs, a Participant being entitled to receive a cash sum or a number of Shares based on the growth in value of the notional Shares comprising the Award.

Vesting Date	the date an Award Vests as determined by the Board and set forth in the Grant Notice and/or Award Agreement.

1.2                               Interpretation

In these Rules, except insofar as the context otherwise requires:

(a)                                 words denoting the singular shall include the plural and vice versa;

(b)                                 words importing a gender shall include every gender;

(c)                                  references to a person shall include bodies corporate and unincorporated and any successors or assignees;

(d)                                 reference to any enactment or statutory provision shall be construed to include a reference to that enactment or provision as from time to time amended, re-enacted or replaced and shall include any subordinate legislation made under the enactment;

(e)                                  headings are provided for reference only and shall not be considered as part of this Plan; and

(f)                                   a reference to writing or written form shall include any legible format capable of being reproduced on paper, irrespective of the medium used.

Each provision in these Rules is entirely separate and independent from the other provisions.  If any provision is found to be invalid, it shall be deemed never to have been part of these Rules and this shall not affect the validity or enforceability of any of the remaining provisions of this Plan.

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2                                         Purpose of the Plan

The Company has adopted this Plan as part of the discretionary long-term variable compensation for selected employees of the Company.

The purpose of the Plan is to provide an increased incentive for Eligible Employees to make significant and extraordinary contributions to the long-term performance and growth of the Company, enhancing the value of the Shares for the benefit of the Company’s shareholders and increasing the Company’s ability to attract and retain individuals of exceptional skill.

These Rules set out the terms upon which the Plan is operated and are the terms of the contract relating to an Award between the Company and the Participant who is granted such Award by the Board at its sole discretion.

Where an Award is made to an Eligible Employee who is resident in or otherwise subject to a particular jurisdiction or employee group covered by a Schedule to these Rules or where an Award is designated as a particular Award type covered by a Schedule to these Rules, the provisions of the relevant Schedule modify the Rules.

3                                         Shares Subject to the Plan

3.1                               Shares Subject to the Plan

Subject to the provisions of Section 8 of the Plan, the maximum aggregate number of Shares that may be issued under the Plan is 20,000,000 Shares.  The Shares may be authorized, but unissued, or Shares reacquired by the Company.  Notwithstanding the foregoing, subject to the provisions of Section 8 below, in no event shall the maximum aggregate number of Shares that may be issued under the Plan exceed the number set forth in this Section 3 plus, to the extent allowable under Applicable Law, any Shares that again become available for issuance pursuant to lapsed awards as set forth below.

3.2                               Lapsed Awards

To the extent an Award should expire or be forfeited or become unexercisable for any reason without having been exercised in full, the unissued Shares that were subject thereto shall, unless the Plan shall have been terminated, continue to be available under the Plan for issuance pursuant to future Awards.  In addition, any Shares which are retained by the Company upon exercise of an Award to satisfy the exercise or purchase price for such Award or any withholding taxes due with respect to such Award shall be treated as not issued and shall continue to be available under the Plan for issuance pursuant to future Awards.  Shares issued under the Plan and that are later forfeited to the Company due to the failure to vest or that are reacquired by the Company at the original purchase price paid to the Company for the Shares (including, without limitation, upon forfeiture to or repurchase by the Company in connection with a Participant’s Termination of Employment) shall again be available for future grant under the Plan.  To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan.

4                                         Granting of Awards

4.1                               Selection of Participants

The Board may, at its discretion, grant Awards to any Eligible Employees in accordance with and subject to the Rules.

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4.2                               Timing of Awards

Awards may be granted at any time the Board considers appropriate.  However, no Award may be granted at any time an Eligible Employee is prohibited from being granted an Award under any Dealing Restrictions under Applicable Law.

4.3                               Form of Awards

Awards made under the Plan may at the discretion of the Board be in the form of Performance Stock Units, Restricted Stock, Restricted Stock Units, SARs, Stock Options or any other form of Award.

4.4                               Decisions Relating to Awards

The Board shall determine the following in respect of any Award (whether Performance Stock Units, Restricted Stock, Restricted Stock Units, SARs, Stock Options or other form of Award):

(a)                                the type of Award to be granted;

(b)                                where relevant, whether the Award is in respect of Shares or cash;

(c)                                 if the Award is a SAR, the base value from which the growth in value is to be measured;

(d)                                if the Award is a Stock Option, the details of when the Stock Option may be exercised, the Exercise Price and whether or not the Participant will be entitled to a Cashless Exercise;

(e)                                 the form of Award Agreement and the terms and conditions of any such Award;

(f)                                  based on the Fair Market Value on the Grant Date, the minimum, target and maximum number of Shares to be subject or linked to the Award;

(g)                                 the Vesting Date or Vesting Dates;

(h)                                whether the Award is subject to Performance Conditions and, if so, the terms of such Performance Conditions (including the applicable Performance Period);

(i)                                    whether the Award (or Shares or other rights comprising the Award) is subject to any holding or blocking period and if so the terms of any such period;

(j)                                   whether or not the Award will carry Dividend Equivalents and, if so, the form of such Dividend Equivalents;

(k)                                whether the Participant is required to sell or surrender sufficient Shares to cover Taxation; and

(l)                                    which, if any, Schedules to the Plan will apply to the Award.

The Board will also have the authority to make all other determinations deemed necessary or advisable for administering the Plan.

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4.5                               Grant Procedure and Award Documentation

Each Award shall be granted by resolution of the Board.  The Board may at any time delegate the power to approve grants made under the Plan to any one or more persons including but not restricted to, a sub-committee of the Board for such period and on such conditions as the Board may determine.

Each Participant shall receive a Grant Notice in such form as the Board shall determine from time to time.

The Board may determine in relation to any Award that the Participant shall be required to execute or accept an Award Agreement to confirm the Participant’s acceptance or acknowledgement of the grant made to him.  If a Participant is so required, the Board will also determine the time within which the Participant must provide such acceptance or acknowledgement.  If a Participant does not return the Award Agreement by the expiration of such time period, his Award shall be treated as renounced for the purpose of this Plan, unless the Board determines otherwise.

Alternatively, the Board may determine that a Participant who receives an Award is deemed (as of the time of receipt) to have agreed to the Rules (including applicable Schedules) and the terms set out in the Grant Notice.  If this is the case, a Participant may reject his Award within the timeframe stipulated in the Grant Notice, if any.  If a Participant does so reject his Award, then immediately on such rejection that Award shall be forfeited.

4.6                               Determining the Number of Shares subject to an Award

To determine the minimum target and maximum number of Shares subject to or linked to an Award, the Board shall:

(a)                                 divide the relevant percentage of salary (as determined by the Board) expressed as a cash sum by the Fair Market Value at the Grant Date and then, where necessary, round down to the nearest whole Share; or

(b)                                 apply such other method as the Board may determine in its sole discretion from time to time.

5                                         Vesting of Awards

5.1                               General

Unless specified otherwise by the Board at its sole discretion, all Awards granted under the Plan will be subject to a Vesting Period and may be subject to the satisfaction of one or more Performance Conditions.

The Vesting of an Award is subject to any Rules or Applicable Law that may require otherwise, including Rule 5.4 (Dealing Restrictions), Rule 6 (Forfeiture of Awards) and Rule 10.4 (Clawback).

The Board shall determine the number of Shares, Stock Options or amount of cash or Shares in respect of a SAR comprising an Award that shall Vest on any particular day or days.

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5.2                               Normal Vesting

To the extent that none of the exceptions set forth in the Rules apply, Shares and/or cash subject to an Award shall Vest on the applicable Vesting Date(s).

5.3                               Vesting at End of Performance Period

An Award that is subject to Performance Conditions will only Vest on the applicable Vesting Date(s) to the extent that the applicable Performance Conditions are satisfied, as determined by the Board as soon as practicable after the end of the Performance Period.

5.4                               Dealing Restrictions

If a Dealing Restriction would prevent the Participant from acquiring and/ or selling Shares, the acquisition and/or sale date shall be the date that the relevant Dealing Restriction is lifted.

If the transfer of Shares or payment of cash or Shares in the case of SARs on or following Vesting is prevented by a Dealing Restriction, the period for such transfer or payment shall start from the first date on which it is no longer so prevented.

Shares received by a Participant on or following Vesting may be subject to Dealing Restrictions.  Subject to any such restrictions, a Participant may sell (or may be required to sell) a sufficient number of such Shares to cover Taxation (as defined in Rule 10.6 “Tax, Social Security and Other Charges”).

5.5                               Fractional Entitlements

Where the Participant’s entitlement for any reason includes fractional Shares or fractional notional Shares in the case of SARs, the number of fractional Shares shall be aggregated as at the Vesting Date and rounded down to the nearest whole Share, unless the Board determines otherwise.

5.6                               Settlement of Restricted Stock Units

Unless otherwise provided by the Board and specified in an Award Agreement, and to the extent permitted by Applicable Law, as soon as practicable following the earlier of (i) the normally scheduled Vesting Date(s) or (ii) a Termination of Employment (but only to the extent the Award vests due to one of the “Special Termination Reasons” in Rule 7 of the Plan or otherwise) and in no event later than 60 days following the applicable event, the Company shall transfer the number of Shares (or pay or procure to be paid a cash sum if the Board has determined that the RSUs will be settled in cash) in respect of which the Award has Vested to the Participant.

5.7                               Settlement of Performance Stock Units

Unless otherwise provided by the Board and specified in an Award Agreement, and to the extent permitted by Applicable Law, notwithstanding a Termination of Employment that is due to one of the “Special Termination Reasons” in Rule 7 of the Plan or any other event that results in Vesting, as soon as practicable following the earlier of (i) a Termination of Employment due to death or Disability or (ii) the end of the Performance Period that is specified in the Award Agreement and in no event later than 60 days following the applicable event, the Company shall transfer the number of Shares (or pay or procure to be paid a cash

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sum if the Board has determined that the PSU will be settled in cash) in respect of which the Award has Vested to the Participant.

5.8                               Consequences of Vesting — Restricted Stock

On Vesting the restrictions applicable to the relevant Restricted Stock under the Plan shall cease to apply to the extent such Restricted Stock Vests.

5.9                               Consequences of Vesting — Stock Options

5.9.1                     General

On Vesting the restrictions applicable to the relevant Stock Options under the Plan shall cease to apply and the Participant may exercise his right to acquire Shares; provided that no option shall be exercisable more than 7 years from the Grant Date.  The term of the Stock Option shall be the term stated in the Award Agreement.

A Participant may exercise his Stock Options by paying the Exercise Price and execute or accept an exercise notice in the appropriate form as determined by the Board.

As soon as practicable following the Exercise Date the Company shall transfer the number of Shares (or pay or procure to be paid a cash sum if the Board has determined that the Stock Option is to be settled in cash) equal to the number of Shares in respect of which the Stock Option has been exercised to the Participant.

5.9.2                     Cashless Exercise

The Board may establish a Cashless Exercise program to enable a Participant to provide funds to pay the Exercise Price.  Such arrangements may include, without limitation, authorising the sale on the Participant’s behalf (after exercise of a Stock Option) of such number of Shares as will be required, net of selling costs and/or withholding Shares, to cover the aggregate Exercise Price and/or Taxation.

Where a sale is made on the Participant’s behalf, any excess of sale proceeds over and above the aggregate Exercise Price and/ or Taxation shall be refunded to the Participant promptly and in any event within 30 days of the sale.

5.10                        Consequences of Vesting — SARs

As soon as practicable following the Vesting Date the Company or the Participant’s Employer shall pay to the Participant a sum equal to growth in the Fair Market Value as determined by the Board (or a number of Shares equivalent to the value of the growth in the Fair Market Value if the Board has determined that the SARs are to be settled in Shares) of the number of vested notional Shares comprising each SAR on the relevant Vesting Date.

5.11                        Cash and Share Alternatives

The Board may decide to satisfy an Award (including any Dividend Equivalents) by:

(a)                                paying or procuring to be paid to the Participant a cash sum equal to the Fair Market Value (as determined by the Board or its delegates) of the number of Shares that would otherwise have been transferred to the Participant with respect to the Vesting or Exercise of that Award; or

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(b)                                in the case of SARs delivering to the Participant Shares with a value equal to the cash sum that would otherwise have been paid to the Participant following the Vesting of that Award.

6                                         Forfeiture of Awards

Subject to Board determination otherwise, in particular - but not exclusively - according to Rule 10.4, Awards are forfeited on the earlier of:

(a)                                failure to satisfy the Performance Conditions to the extent such Performance Conditions are not satisfied during the Performance Period; and

(b)                                the occurrence of any event described in the Rules resulting in forfeiture of Awards, including under Rule 7 (Termination of Employment) and Rule 8 (Corporate Events).

7                                         Termination of Employment

7.1                               General

Upon Termination of Employment, an Award that has not Vested, or has not been exercised in the case of Stock Options, will be declared forfeited, unless the Board determines otherwise.

7.2                               Special Termination Reasons

Unless otherwise provided by the Board and specified in an Award Agreement, and to the extent permitted by Applicable Law, notwithstanding Rule 7.1, if a Participant’s Employment terminates:

(a)                                as a result of Retirement as set forth in Rule 7.3

(b)                                as a result of Death or Disability as set forth in Rule 7.4

(c)                                 as a result of other good reasons as set forth in Rule 7.5

(d)                                as a result of mutual agreement as set forth in Rule 7.6

(e)                                 as a result of any other reason as determined by the Board from time to time to be considered for the purposes of this Rule 7

Such Awards will Vest, or in the case of vested Stock Options and SARs remain exercisable, as set forth in the foregoing Rules and in each such case, will not be forfeited.

7.3                               Termination of Employment as a Result of Retirement

Unless otherwise provided by the Board and specified in an Award Agreement, and to the extent permitted by Applicable Law, notwithstanding Rule 7.1, if a Participant’s Employment terminates as a result of Retirement then any unvested Awards held by the Participant shall Vest or in the case of Stock Options or SARs remain exercisable provided that:

(a)                                 the Participant executes and does not retroactively revoke a general release of claims acceptable to the Company; and

(b)                                 the Board and the Participant’s Employer approve the Vesting of such unvested Awards or the exercise of any Vested but unexercised Stock Options; and

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(c)                                  all applicable non-time-based Performance Conditions have been met;

(d)                                 the Participant subsequently does not join a Competitor as set forth in Rule 7.7., and

(e)                                  the Board may provide for the number of shares that are subject to the Award to be reduced in the event that the Participant has not been employed for a certain period of time.

Unless otherwise provided by the Board and specified in an Award Agreement, if the Termination of Employment in respect of which this Rule 7.3 applies occurs on or before the first anniversary of the Grant Date, then the extent to which such Award Vests shall be prorated from the Grant Date to Termination of Employment based on the completed months of service in the Vesting or Performance Period.

7.4                               Termination of Employment as a Result of Death or Disability

Unless otherwise provided by the Board and specified in an Award Agreement, notwithstanding Rule 7.1, if a Participant’s Employment terminates as a result of Death or Disability, any unvested Awards held by the Participant shall Vest and all applicable Performance Conditions shall be deemed satisfied, with any Performance Stock Units Vesting at the target amount.

7.5                               Termination of Employment for Other Good Reasons

Unless otherwise provided by the Board and specified in an Award Agreement, notwithstanding Rule 7.1, if a Participant’s Employment terminates as a result of:

(i)            involuntary Termination of Employment by the Participant’s Employer (whether or not by notice) other than for misconduct or poor performance;

(ii)           his Employer ceasing to be a subsidiary of the Company; or

(iii)          the business for which the Participant works is transferred to a person or entity who or which is not a subsidiary of the Company;

any unvested Awards held by the Participant shall Vest in respect of a proportion of the Award (corresponding to such proportion of the Performance Period as has elapsed when the Employment is terminated) on the date of such termination, provided the following conditions are met:

(a)                                 all applicable non-time-based Performance Conditions have been met;

(b)                                 the Participant subsequently does not join a Competitor as set forth in Rule 7.7;

(c)                                  in relation to Rule 7.5(i) the Participant executes and does not revoke a general release of claims acceptable to the Company; and

(d)                                 in relation to Rule 7.5(ii) or Rule 7.5(iii) the Board has not determined that that some or all of the Awards held by relevant Participants shall be exchanged in accordance with Rule 8.2 (Exchange of Awards).

7.6                               Termination of Employment as a Result of Mutual Agreement

If the Termination of Employment is mutually agreed between a Participant and the Employer, the Award of such Participant may Vest at the Company’s sole discretion to the

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extent legally permissible according to the Rules and Applicable Law and to the extent the Participant executes and does not retroactively revoke a general release of claims acceptable to the Company.

7.7                               Forfeiture of Awards on Joining a Competitor

To the extent permitted by Applicable Law, where a Participant who retains his Awards following Termination of Employment as a result of Retirement (Rule 7.3), mutual agreement (Rule 7.6) or as a result of other good reasons (Rule 7.5) becomes an employee or director or otherwise provides services to a Competitor (as listed in Appendix 1, or otherwise defined by the Board from time to time), other than as a direct result of an event within Rule 7.5(ii) or Rule 7.5(iii), then all unvested Awards and/ or unexercised Stock Options held by that Participant shall be immediately forfeited.

7.8                               Leave of Absence

A Participant who is on an approved leave of absence will be deemed to remain in Employment until any date on which the Participant indicates that he will not be returning to work or otherwise leaves Employment on a permanent basis.  At the time of any such notification or if the Participant otherwise terminates Employment on a permanent basis, the Participant’s Employment will be treated as having terminated and the Participant’s Award will be dealt with accordingly under the Plan.

7.9                               Assignments and Transfers

If a Participant is sent on an international assignment or is transferred to the Company or a subsidiary of the Company, this will not be considered as Termination of Employment under the Plan.  The treatment of assignments and transfers is subject to the rules of the “Alcon Compensation Guidelines.”

8                                         Corporate Events

8.1                               Change of Control

To the extent no exchange of Award is or will be made under Rule 8.2 or the Awards will not otherwise be continued following a Change of Control event, the Vesting Date(s) of any unvested Award shall be accelerated and the Award shall Vest in full as a result of the occurrence or anticipation of a Change of Control with any Performance Stock Units vesting at target.

Where an Award Vests early as a result of a Change of Control event, the Vesting Date shall be the date that is the date such event occurs or such earlier date or time that the Board may determine to the extent permitted by Applicable Law.

If the relevant event occurs on or before the first anniversary of the Grant Date, then the extent to which such Award Vests shall be reduced to take account of the proportion of the Performance Period as has not elapsed when the Change of Control occurs.

Notwithstanding the preceding paragraph of this Rule the Board may in its discretion with no obligation to do so, allow a greater proportion of an Award to Vest.

The Board may in its discretion, exclude some Participants from this Rule if they are subject to Applicable Law, which are in conflict with this treatment (e.g. members of the Executive Committee subject to the Compensation Ordinance).

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Alternatively, the Board may determine that some or all Awards will be automatically exchanged under Rule 8.2 or may allow Participants to choose accelerated Vesting and/ or exchange.

8.2                               Exchange of Awards

If an Award is exchanged, then:

(a)                                the exchanged Award will be in respect of or by reference to shares in any company determined by the company offering the exchange;

(b)                                the exchanged Award shall have substantially equivalent terms to those of the Award that was exchanged;

(c)                                 the Board may determine that any holding or blocking periods shall continue to apply to the exchanged Award;

(d)                                the exchanged Award will be subject to the Plan as it had effect in relation to the old Award immediately before the exchange;

(e)                                 with effect from the exchange, the Rules will apply as if references to Shares are references to shares over which the exchanged Award has been granted; and

(f)                                  the Rules shall apply with such other adjustments as the Board may decide.

8.3                               Demerger, Variations of Share Capital and Other Corporate Events

If the Board becomes aware that the Company is or is expected to be affected by any variation of share capital, rights issue, sub-division, consolidation or reduction of share capital, demerger, distribution (other than an ordinary dividend), liquidation or other event (other than a Change of Control) which, in the opinion of the Board, could affect the current or future value of Shares, the Board may:

(a)                                adjust Awards in such manner as it considers appropriate;

(b)                                allow Awards (for all or some Participants) to Vest in whole or in part, subject to any Performance Condition(s) that the Board may impose; or

(c)                                 require some or all Awards to be exchanged under Rule 8.2.

9                                         Shareholder Rights and Dividend Equivalents

9.1                               Restricted Stock Units and SARs

A Participant holding an Award of Performance Stock Units, Restricted Stock Units or SARs shall not be entitled to vote, to receive dividends or to have any other rights of a shareholder in respect of such an Award unless and until the Shares comprising the Award are transferred to or acquired by the Participant.

At the Board’s sole discretion, a Participant may however be entitled to receive Dividend Equivalents as set out in Rule 9.4 on any unvested Award of Performance Stock Units or Restricted Stock Units.  A Participant shall not be entitled to receive Dividend Equivalents on Stock Options or SARs.

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9.2                               Restricted Stock

A Participant holding an Award of Restricted Stock shall be entitled to vote, to receive dividends or to have any rights of a shareholder following the Grant Date, except that in the case of any unvested Shares that are subject to the Award of Restricted Stock, the Participant shall not be entitled to any dividends paid by the Company on the equivalent number of Vested Shares.  Notwithstanding the foregoing, the Board may determine the holder of unvested Shares may be credited with such dividends provided that such dividends shall be paid to the Participant only if, when and to the extent such Shares Vest.  The value of dividends payable with respect to any Shares that do not Vest shall be forfeited.

The Board may however determine that the Participant must agree to surrender or waive any right to vote, receive dividends or any other rights of a shareholder in respect of such Award.

9.3                               Stock Options

A Participant holding an Award of Stock Options shall not be entitled to vote, to receive dividends, Dividend Equivalents or to have any other rights of a shareholder in respect of such an Award unless and until the Stock Options are exercised and the Shares comprising the Award are transferred to or acquired by the Participant.

9.4                               Dividend Equivalents

If the Board has determined under Rule 4.4(j) that an Award shall attract Dividend Equivalents, the Participant’s entitlement will be calculated as follows:

(a)                                 unless the Board decides otherwise, the number of Shares Vesting in relation to an Award will be increased by the number of Shares which could have been acquired by the reinvestment of dividends payable between the Grant and Vesting Date on the number of Vested Shares (at the Fair Market Value of a Share on each relevant dividend payment date) and, where necessary, rounded down to the nearest whole share;

(b)                                 if the Board decides that Dividend Equivalents would not be on a notional reinvestment basis as described in Rule 9.4(a),  the Company (or the Participant’s Employer) shall credit to the Participant (in cash or Shares) (subject to all Taxation) an amount equal to the aggregate dividends which would have been paid on the number of Shares underlying the Award between the Grant Date and the Vesting Date; or

(c)                                  the Board may decide that the Dividend Equivalents may be calculated on any other basis.

Each Dividend Equivalent is a notional amount equal to the gross amount before taxes of actual dividend declared and paid on a Share

Unless otherwise determined by the Board at any time or times, a Participant is not entitled to receive Dividend Equivalents with respect to the time period between the Vesting Date and the date that the relevant Shares are transferred to or acquired by him or payment in respect of the Award is made.  Any dividend equivalents credited with respect to Restricted Stock Units and Performance Stock Units shall be settled only if, when and to the extent such Restricted Stock Units and Performance Stock Units Vest and are settled.  The value of amounts payable with respect to Restricted Stock Units and Performance Stock Units that do not Vest shall be forfeited.

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10                                  Participant Rights and Obligations

10.1                        General

The rights and obligations of a Participant under the terms of his or her office, Employment or other contract are not affected by becoming a Participant.  These Rules do not form part of, and will not be incorporated into, any contract between a Participant and the Company.

Nothing in this Plan confers any benefit, right or expectation on a person who is not an Eligible Employee or a Participant.

10.2                        No Employment Rights

Participants do not have any right to continued Employment as a result of participating in the Plan, nor are they entitled to any compensation or damages if any benefit under the Plan is reduced or cancelled as a result of applying the Rules.

The Plan is discretionary and is not part of any Employment contract with the Employer or with the Company or any other subsidiary of the Company.  Neither does the Plan create any contract between the Participant and Company, nor does the Plan give rise to a claim or legal entitlement to compensation for the Participant.  The Plan may be changed or cancelled by the Board in its absolute discretion.  Any future Awards may therefore be changed or cancelled at any time.

The Awards are not intended to replace any pension rights or compensation and are not part of normal or expected salary or compensation for any purpose, including but not limited to calculating severance payments, if any, upon termination.

10.3                        No Continued Entitlement

Selection as a Participant refers only to the participation for the one grant year and does not guarantee a right of participation in the Plan in any subsequent year even if Awards have been granted repeatedly in the past.

10.4                        Clawback

Participants must adhere at all times to Applicable Law, the Articles, the Company’s organisational regulations, the Code of Conduct and all applicable Company or Employer policies, procedures and guidelines.  If, in the reasonable opinion of the Board, a Participant fails to comply with any such laws, Articles, regulations, Code of Conduct, policies, procedures and/ or guidelines in all material respects then the Board may determine that:

(a)                                all or any Awards (whether Vested or unvested) held by the Participant will be forfeited;

(b)                                all or any of a Participant’s Shares transferred to him under the Plan following the Vesting of Awards will be forfeited and must be transferred to the Company;

(c)                                 the Participant must pay the Company any gross proceeds from the Participant’s the sale of some or all of the Shares transferred to him following the Vesting of Awards; and

(d)                                pay to the Company some or all of the gross sums paid to him under the Plan.

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10.5                        Non-Transferability of Awards

Unless specifically permitted under the Plan or with the prior written consent of the Board, Awards that have not Vested or any rights in respect of any unvested Award may not be transferred, assigned or otherwise disposed of other than by will or by the laws of descent or distribution; provided, however, that nothing shall bar the transfer of an award in the event of divorce if required by applicable law.  The designation of a beneficiary by a Participant will not constitute a transfer.

Except as indicated above, if unvested Awards (or any rights in respect of unvested Awards) are transferred, assigned or otherwise disposed of, they shall be forfeited immediately.

10.6                        Tax, Social Security and Other Charges

As a condition of accepting any benefit in respect of an Award, the Participant (or in the case of the Participant’s death or a permitted transferee, the person holding or exercising the Award) agrees to make such arrangements as the Company may require for the satisfaction of (and will indemnify the Company against) all taxes, social security contributions, withholding, required deductions or payments that may arise in connection with an Award and other levies for which he is responsible that arise in connection with an Award (together “Taxation”).

The Company and/ or any Employer may make such arrangements which it or they consider necessary to cover any liability to pay or account for Taxation (including selling sufficient Shares to cover such liability and accounting for the proceeds of sale to the Company or the Employer, withholding sufficient Shares to cover such liability or making deductions from any cash sum payable to the Participant).  The Participant will promptly do all things necessary to facilitate any such arrangements.  Vesting and the transfer of Shares to him can be delayed until he does so.

10.7                        Participant to Provide Information

By accepting any benefit in respect of an Award, a Participant agrees to provide promptly any information or do any other thing reasonably required by the Board or other relevant person in relation to the Plan, an Award or Shares acquired under this Plan for the purpose of compliance by that person with its tax affairs or other legal or regulatory obligations; or facilitating the operation of the Plan.

10.8                        Confidentiality

A Participant will maintain his or her participation in the Plan in confidence and will not disclose the provisions of the Plan, the Award or the amount of the Award to any person, except to his or her immediate family, tax, legal or financial advisor or to the extent legally required to do so, without prior authorization from his Employer to the extent permitted by Applicable Law.

11                                  Board’s Powers

11.1                        General

The exercise of any power or discretion, including refraining from exercise, of the Board concerning the Plan or any Award is absolute and unlimited and may be reasonably

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exercised at any time, subject always to the principle of good faith.  When the Board exercises any of its powers or discretions in a way that will impact a Participant, the Board may (but need not) inform the relevant Participant in such manner as the Board shall determine.

Any decision of the Board in connection with the Plan, the interpretation of the Plan and any related documents and in connection with any dispute relating to the Plan will be final and binding.

11.2                        Schedules to the Plan

The Board may make such amendments to the Rules as it considers necessary or desirable to take account of local tax, exchange control or securities law to operate the Plan in any jurisdictions in which Participants are situated.  The Board may implement such amendments in the form of schedules in such a way that they create special Rules applicable to certain Eligible Employees or categories of Eligible Employees.

11.3                        Change of Performance Conditions

Notwithstanding Rule 17 (Amendment and Termination of the Plan), the Board may waive or change a Performance Condition applicable to an outstanding Award if there are circumstances which cause the Board to consider that the Performance Condition or other condition has ceased to be a fair measure of performance.  Any such altered Performance Condition must be, equivalent in all material respects, no easier and no more difficult to satisfy than the original Performance Condition.

12                                  Plan Administration

The Plan shall be administered by the Board.

The Board may make and vary regulations and policies for the administration and operation of the Plan.

The Board may delegate the exercise of its powers or discretions in relation to this Plan to any one or more persons including, but not restricted to, a sub-committee of the Board for such period and on such conditions as the Board may determine in accordance with Applicable Law.  In the case of such delegation, and to the extent of such delegation, references herein to the “Board’ shall refer to a delegate of the Board.

The Board may at any time appoint or engage specialist service providers for the operation and administration of the Plan.

13                                  Company Documents

The Company may (but need not) send to any Participant any documents which the Company sends to its shareholders.

14                                  Notices

Any notice or other communication under or in connection with the Plan or any Award may be given:

(a)                                by the Company to an Eligible Employee or Participant either personally or sent to him by electronic mail or other electronic means (including the internet or the intranet) or by post addressed to the address last known to the Company (including any

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address supplied by the relevant Employer) or sent through the Company’s internal postal service; and

(b)                                to the Company, either personally or by post to the Company secretary.

Items sent by post shall be pre-paid and shall be deemed to have been received 72 hours after posting.  Items sent by electronic mail or other electronic means shall be deemed to have been received at the expiration of 24 hours from when they were sent.

The Board may decide to accept notices given by Participants if received after any time stipulated for receipt.

15                                  Awards not Pensionable Etc.

For the avoidance of doubt, Awards under the Plan are not pensionable and do not count in relation to the calculation of benefit under programs such as life insurance, income protection or continuation, medical or such other benefits as the Board may determine.

16                                  Data Protection

By accepting any benefit in respect of an Award, the Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of a Participant’s Personal Data (as described below) by and among, as applicable, the Company or third parties as may be selected by the Company, for the exclusive purpose of implementing, administering, and managing the Participant’s participation in the Plan.  The Participant understands that refusal or withdrawal of consent will affect the Participant’s ability to participate in the Plan; without providing consent, the Participant will not be able to participate in the Plan or realize benefits (if any) from the Award.

The Participant understands that the Company and any subsidiary or affiliate or designated third parties may hold personal information about the Participant, including, but not limited to, The Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company or any subsidiary or affiliate, details of all Awards or Shares awarded, canceled, exercised, vested, unvested or outstanding in the Participant’s favor (“Personal Data”).  The Participant understands that Personal Data may be transferred to any subsidiary or affiliate or third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in the Participant’s country, or elsewhere, and that the recipient’s country may have different data privacy laws and protections than the Participant’s country.  In particular, the Company may transfer Personal Data to the broker or stock plan administrator assisting with the Plan, to its legal counsel and tax/accounting advisor, and to the subsidiary or affiliate that is the Participant’s employer and its payroll provider.

The Participant should also refer to the Company’s data privacy policy (which is available to the Participant separately and may be updated from time to time) for more information regarding the collection, use, storage, and transfer of the Participant’s Personal Data.

17                                  Amendment and Termination of the Plan

The Board may at any time change the Plan (including amending or adding Schedules to the Plan) in any way.  Changes may affect Awards already granted provided always that, unless required by Applicable Law, no such change may be made which is to the material disadvantage of a Participant without that Participant’s prior written consent.  The Board

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shall give notice to a Participant of any material changes to a Participant’s Award.  The Board may terminate the Plan at any time.  Termination of the Plan will not affect existing Awards.

18                                  Compliance with Law and Articles of Incorporation

18.1                        Compliance with Law etc.

The Plan is subject to all Applicable Laws and the Articles.  If such law or the Articles require, the terms of any provision of the Plan and any Award (including any outstanding Award) shall be interpreted and/ or amended and applied to the extent required to comply fully with such law or the Articles.

18.2                        Swiss law with Respect to the Compensation of Certain Executives of Listed Companies

The Plan is subject to any mandatory provisions of Swiss law pertaining to compensation of governing bodies derived from article 95 paragraph 3 of the Swiss Federal Constitution and the related implementing legislation (Compensation Ordinance).  Any interpretation and/ or amendment necessary in respect of any provision of the Plan or any Award because of Applicable Law and/ or the Articles (whether currently in force or in the future) to the detriment of the Participant shall not give rise to any claims by or other rights whatsoever of the Participant.  This applies if the annual general meeting of the Company does not approve the compensation of the Participant which is subject to approval under the Compensation Ordinance.

18.3                        US Code Section 409A

If a Participant (other than a Participant whose benefits are provided under the United States Schedule) is subject to the United States Internal Revenue Code (“US Code”) (a “US Participant”), and if benefits under this Plan for such US Participant are not exempt from US Code Section 409A, it is intended that to the maximum extent permitted under all Applicable Law this Plan will be interpreted and administered to be exempt from, or to comply with, the requirements of US Code Section 409A as they apply to such US Participant.

19                                  Governing Law

This Plan and all Awards granted under it shall be governed by and construed in accordance with the laws of Switzerland, under express exclusion of any provisions of conflict of laws.

The Board may resolve conclusively all questions of fact or interpretation concerning the Plan and has the authority to resolve any dispute of any kind that arises under or in connection with the Plan.  In the event a dispute escalates to require resolution by a court, the dispute will exclusively be resolved by the Courts of Fribourg, Switzerland.

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Schedule 1

United States

1                                         Application of this Schedule

When Awards under the Plan are to be granted, the Board may determine that this Schedule applies, in which case such Awards shall be subject to all the provisions of the Alcon Inc. Long Term Incentive Plan save as modified below.

Shares subject to the Awards under the Plan are intended to be registered under the United States Securities Act of 1933.

2                                         Consequences of Vesting — Performance Stock Units and Restricted Stock Units

2.1                              To the extent permitted by the Board, Participants may elect to defer the payment of Performance Stock Units, Restricted Stock Units, and any accumulated Dividend Equivalents, to the date later than the payment date specified in the relevant Award provided that the Participant makes such a deferred election either as an initial deferral under United States Treasury Regulation Section 1.409A-2(a) or pursuant to the subsequent deferral provisions of United States Treasury Regulation Section 1.409A-2(b).  The Board shall determine whether such deferral is in the form of Shares or cash.  If deferrals are in Shares, unless otherwise directed by the Board, such Shares, and any accumulated Dividend Equivalents, shall be delivered from this Plan upon such deferred payment date.  If deferrals are in cash, the cash proceeds of such Awards shall be transferred into the applicable non-qualified deferred compensation plan of the Participant’s Employer in the United States.

2.2                               Rules 5.6 and 5.7 shall also include the following language:

“If this 60-day period crosses two calendar years, the payment shall be made in the second year.”

2.3                               Rule 8.1 shall also include the following language:

“Any Awards that Vest and are subject to US Code Section 409A will be settled on the regularly scheduled Vesting dates (and in the case of PSUs, the normally scheduled post-Performance Period settlement date) to the extent necessary to avoid adverse taxation under US Code Section 409A.”

3                                         Corporate Events

Should the Board determine that adjustments be made to Awards under Rule 8, any such adjustments or modifications must be made in a manner which is consistent with the provisions of US Code Section 409A.

4                                         Code Section 409A

4.1                              Notwithstanding anything under the Plan to the contrary, to the extent applicable, it is intended that the Plan as it applies to Participants shall comply with the provisions of US Code Section 409A and the Plan and all applicable Awards be construed and applied in a manner consistent with this intent.  In furtherance thereof, in the case of United States participants, Termination of Employment must constitute a “separation from service” under US Code Section 409A.”  In addition, any amount constituting a

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“deferral of compensation” under Treasury Regulation Section 1.409A-1(b) that is payable to a Participant upon a separation from service of the Participant (within the meaning of Treasury Regulation Section 1.409A-1(h)) (other than due to the Participant’s death), occurring while the Participant shall be a “specified employee” (within the meaning of Treasury Regulation Section 1.409A-1(i)) of the Company (as limited by Code Sections 414(b), (c), (m) and (o)), shall not be paid until the earlier of:

(a)                                  the date that is six months following such separation from service; or

(b)                                  the date of the Participant’s death following such separation from service.

4.2                              Notwithstanding any provision of the Plan to the contrary, to the extent that an Award constituting a “deferral of compensation” subject to US Code Section 409A shall be deemed to be vested or restrictions lapse upon the occurrence of a Change of Control, and if such Change of Control does not constitute a “change in control event” (as defined in Treasury Regulation Section 1.409A-3(i)), then even though such Award may be deemed to be vested or restrictions lapse, payment will only be made to the extent necessary to comply with the provisions of US Code Section 409A, to the United States participant on the earliest of:

(a)                                the Participant’s separation from service, the date payment otherwise would have been made pursuant to the regular payment terms of the Award; or

(b)                                the Participant’s death.

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Schedule 2

Alcon LTIP Plan Switzerland

1                                         Application

When Awards under the Plan are to be granted, the Board may determine that this Schedule applies, in which case such Awards shall be subject to all the provisions of the Alcon Inc. Long Term Incentive Plan save as modified below.

2                                         Participant’s Entitlement to Elect the Award Type

Participants who are granted a share award under this Schedule 2, will have the choice to receive such an award in the form of either:

(a)                                 Restricted Stock award; or

(b)                                 Performance Stock Unit or Restricted Stock Unit award.

The Board may determine that Awards in the form of Restricted Stock may be subject to a mandatory blocking period (“Mandatory Blocking Period”).

Furthermore, the Board may offer Participants the opportunity to block Awards in the form of Restricted Stock after the expiry of the Mandatory Blocking Period (“Additional Blocking Period”).

The blocking choices and the terms of the blocking will be determined by the Board from time to time.

3                                         Termination of Employment

Rule 7 of the Alcon LTIP Plan shall apply save as modified as follows:

3.1                               General

(a)                                 If upon Termination of Employment the outstanding Restricted Stock are forfeited with immediate effect, no compensation is paid to the Participant for the loss of the Award.  In the event the applicable tax authorities decline to reimburse or compensate the personal income tax paid at the time of Award in respect of the forfeited Restricted Stock, the Company will compensate such cost on such basis as the Board may determine subject to receipt of such documentary proof as the Board may reasonably require.

(b)                                 No compensation will be paid for the forfeiture of Performance Stock Unit awards or Restricted Stock Unit awards.

3.2                               Termination of Employment — Effect on Blocking Periods

(a)                                 If Rules 7.3, 7.5 or 7.6 of the LTIP Plan apply, all Restricted Stock awards held by the Participant shall remain blocked until the end of the Mandatory Blocking Period and/ or, where applicable, the end of any Additional Blocking Period.

(b)                                 If a Participant terminates Employment as a result of his death or Disability, all Mandatory and Additional Blocking Periods shall cease to apply immediately.

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(c)                        No further Additional Blocking Periods shall be offered following Termination of Employment.

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David J. Endicott

Chief Executive Officer

As global leader in eye care, we have a significant responsibility to our shareholders to provide a fair return on their investment as well as increased value over time. Alcon associates, like you, continuously deliver outstanding products, services and solutions to help people see better and uphold our responsibility to provide consistent long-term success.

We have approved the Alcon Long Term Incentive Plan (the “Plan”), which allows us to recognize associates who contribute to the future growth and profitability of the Company. Pursuant to the terms of the Plan, I am pleased to inform you that you have been granted the Long Term Incentive Plan award detailed on the following pages!

Once you have read through the Grant Notice and the attached Restricted Stock Unit Award Agreement, you can accept or decline the award by following the appropriate link in your stock plan account. You are encouraged to print a copy of the materials from the web site for your records.

Congratulations on your award, and thank you for all that you continue to do to drive our success in mission to help people see better.

Sincerely,

David J. Endicott

Alcon Inc.

Long Term Incentive Plan

Grant Notice — Restricted Stock Unit Award

Participant:	[First Name / Surname]

Unique Employee ID:	[Employee ID]

Date of Award:	[dd/mm/yyyy]

Award:

An award of Restricted Stock Units giving the Participant a right to receive ordinary shares (the “Shares”) of Alcon Inc. (the “Company”) on or after the Vesting Date if certain vesting conditions are met.

Number of Restricted Stock Units Awarded:	[xxx]

Vesting Schedule:	[To be drafted based on contemplated vesting schedule]

Settlement of Award:	Shares (or cash as specified in the Plan and Restricted Stock Unit Award Agreement) will be transferred to the Participant as specified in the Award Agreement.

You are being granted an Award, under the Alcon Long Term Incentive Plan, of the above number of Restricted Stock Units.

If you wish to keep the Award, you must agree to the terms and conditions outlined in the following Restricted Stock Unit Award Agreement (including any Country-Specific Appendix A hereto).

By accepting the Award, you acknowledge and agree that the Award is subject to the substantive provisions of the Plan and the attached Restricted Stock Unit Award Agreement.

The Plan is available [Insert location].

You should note, however, that in the event of any conflict between the terms of this Grant Notice and the Plan, the Plan will prevail.

I HEREBY AGREE TO THE TERMS AND CONDITIONS SET FORTH IN THE PLAN, IN THIS GRANT NOTICE AND IN THE ATTACHED RESTRICTED STOCK UNIT AWARD AGREEMENT.

DATED [Date of Award]

Signed Electronically [First Name / Surname]

[Date stamp]

ATTACHMENT I

ALCON INC.

LONG TERM INCENTIVE PLAN

RESTRICTED STOCK UNIT AWARD AGREEMENT

Pursuant to the Award Grant Notice — Restricted Stock Units Award with a Date of Award of [Insert date] (the “Grant Notice”) and this Restricted Stock Unit Award Agreement (the “Agreement”) and in consideration of your services, Alcon Inc. (the “Company”) has awarded you a Restricted Stock Unit Award (the “Award”) under its Long Term Incentive Plan Adopted on April 9, 2019 (the “Plan”) for the number of Restricted Stock Units indicated in the Grant Notice.  Defined terms not explicitly defined in this Agreement or in the Grant Notice shall have the same meanings given to them in the Plan.  In the event of any conflict between the terms in this Agreement and the Plan, the terms of the Plan shall control.

The details of your Award, in addition to those set forth in the Grant Notice and the Plan, are as follows.

1.                                      GRANT OF THE AWARD.  Subject to adjustment and the terms and conditions as provided herein and in the Plan, this Award represents the right to be issued on a future date (i) one Share for each Restricted Stock Unit that becomes Vested, or (ii) as determined by the Board pursuant to Rule 5.10 of the Plan, an amount of cash per Restricted Stock Unit with a value equal to the Market Value of a Share that would have been transferred to the Participant with respect to such Vested portion of the Restricted Stock Unit.  This Award was granted in consideration of your services to the Company or a related entity.  Except as otherwise provided herein, you will not be required to make any payment to the Company (other than past or future services to the Company) with respect to your receipt of the Award, the Vesting of the Shares or the delivery of the underlying Shares.

2.                                      VESTING.  Subject to the limitations contained herein, your Award shall Vest as provided in the Grant Notice or as set forth in the Plan, including but not limited to the Rule 7 entitled “Special Termination Reasons” in the Plan and Rule 8 entitled “Corporate Events” in the Plan. [Insert any exceptions to the rules, if applicable.] Any Restricted Stock Units that have not Vested in accordance with such terms and conditions (including any release of claims requirements as set forth in the Plan) shall be forfeited upon the Termination of Employment, subject to the terms and conditions of the Plan, the Grant Notice and this Agreement.

For the avoidance of doubt and for purposes of this Award only, the date of your Termination of Employment will be deemed to occur as of the date determined by the Board (except, in certain circumstances at the sole discretion of the Company, to the extent you are on a Company-approved leave of absence) and will not be extended by any notice period or “garden leave” that may be required contractually or under applicable laws, unless otherwise determined by the Company in its sole discretion.

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3.                                      NUMBER OF RESTRICTED STOCK UNITS AND ORDINARY SHARES.

(a)                                 The Restricted Stock Units subject to your Award may be adjusted from time to time as determined by the Board for corporate events described in Rule 8 of the Plan.

(b)                                 Any additional Restricted Stock Units and any Shares, cash or other property that become subject to the Award pursuant to this Section 3 shall be subject, in a manner determined by the Board, to the same forfeiture restrictions, restrictions on transferability, and time and manner of delivery as applicable to the other Restricted Stock Units and Shares covered by your Award.

(c)                                  [If your Employment terminates as a result of Retirement and such Retirement occurs within one (1) year following the Grant Date, then the number of Restricted Stock Units subject to this Agreement that vest shall be adjusted proportionally for the time during such one (1) year period that you remained an employee of the Company based on the completed full months of Employment during the Performance Period, rounded down to the nearest whole Share. [For example, if you are granted 180 Restricted Stock Units and your Retirement occurs three months after the Grant Date, then only 15 Restricted Stock Units will vest (180 x 3/36) and the balance of the Restricted Stock Units would be cancelled. If your Employment terminates as a result of Retirement on or after the one (1) year anniversary of the Grant Date, no such adjustment will be made.] [Example to be modified based on length of performance period.]]

(d)                                 [If your Employment terminates as a result of one of the reasons set forth in Rule 7.5, then the number of Restricted Stock Units subject to this Agreement shall be adjusted proportionally for the time during the Performance Period that you remained an employee of the Company based on the completed full months of Employment during the Performance Period, rounded down to the nearest whole Share. [For example, if you are granted 180 Restricted Stock Units and your Employment terminates as a result of one of the reasons set forth in Rule 7.5, one year after the Grant Date, then only 120 Restricted Stock Units would vest (180 x 12/36) and the balance of the Restricted Stock Units would be cancelled.] [Example to be modified based on length of performance period.]]

(e)                                  Notwithstanding the provisions of this Section 3, no fractional Shares or rights for fractional Shares shall be created pursuant to this Section 3.  Any fraction of a Share (or payment of cash with respect thereto) will be rounded down to the nearest whole Share.

4.                                      TRANSFERABILITY.  Prior to the time that Shares have been delivered to you, you may not transfer, pledge, sell or otherwise dispose of the Shares in respect of your Award.  For example, you may not use Shares that may be issued in respect of your Restricted Stock Units as security for a loan, nor may you transfer, pledge, sell or otherwise dispose of such Shares.  This restriction on transfer will lapse upon delivery to you of Shares in respect of your vested Restricted Stock Units.  Your Award is not transferable, except by will or by the laws of descent and distribution, subject to applicable laws.  Notwithstanding the foregoing, by delivering written notice to the Company, in a form satisfactory to the Company, you may designate a third party who, in the event of your death, shall thereafter be entitled to receive any distribution of Shares pursuant to this Agreement and nothing shall bar the transfer of an award in the event of divorce if required by applicable law.

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5.                                      ISSUANCE OF SHARES.

(a)                                 Subject to the satisfaction of the Tax-Related Items set forth in Section 8 of this Agreement, in the event one or more Restricted Stock Units vests, the Company shall issue to you (i) one Share for each Restricted Stock Unit that vests, or (ii) as determined by the Board pursuant to Rule 5.10 of the Plan, an amount of cash per Restricted Stock Unit with a value equal to the Market Value of a Share that would have been transferred to you with respect to such vested portion of the Restricted Stock Unit.  All such Shares shall be settled as soon as practicable following the earlier of (i) the normally scheduled Vesting Date(s) or (ii) a Termination of Employment (but only to the extent the Award vests due to one of the “Special Termination Reasons” in Rule 7 of the Plan or otherwise) and in no event later than 60 days following the applicable event.  In addition, in the case of United States Participants if the 60-day period crosses two calendar years, the payment will be made in the second calendar year. In the case of United States Participants, such Termination of Employment must constitute a “separation from service” under Code Section 409A.

(b)                                 Any Shares issued to you may be in electronic form, at the election of the Company.

(c)                                  You understand and agree that, unless otherwise permitted by the Company, any cross-border cash remittance made to transfer proceeds received upon the sale of Shares must be made through a locally authorized financial institution or registered foreign exchange agency and may require you to provide to such entity certain information regarding the transaction.  Moreover, you understand and agree that the future value of the underlying Shares is unknown and cannot be predicted with certainty and may decrease in value.  You understand that neither the Company nor any subsidiary or affiliate is responsible for any foreign exchange fluctuation between local currency and the United States Dollar or the selection by the Company or any subsidiary or affiliate in its sole discretion of an applicable foreign currency exchange rate that may affect the value of the Award (or the calculation of income or Tax-Related Items thereunder).

6.                                      DIVIDENDS.  You shall receive no benefit or adjustment to your Award with respect to any cash dividend, stock dividend or other distribution that does not result from a corporate event described in Rule 8 of the Plan; provided, however, that this sentence shall not apply with respect to any Shares that are delivered to you in connection with your Award after such Shares have been delivered to you.

7.                                      RESTRICTIVE LEGENDS.  The Shares issued under your Award shall be endorsed with appropriate legends as determined by the Company.

8.                                      WITHHOLDING OBLIGATIONS.

(a)                                 As a condition to the grant, Vesting and settlement of this Award and (without limiting the scope of this Section 8) as further set forth in Rule 10.6 of the Plan, you hereby agree to make adequate provision for the satisfaction of (and will indemnify the Company and any subsidiary or affiliate for) any applicable taxes or tax withholdings, social contributions, required deductions, or other payments, if any (“Tax-Related Items”), which arise upon the grant, Vesting or settlement of this Award, ownership or disposition of Shares, receipt of dividends, if any, or otherwise in connection with this

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Award or the Shares, by withholding all or a portion of any Shares that otherwise would be issued to the Employee upon settlement of the vested Performance Units; provided that amounts withheld shall not exceed the amount necessary to satisfy the Company’s tax withholding obligations. Such withheld Shares shall be valued based on the applicable Fair Market Value on the trading day immediately before the applicable event giving rise to the Tax-Related Items. Furthermore, the Employee agrees to pay the Company or the Affiliate any Tax-Related Items that cannot be satisfied by the foregoing methods.  Regardless of any action the Company or any subsidiary or affiliate takes with respect to any or all applicable Tax-Related Items, you acknowledge and agree that the ultimate liability for all Tax-Related Items is and remains your responsibility and may exceed any amount actually withheld by the Company or any subsidiary or affiliate.  You further acknowledge and agree that you are solely responsible for filing all relevant documentation that may be required in relation to this Award or any Tax-Related Items (other than filings or documentation that is the specific obligation of the Company or any subsidiary or affiliate pursuant to applicable law), such as but not limited to personal income tax returns or reporting statements in relation to the grant, Vesting or settlement of this Award, the holding of Shares or any bank or brokerage account, the subsequent sale of Shares, and the receipt of any dividends.  You further acknowledge that the Company makes no representations or undertakings regarding the treatment of any Tax-Related Items and does not commit to and is under no obligation to structure the terms or any aspect of the Award to reduce or eliminate your liability for Tax-Related Items or achieve any particular tax result.  You also understand that applicable laws may require varying Share or Award valuation methods for purposes of calculating Tax-Related Items, and the Company assumes no responsibility or liability in relation to any such valuation or for any calculation or reporting of income or Tax-Related Items that may be required of you under applicable laws.  Further, if you have become subject to Tax-Related Items in more than one jurisdiction, you acknowledge that the Company or any subsidiary or affiliate may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

(b)                                 Unless the Tax-Related Items of the Company and/or any subsidiary or affiliate are satisfied and any other requirements or restrictions that may be imposed by the Company to comply with applicable laws or facilitate administration of the Plan are also satisfied, the Company shall have no obligation to deliver to you any Shares.  Furthermore, you understand that the applicable laws of the country in which you are residing or working at the time of grant, Vesting, and/or settlement of this Award (including any rules or regulations governing securities, foreign exchange, tax, labor or other matters) may restrict or prevent settlement of this Award, and neither the Company nor any subsidiary or affiliate assumes any liability in relation to this Award in such case.

(c)                                  In the event the Company’s obligation for Tax-Related Items arises prior to the delivery to you of Shares or it is determined after the delivery of Shares to you that the amount of the Company’s obligation for Tax-Related Items was greater than the amount withheld by the Company, you agree to indemnify and hold the Company harmless from any failure by the Company to withhold the proper amount.

9.                                      SECURITIES LAW COMPLIANCE.  You may not be issued any Shares or other Shares under your Award unless either (i) the Shares are registered under the U.S. Securities Act of 1933, as

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amended (the “Securities Act”); or (ii) the Company has determined that such issuance would be exempt from the registration requirements of the Securities Act. Your Award also must comply with other applicable laws and regulations governing the Award, and you will not receive such Shares if the Company determines that such receipt would not be in material compliance with such laws and regulations.

10.                               TAX CONSEQUENCES.  To the extent applicable, this Award is intended to comply with Code Section 409A, and if you are a “Specified Employee” (within the meaning set forth Section 409A(a)(2)(B)(i) of the Code) as of the date of your separation from service (within the meaning of Treasury Regulation Section 1.409A-1(h)), then the issuance of any Shares that would otherwise be made upon the date of the separation from service or within the first six months thereafter will not be made on the originally scheduled date(s) and will instead be issued in a lump sum on the date that is six months and one day after the date of the separation from service, with the balance of the Shares issued thereafter in accordance with the original Vesting and issuance schedule set forth above, but if and only if such delay in the issuance of the Shares is necessary to avoid the imposition of taxation on you in respect of the Shares under Code Section 409A; provided, however, that if you die prior to the day following the expiration of such six (6) month period, such six (6) month plus one day period shall be replaced by the date of the Company’s first regular payroll period following the date of your death.  Each installment of Shares that vests is intended to constitute a “separate payment” for purposes of Treasury Regulation Section 1.409A-2(b)(2). However, the Company has no duty or obligation to minimize the tax consequences to you of this Award and shall not be liable to you for any adverse tax consequences to you arising in connection with this Award.  You are hereby advised to consult with your own personal tax, financial and/or legal advisors regarding the tax consequences of this Award and by signing the Grant Notice, you have agreed that you have done so or knowingly and voluntarily declined to do so.

11.                               AWARD NOT A SERVICE CONTRACT.  Your Award is not an employment or service contract, and nothing in your Award will be deemed to create in any way whatsoever any obligation on your part to continue in the employ of the Company or a subsidiary or affiliate, or of the Company or a subsidiary or affiliate to continue your employment for any particular period of time.  In addition, nothing in your Award will obligate the Company or a subsidiary or affiliate, their respective shareholders, boards of directors, officers or employees to continue any relationship that you might have as a Director or Consultant for the Company or a subsidiary or affiliate. This Agreement shall not interfere in any way with the right of the Company or any subsidiary or affiliate to terminate your employment or service at any time, subject to applicable laws.

12.                               NATURE OF GRANT.  In accepting the grant of this Award, you acknowledge the following:

(a)                                 The Plan is established voluntarily by the Company, it is discretionary in nature and may be modified, amended, suspended or terminated by the Company at any time in accordance with the Plan.

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(b)                                 The grant of this Award is voluntary and occasional and does not create any contractual or other right to receive future grants of awards, or benefits in lieu of awards, even if awards have been granted repeatedly in the past.

(c)                                  All decisions with respect to any future awards, if any, will be at the sole discretion of the Company.

(d)                                 You are voluntarily participating in the Plan.

(e)                                  This Award and the Shares subject to this Award are extraordinary items that do not constitute compensation of any kind for services of any kind rendered to the Company or any subsidiary or affiliate and which, if you are an Employee, is outside the scope of your employment contract, if any.

(f)                                   This Award and the Shares subject to this Award are not intended to replace any pension rights or compensation and not part of normal or expected compensation or salary for any purpose, including, but not limited to, calculating any severance, resignation, termination, payment in lieu of notice, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments.

(g)                                 If you are an Employee, in the event that your employer is not the Company, this Agreement will not be interpreted to form an employment contract or relationship with the Company and, furthermore, the Award grant will not be interpreted to form an employment contract with your employer (“Employer”) or any subsidiary or affiliate of the Company.

(h)                                 In consideration of the grant of this Award, no claim or entitlement to compensation or damages shall arise from termination of the Award or diminution in value of the Award or any of the Shares acquired pursuant to the Award resulting from termination of your employment by the Company or your Employer or termination of service, as applicable (and for any reason whatsoever and whether or not in breach of contract or local labor laws), and you irrevocably release your Employer, the Company and its Subsidiaries, as applicable, from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by signing this Agreement, you shall be deemed to have irrevocably waived your entitlement to pursue such claim.

13.                                DATA PRIVACY.

(a)                                 You hereby explicitly and unambiguously consent to the collection, use and transfer, in electronic or other form, of your Personal Data (as described below) by and among, as applicable, the Company and any subsidiary or affiliate or third parties as may be selected by the Company, for the exclusive purpose of implementing, administering, and managing your participation in the Plan.  You understand that refusal or withdrawal of consent will affect your ability to participate in the Plan; without providing consent, you will not be able to participate in the Plan or realize benefits (if any) from the Award.

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(b)                                 You understand that the Company and any subsidiary or affiliate or designated third parties may hold personal information about you, including, but not limited to, your name, home address and telephone number, date of birth, social security or social insurance number or other identification number, salary, nationality, job title, any shares or directorships held in the Company or any subsidiary or affiliate, details of all Awards or Shares awarded, canceled, vested, unvested or outstanding in your favor (“Personal Data”).  You understand that Personal Data may be transferred to any subsidiary or affiliate or third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in the United States, your country, or elsewhere, and that the recipient’s country may have different data privacy laws and protections than your country. In particular, the Company may transfer Personal Data to the broker or stock plan administrator assisting with the Plan, to its legal counsel and tax/accounting advisor, and to the subsidiary or affiliate that is your employer and its payroll provider.

(c)                                  You should also refer to the appropriate employee and data privacy policies provided by Alcon from time to time for more information regarding the collection, use, storage, and transfer of your Personal Data.

14.                               APPENDIX A.  The Company reserves the right to impose other requirements on your participation in the Plan, on this Award and the Shares subject to this Award and on any other award or Shares acquired under the Plan, or take any other action, to the extent the Company determines it is necessary or advisable in order to comply with applicable laws or facilitate the administration of the Plan.  You agree to sign any additional agreement or undertaking that may be necessary to accomplish the foregoing.  Furthermore, you acknowledge that the applicable laws of the country in which you are residing or working at the time of grant, Vesting and settlement of the Award or the ownership or sale of Shares received pursuant to the Award (including any rules or regulations governing securities, foreign exchange, tax, labor, or other matters) may subject you to additional procedural or regulatory requirements that you are and will be solely responsible for and must fulfill.  Such requirements, and other general terms under the Plan and applicable to the Award, may be outlined in but are not limited to Appendix A (the “Appendix A”) attached hereto, which forms part of this Agreement.  Notwithstanding any provisions in this Agreement, the Award shall be subject to any special terms and conditions set forth in the Appendix A.  Moreover, if you work, reside, move to, or otherwise are or become subject to applicable laws or company policies of another jurisdiction at any time, certain country-specific notices, disclaimers and/or terms and conditions may apply to you as from the date of grant, unless otherwise determined by the Company in its sole discretion. The Appendix A constitutes part of this Agreement.

15.                               NOTICES.  Any notices provided for in your Award or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to you, five days after deposit in the [United States] [modify if other non-U.S. jurisdiction is applicable] mail, postage prepaid, addressed to you at the last address you provided to the Company.  Notwithstanding the foregoing, the Company may, in its sole discretion, decide to deliver any documents related to your current or future participation in the Plan, this Award, any Shares, or any

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other Company-related documents by electronic means.  By accepting this Award, whether electronically or otherwise, you hereby consent to receive such documents by electronic delivery and, if requested, to agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company, including but not limited to the use of electronic signatures or click-through electronic acceptance of terms and conditions.  To the extent you have been provided with a copy of this Agreement, the Plan, or any other documents relating to this Award in a language other than English, the English language documents will prevail in case of any ambiguities or divergences as a result of translation.

16.                               GOVERNING PLAN DOCUMENT AND LAW.  Your Award is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your Award, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan.  Except as expressly provided herein, in the event of any conflict between the provisions of your Award and those of the Plan, the provisions of the Plan shall control. The interpretation, performance and enforcement of this Agreement shall be governed by the laws of Switzerland, under express exclusion of any provisions of conflict of laws.  The Board may resolve conclusively all questions of fact or interpretation concerning this Agreement and has the authority to resolve any dispute of any kind that arises under or in connection with this Agreement. In the event a dispute escalates to require resolution by a court, the dispute will exclusively be resolved by the Courts of Fribourg, Switzerland.

17.                               VOTING RIGHTS; UNSECURED OBLIGATION.  You will not have voting or any other rights as a shareholder of the Company with respect to the Shares to be issued pursuant to this Award until such Shares are issued to you.  Your Award is unfunded, and as a holder of a vested Award, you shall be considered an unsecured creditor of the Company with respect to the Company’s obligation, if any, to issue Shares or other property pursuant to this Agreement.  Nothing contained in this Agreement, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind or a fiduciary relationship between you and the Company or any other person.

18.                               SEVERABILITY.  If all or any part of this Agreement or the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any portion of this Agreement or the Plan not declared to be unlawful or invalid. Any Section of this Agreement (or part of such a Section) so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

19.                               MISCELLANEOUS.

(a)                                 The rights and obligations of the Company under your Award shall be transferable to any one or more persons or entities, and all covenants and agreements hereunder shall inure to the benefit of, and be enforceable by the Company’s successors and assigns.

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(b)                                 You agree upon request to execute any further documents or instruments necessary or desirable in the sole determination of the Company to carry out the purposes or intent of your Award.

(c)                                  You hereby acknowledge receipt or the right to receive a document providing the information required by Rule 428(b)(1) promulgated under the Securities Act, which includes the Plan prospectus.  In addition, you acknowledge receipt of the Company’s policy permitting certain individuals to sell Shares only during certain “window” periods and the Company’s insider trading policy, in effect from time to time.  You acknowledge and agree that you have reviewed your Award in its entirety, have had an opportunity to obtain the advice of counsel prior to executing and accepting your Award, and fully understand all provisions of your Award.

(d)                                 You acknowledge and agree that you have reviewed your Award Agreement in its entirety, have had an opportunity to obtain the advice of counsel prior to executing and accepting your Award, and fully understand all provisions of your Award.

(e)                                  This Agreement shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

(f)                                   All obligations of the Company under the Plan and this Agreement shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

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Appendix A

ADDITIONAL GENERAL AND COUNTRY-SPECIFIC TERMS AND CONDITIONS

This Appendix A includes additional general and country-specific notices, disclaimers, and/or terms and conditions that apply to individuals who work or reside in the countries listed below and that may be material to your participation in the Plan.  Such notices, disclaimers, and/or terms and conditions may also apply, as from the date of grant, if you move to or otherwise are or become subject to the applicable laws or company policies of the country listed.  However, because foreign exchange regulations and other local laws are subject to frequent change, you are advised to seek advice from your own personal legal and tax advisor prior to accepting or exercising an Award or holding or selling Shares acquired under the Plan.  The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding your acceptance of the Award or participation in the Plan.  Unless otherwise noted below, capitalized terms shall have the same meaning assigned to them under the Plan, the Grant Notice and the Restricted Stock Unit Award Agreement (“Agreement”). This Appendix A forms part of the Agreement and should be read in conjunction with the Agreement and the Plan.

Securities Law Notice: Unless otherwise noted, neither the Company nor the Shares are registered with any local stock exchange or under the control of any local securities regulator outside the United States or Switzerland.  The Restricted Stock Unit Award Agreement (of which this Appendix A is a part), the Grant Notice, the Plan, and any other communications or materials that you may receive regarding participation in the Plan do not constitute advertising or an offering of securities outside the United States, and the issuance of securities described in any Plan-related documents is not intended for public offering or circulation in your jurisdiction.

European Union and Switzerland

Data Privacy. Where you are a resident of the EU or Switzerland, the following provision applies and supplements Section 13 of the Restricted Stock Unit Award Agreement:

You understand and acknowledge that:

•                  The data controller is the Company; queries or requests regarding your Personal Data should be made in writing to the Company’s representative relating to the Plan or Award matters, who may be contacted at: ask.comp@alcon.com or via postal mail to Alcon HR - Global Rewards Operations, 6201 South Freeway, Fort Worth, TX US 76134;

•                  The legal basis for the processing of Personal Data is that the processing is necessary for the performance of a contract to which you are a party (namely, the Grant Notice and Agreement);

•                  Personal Data will be held only as long as is necessary to implement, administer and manage your participation in the Plan;

•                  You may, at any time, access your Personal Data, request additional information about the storage and processing of Personal Data, require any necessary amendments to Personal Data without cost or exercise any other rights you may have in relation to your Personal Data under applicable law, including the right to make a complaint to an EU data protection regulator.

Argentina

Foreign Ownership and Exchange Restrictions. If your foreign-held assets, including Shares received under the Plan, exceed US $1 million, you may be subject to annual reporting to the Central Bank. Regardless of your foreign holdings, US dollar transactions must be conducted through a financial intermediary authorized by the Argentine Central Bank. US dollar proceeds from the sale of Shares by a participant, when remitted to Argentina, are subject to conversion to Argentine pesos at applicable exchange rates, as well as relevant regulations of the Central Bank. Depending on the amount, you may also be required to file certain documentation of the sale with the local bank or otherwise place the funds in a non-interest-bearing US dollar-denominated mandatory deposit account for a holding period of 365 days. As the foreign asset and exchange control regulations may change, it is your responsibility to comply with any applicable requirements. Please confirm the foreign exchange requirements with your local bank before any transfer of funds into or out of Argentina.

Australia	Settlement. Notwithstanding any discretion in the Plan, the Grant Notice or the Agreement to the contrary, settlement of the Award shall be in Shares and not, in whole or in part, in the form of cash.

Austria

Foreign Ownership Reporting. If you are an Austrian national who owns securities in foreign deposits, you must file an annual notification with the Austrian National Bank if the value of the securities in foreign deposits exceeds EUR 5 million or equivalent at the end of the year. If the value of these securities in foreign deposits exceeds EUR 30 million or equivalent at the end of a quarter, then these notifications shall be made quarterly.

Bangladesh

Exchange Control Information
All foreign exchange transactions must be carried out through an Authorized Dealer. Bangladeshi Residents who want to sell Shares issued by the Company, must first apply to Bangladesh Bank for prior permission and the application must be made through an Authorized Dealer. Further, you must repatriate any proceeds from the sale of Shares acquired under the Plan to Bangladesh unless otherwise permitted by the relevant authorities.

Belgium

Foreign Ownership Reporting. If you are a resident of Belgium, you will be required to submit an annual form declaring your income or assets (including Shares acquired under an employee share plan) held outside of Belgium to the National Bank of Belgium. The reporting should be completed prior to filing your annual Belgian income tax return.

Brazil

Foreign Ownership Reporting. If you are a resident of Brazil, you will be required to submit an annual declaration of assets and rights held outside of Brazil to the Central Bank of Brazil (“BACEN”) if the aggregate value of such assets and rights (including any restricted stock units, capital gain, dividends or profit attributable to such assets) is equal to or greater than US $100,000 or equivalent as of each December 31st. The reporting is done via an online form (“Declaração de Capitais Brasileiros no Exterior” or “DCBE”) and usually should be completed in April in relation to the prior fiscal year. Quarterly reporting is also required if the assets held abroad exceed US $100,000,000 or equivalent at the end of each quarter. However, please confirm the annual and quarterly reporting deadlines with BACEN, as they are periodically updated, and noncompliance is potentially subject to certain penalties.

Bulgaria

Foreign Ownership and Exchange Control Information. You will be required to file statistical forms with the Bulgarian National Bank by March 31st each year regarding your income in foreign bank accounts and any Shares held abroad if the total sum of all holdings is at least BGN 50,000 as of the previous calendar year-end. In addition, if you receive a payment related to the Plan in excess of BGN 100,000 into a bank account in Bulgaria, the local bank receiving the transfer of funds may for statistical purposes require you to provide certain information regarding the source of the income upon such transfer or within 30 days thereof. You should contact your bank in Bulgaria for additional information regarding these requirements.

Canada

Securities Law Notice. The security represented by the Award was issued pursuant to an exemption from the prospectus requirements of applicable securities legislation in Canada. You acknowledge that as long as the Company is not a reporting issuer in any jurisdiction in Canada, the Award and the underlying Shares will be subject to an indefinite hold period in Canada and subject to restrictions on their transfer in Canada. Subject to the terms and conditions of the Agreement and applicable securities laws, you are permitted to sell Shares acquired through the Plan through a designated broker appointed under the Plan, assuming the sale of such Shares takes place outside Canada via the stock exchange on which the Shares are traded.

Settlement in Shares Only. Notwithstanding any discretion in the Plan, the Grant Notice or Agreement to the contrary, settlement of the Award shall only be made in Shares issued by the Company from treasury and not, in whole or in part, in the form of cash or other consideration.

Employee Tax Treatment. For Canadian federal income tax purposes, the Award is intended to be treated as an agreement by the Company to sell or issue Shares to the Employee and, as such, is intended to be subject to the rules in section 7 of the Income Tax Act (Canada). Under those rules, the Employee will be considered to have received an employment benefit at the time of settlement of the vested Award equal to the full value of the Shares received, which amount will be taxed as employment income and will be subject to withholding at source.

Foreign Share Ownership Reporting. If you are a Canadian resident, your ownership of certain foreign property (including shares of foreign corporations) in excess of $100,000 may be subject to ongoing annual reporting obligations. Please refer to CRA Form T1135 (Foreign Income Verification Statement) and consult your tax advisor for further details.

Quebec: Consent to Receive Information in English. The following applies if you are a resident of Quebec: The parties acknowledge that it is their express wish that this Agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English. Les parties reconnaissent avoir exigé la redaction en anglais de cette convention, ainsi que de tous documents exécutés, avis donnés et procedures judiciaries intentées, directement ou indirectement, relativement à la présente convention.

Chile

Securities Law Information. Neither the Company nor the Shares are registered with the Chilean Registry of Securities or under the control of the Chilean Superintendency of Securities (“CMF”). This offer is being made as of the Grant Date described in this Agreement and is subject to Norma de Carácter General Rule No. 336 (“NCG 336”). Pursuant to General Rule 336, no public offering of securities is being made, and the Company is under no obligation to provide any disclosure or other information regarding the Shares in Chile. Note the Shares cannot be subject to public offering in Chile while they are not registered with the CMF.

Exchange Control Information. While there is uncertainty whether the acquisition of Shares under the Plan qualifies as an “investment” that would be subject to reporting under the foreign exchange regulations issued by the Central Bank of Chile, if the value of the Shares exceeds US$10,000, the Shares and transaction details generally should be communicated to the Central Bank of Chile within 10 days of the relevant transaction. You should complete Annex 1 of the Manual of Chapter XII of the Foreign Exchange Regulations and file it directly with the Central Bank. Further, if your aggregate investments held outside Chile exceeds US $5,000,000 (including Shares received under the Plan), you must report quarterly to the Central Bank. Annex 3.1 of Chapter XII of the Foreign Exchange Regulations must be used to file this report.

China

The following applies to employees in the People’s Republic of China:

Foreign Exchange Requirements and SAFE Conditions. Notwithstanding the “Vesting Schedule” set forth in the Grant Notice, please note that due to the current foreign exchange restrictions in the People’s Republic of China as overseen by the State Administration of Foreign Exchange (the “SAFE”), it is not possible for the Award to be settled in a legally compliant manner at this time. The noncompliant settlement of the Award, as well as subsequent actions concerning Shares underlying this Award and any sale proceeds, could potentially subject you and/or the Company and/or any subsidiary of the Company, or other affiliated entity to sanctions by the SAFE.

Therefore, in addition to the “Vesting Schedule” set forth in the Grant Notice, this Award may not be settled until after the following conditions (collectively, the “SAFE Conditions”) are met: 1) an initial public offering of the Company’s securities; 2) approval of the Plan and this Award are received from the SAFE; and 3) the completion or implementation of any other filings or administrative processes as may be required or imposed by the SAFE, the Company, or applicable laws.

This means that if the Award expires prior to the completion of such SAFE Conditions, you will not be permitted to settle the Award, including any vested portion. In such case, you will have no rights or interest in the Award or the Shares underlying the Award, nor will you be entitled to any compensation, amount, benefit, property, or securities in lieu of the ability to exercise the option or any interest in the Award.

In addition, the SAFE may require that you be an employee of the Company or a subsidiary of the Company for purposes of satisfying any continuous service status or other requirement under the SAFE Conditions at the time of Vesting or otherwise. However, this does not guarantee any right to employment, nor is the Company or any subsidiary of the Company obligated to provide for employment such that the SAFE Conditions can be fulfilled.

Furthermore, pursuant to “Other Requirements” clause of this Appendix A, other requirements or restrictions may also be imposed on you, the Award, or the Shares in order for the SAFE Conditions to be met and for the Award to otherwise comply with applicable laws. Such requirements or restrictions may include, but are not limited to, the forced sale of Shares, mandatory and immediate repatriation of any sale proceeds to China (through an account specifically designated and held by the Company or a subsidiary of the Company), foreign exchange conversions at a time or rate designated by the Company, special procedures for the withholding or payment of Tax-Related

Items, and/or certain reporting requirements.

Colombia

Foreign Ownership Reporting. Prior approval from a government authority is not required to hold foreign securities or to receive an equity award. However, if the value of foreign investments, including the value of any equity awards, equals or exceeds US $500,000, such investments must be registered with the Colombian Central Bank by June 30th of each year.

Colombian residents may hold foreign investments without any government approval. However, investments held abroad (including Shares) must be registered with the Central Bank of Colombia (Banco de la República) if the aggregate investments held by an individual (as of December 31 of the applicable calendar year) equal or exceed the equivalent of US $500,000. The Participant will need to register the foreign investment with the Central Bank only if the accumulated financial investments held abroad at the year-end are equal to or exceed the equivalent of US $500,000. The Participant must register by filing a Form No. 11 and submitting it to Señores, Banco de la República, Atn: Jefe Sección Inversiones, Departamento de Cambios Internacionales, Carrera 7 No. 14 - 18, Bogotá, Colombia by June 30 of the following year. Upon sale or other disposition of investments (including Shares) that have been registered with the Central Bank, the registration with the Central Bank must be cancelled no later than March 31 of the year following the sale or disposition (or a fine of up to 200% of the value of the infringing payment may apply).

Denmark

Employer Statement. If you are subject to the Danish Stock Option Act, your participation in the Plan is also subject to the Danish Employer Statement, which has been provided to you separately and may also be obtained by contacting ask.comp@alcon.com or via postal mail to Alcon HR - Global Rewards Operations, 6201 South Freeway, Fort Worth, TX US 76134. By accepting your grant, you acknowledge that you have received and agree to the Danish Employer Statement.

Foreign Account Reporting. Danish resident holders of non-Danish bank accounts or accounts with non-Danish brokers should submit certain forms to the Danish tax authorities:

Erklæring V regarding shares deposited with a non-Danish bank or broker (https://www.skat.dk/SKAT.aspx?oId=90030)
Erklæring K regarding money deposited with a non-Danish bank or broker (https://www.skat.dk/SKAT.aspx?oId=73344)

France

Foreign Ownership Reporting. Residents of France with foreign account balances in excess of EUR 1 million or its equivalent must report monthly to the Bank of France.

Consent to Receive Information in English. Participant confirms he or she has read and understands the documents relating to this grant (the Plan and this Agreement) which were provided to Participant in the English language. Participant accepts the terms of those documents accordingly. Vous confirmez avoir lu et compris les documents relatifs à cette attribution (le Plan et ce Contrat) qui vous ont été communiqués en langue anglaise. Vous en acceptez les termes en connaissance de cause.

No Tax Qualification. This grant is not intended to be a tax-qualified award and is not granted under any Sub-Plan for French tax purposes. Accordingly, the relevant Vesting and termination provisions will be as stated in the Plan, Grant Notice and Agreement.

Hong Kong

Securities Law Information. Warning: The RSUs and any Shares issued upon Vesting do not constitute a public offering of securities under Hong Kong law and are available only to employees of the Company and its affiliates. The Plan, the RSU Agreement, including this Addendum, and other incidental communication materials have not been prepared in accordance with and are not intended to constitute a “prospectus” for a public offering of securities under the applicable companies and securities legislation in Hong Kong and have not been registered with or authorized by any regulatory authority in Hong Kong, including the Securities and Futures Commission. This Plan, the Agreement, and the incidental communication materials are intended only for the personal use of each eligible Participant and not for distribution to any other persons. If you have any questions about any of the contents of the Plan, the Agreement, including this Addendum, or other incidental communication materials, you should obtain independent professional advice.

India

Repatriation Requirement. You shall take all reasonable steps to repatriate to India immediately all foreign exchange received by you as a consequence of your participation in Alcon’s Plan and in any case not later than 90 days from the date of sale of the Shares so acquired by you under the Plan. Further, you shall in no case take any action (or refrain from taking any action) that has the effect of:

(a)     Delaying the receipt by you of the whole or part of such foreign exchange; or

(b)     Eliminating the foreign exchange in whole or in part to be receivable by you.

Upon receipt or realization of the foreign exchange in India, including in relation to any dividend payments, you shall surrender the received or realized foreign exchange to an authorized person within a period of 180 days from the date of such receipt or realization, as the case may be. You will receive a foreign inward remittance certificate (“FIRC”) from the bank where you deposit the foreign currency. You should keep the FIRC received from the bank where foreign currency is deposited in the event that the Reserve Bank of India, Alcon or your employer requests proof of repatriation.

Indonesia

Exchange Control Information. If you remit proceeds from the sale of Shares into Indonesia, the Indonesian Bank through which the transaction is made will submit a report on the transaction to the Bank of Indonesia for statistical reporting purposes. For transactions of USD10,000 or more, a description of the transaction must be included in the report. Although the bank through which the transaction is made is required to make the report, you must complete a “Transfer Report Form.” The Transfer Report Form will be provided to you by the bank through which the transaction is made.

In addition, if you are an Indonesian resident, you may be required to provide the Indonesian Central Bank with information on foreign exchange activities. Indonesian residents may be subject to a monthly reporting obligation to the Bank of Indonesia which must be completed online through Bank of Indonesia’s website, no later than the 15th day of the following month. You should consult with your personal advisor to ensure that you are properly reporting your foreign exchange activities.

Ireland

Director Reporting. If you are a director or shadow director of the Company or related company, you may be subject to special reporting requirements with regard to the acquisition of Shares or rights over Shares. Please contact your personal legal advisor for further details if you are a director or shadow director.

Settlement. Notwithstanding any discretion in the Plan, the Grant Notice or the Agreement to the contrary, settlement of the Award shall be in Shares and not, in whole or in part, in the form of cash.

Israel

Responsibility for Tax. This Award will be subject to tax pursuant to the non-trustee route of Section 102(c) of the Israeli Income Tax Ordinance. If your employment is terminated, you will extend to the Company or the applicable affiliate a security or guarantee for the payment of Tax-Related Items due in respect of such Award as required under Section 102.

Italy

Data Privacy Consent. Pursuant to the GDPR (General Data Protection Regulation - EU No. 2016/679) and to Legislative Decree No. 196/2003, the Controller of personal data processing is Alcon AG, with registered offices at Rue Louis-d’Affry 6, 1701 Fribourg, Switzerland, and its Representative in Italy for privacy purposes is: Chiara Sellinger, Alcon Italia S.p.A., Viale Giulio Richard 1/B, Milano, IT I-20143. By accepting this Award, you agree to the following:

I understand that Personal Data processing related to the purposes specified above shall take place under automated or non-automated conditions, anonymously when possible, that comply with the purposes for which Data are collected and with confidentiality and security provisions as set forth by applicable laws and regulations, with specific reference to the GDPR (General Data Protection Regulation - EU No. 2016/679) and to Legislative Decree No. 196/2003.

The processing activity, including the communication and transfer of my Data abroad, including outside of the European Union, as herein specified and pursuant to applicable laws and regulations, does not require my consent thereto as the processing is necessary for the performance of contractual obligations related to the implementation, administration and management of the Plan. I understand that the use of my Data will be minimized where it is not necessary for the implementation, administration and management of the Plan. I further understand that, pursuant to Sections 12 to 21 of the GDPR, I have the right to, including but not limited to, (i) access, (ii) delete, (iii) update, and (iv) ask for rectification of my Data, as well as to request, from the Controller, the (v) restriction of processing concerning my Data or to (vi) object to processing, as well as the right to (vii) “data portability”. Furthermore, I am aware that my Data will not be used for direct marketing purposes.

Japan

Securities Acquisition Report. If you acquire Shares valued at more than ¥100,000,000 in a single transaction, you must file a Securities Acquisition Report with the Ministry of Finance (“MOF”) through the Bank of Japan within 20 days of the acquisition of the Shares.

Exit Tax. Please note that you may be subject to tax on your Award, even prior to Vesting, if you relocate from Japan if you (1) hold financial assets with an aggregate value of ¥100,000,000 or more upon departure from Japan and (2) maintained a principle place of residence (jusho) or temporary place of abode (kyosho) in Japan for 5 years or more during the 10-year period immediately prior to departing Japan. You should discuss your tax treatment with your personal tax advisor.

Kazakhstan

Exchange Control Information. Although Kazakh residents are no longer required to obtain a license from the National Bank of Kazakhstan before obtaining securities in foreign companies, you may be required to notify the National Bank of Kazakhstan if you acquire Shares under the Plan.

In addition, the Kazakh Law on Currency Regulation requires currency repatriation. Therefore, if you sell your Shares, you must transfer the proceeds to an account with a Kazakh bank. As the exchange control regulations in Kazakhstan may change without notice, you should consult a legal advisor prior to the Vesting of your Award as well as repatriating the proceeds from the sale of your Shares to ensure compliance with the regulations.

Malaysia

Securities Law Notice. The grant of the Company’s equity awards in Malaysia constitutes or relates to an ‘excluded offer,’ ‘excluded invitation,’ or ‘excluded issue’ pursuant to Section 229 and Section 230 of the CMSA, and as a consequence no prospectus is required to be registered with the Securities Commission of Malaysia. The award documents do not constitute and may not be used for the purpose of a public offering or an issue of, offer for subscription or purchase of, or invitation to subscribe for or purchase any securities requiring the registration of a prospectus with the Securities Commission in Malaysia under the CMSA.

Data Privacy. This provision supplements Section 13 of the Agreement:

You hereby explicitly, voluntarily and unambiguously consent to the collection, use and transfer, in electronic or other form, of your personal data as described in this Appendix A and any other Award grant materials by and among, as applicable, the Employer (if different from the Company), the Company or any third parties authorised by the same in assisting in the implementation, administration and management of your participation in the Plan.

You understand that the Company and the Employer (if different from the Company) may hold certain personal information about you, including, but not limited to, your name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any Shares or directorships held in the Company, the fact and conditions of your participation in the Plan, details of all Awards or any other entitlement to Shares awarded, cancelled, exercised, vested, unvested or outstanding in your favor (“Data”), for the exclusive purpose of implementing, administering and managing the Plan. The source of the Data is your Employer as well as information which you are providing to the Company and the Employer (if different from the Company) in connection with the Plan including this Appendix A.

You also authorize any transfer of Data, as may be required, to the Company’s broker or such other stock plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of the Plan and/or with whom any Shares acquired upon Vesting of the Award are deposited. You acknowledge that these recipients may be located in your country or elsewhere, and that the recipient’s country (e.g., the United States) may have different data privacy laws and protections to your country, which may not give the same level of protection to Data. You understand that you may request a list with the names and addresses of any potential recipients of Data by contacting your local human resources representative. You authorize the Company, its broker, and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing your participation in the Plan to receive, possess, use, retain and transfer Data, in electronic or other form, for the sole purpose of implementing, administering and managing your participation in the Plan. You understand that Data will be held only as long as is necessary to implement, administer and manage your participation in the Plan. You understand that you may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case, without cost, by contacting in writing your local representative at ask.comp@alcon.com. Further, you understand that you are providing the consents herein on a purely voluntary basis. If you do not consent, or if you later seek to revoke consent, your employment status or service and career with the Employer will not be adversely affected; the only adverse consequence of refusing or withdrawing consent is that the Company would not be able to grant future Awards or other equity awards to you or administer or maintain such awards. Therefore, you understand that refusing or withdrawing consent may affect your ability to participate in the Plan. For more information on the consequences of your refusal to consent or withdrawal of consent, you understand that you may contact your local representative.

Peserta dengan ini secara eksplisit, sukarela dan tanpa sebarang keraguan mengizinkan pengumpulan, penggunaan dan pemindahan, dalam bentuk elektronik atau lain-lain, data peribadinya seperti yang diterangkan dalam Lampiran A dan apa-apa bahan geran Unit Saham Terbatas oleh dan di antara, seperti mana yang terpakai, Majikan(jika berlainan daripada Syarikat), Syarikat dan Anak-anak Syarikat yang lain atau Syarikat Sekutunya atau mana-mana pihak ketiga yang diberi kuasa oleh yang sama dalam membantu dalam pelaksanaan, pentadbiran dan pengurusan penyertaan Peserta dalam Pelan.

Peserta memahami bahawa Syarikat dan Majikan(jika berlainan daripada Syarikat) mungkin memegang maklumat peribadi tertentu tentang Peserta, termasuk, tetapi tidak terhad kepada, nama Peserta, alamat rumah dan nombor telefon, tarikh lahir, nombor insurans sosial atau nombor pengenalan lain, gaji, kewarganegaraan, jawatan, apa-apa saham atau jawatan pengarah yang dipegang dalam Syarikat, fakta dan syarat-syarat mengenai penyertaan Peserta dalam Pelan, butir-butir tentang semua unit saham terbatas atau apa-apa hak lain untuk Saham yang dianugerahkan, dibatalkan, dilaksanakan, terletak hak, tidak diletak hak ataupun yang belum dijelaskan bagi faedah Peserta (“Data”), untuk tujuan ekslusif bagi melaksanakan, mentadbir dan menguruskan Pelan tersebut. Sumber Data adalah daripada Majikan

Peserta dan juga maklumat dimana Peserta berikan kepada Syarikat dan Majikan(jika berlainan daripada Syarikat) berhubung dengan Pelan tersebut termasuk Lampiran A ini.

Peserta juga memberi kuasa mengenai apa-apa pemindahan Data, yang mungkin diperlukan, kepada broker Syarikat atau pembekal perkhidmatan pelan saham yang mungkin dipilih oleh Syarikat pada masa depan, yang membantu Syarikat dengan pelaksanaan, pentadbiran dan pengurusan Pelan dan/atau dengan siapa sahaja Saham yang diperolehi semasa peletakan hak Unit Saham Terbatas didepositkan. Peserta mengakui bahawa penerima -penerima ini mungkin berada di negara Peserta atau mana-mana tempat lain, dan bahawa negara penerima (contohnya di Amerika Syarikat) mungkin mempunyai undang-undang privasi data dan perlindungan yang berbeza dengan negara Peserta, dimana tahap perlindungan Data mungkin tidak sama. Peserta memahami bahawa Peserta boleh meminta satu senarai yang mengandungi nama dan alamat penerima-penerima Data yang berpotensi dengan menghubungi wakil sumber manusia tempatan Peserta. Peserta memberi kuasa kepada Syarikat, brokernya, dan mana-mana penerima-penerima lain yang mungkin membantu Syarikat (pada masa sekarang atau pada masa depan) dengan melaksanakan, mentadbir dan mengurus penyertaan Peserta dalam Pelan untuk menerima, memiliki, menggunakan, mengekalkan dan memindahkan Data, dalam bentuk elektronik atau lain-lain, semata-mata dengan tujuan untuk melaksanakan, mentadbir dan menguruskan penyertaan Peserta dalam Pelan. Peserta memahami bahawa Data hanya akan disimpan untuk tempoh yang perlu bagi melaksanakan, mentadbir dan menguruskan penyertaan Peserta dalam Pelan. Peserta memahami bahawa dia boleh, pada bila-bila masa, melihat Data, meminta maklumat tambahan mengenai penyimpanan dan pemprosesan Data, meminta bahawa pindaan-pindaan dilaksanakan ke atas Data atau menolak atau menarik balik persetujuan dalam ini, dalam mana-mana kes, tanpa kos, dengan menghubungi secara bertulis wakil tempatan Pesertah ask.comp@alcon.com. Selanjutnya, Peserta memahami bahawa dia telah memberikan persetujuan di sini secara sukarela. Jika Peserta tidak bersetuju, atau jika Peserta kemudian membatalkan persetujuan, status pekerjaan atau perkhidmatan dan kerjaya Peserta dengan Majikan tidak akan terjejas; satu-satunya akibat buruk jika tidak bersetuju atau menarik balik persetujuan adalah bahawa Syarikat tidak akan dapat memberikan Unit Saham Terbatas atau anugerah ekuiti yang lain kepada Peserta pada masa hadapan atau mentadbir atau mengekalkan anugerah tersebut. Oleh itu, Peserta memahami bahawa keengganan atau penarikan balik persetujuan boleh menjejaskan keupayaan Peserta untuk mengambil bahagian dalam Pelan. Untuk maklumat lanjut mengenai akibat keengganan Peserta untuk memberikan persetujuan atau penarikan balik persetujuan, Peserta memahami bahawa dia boleh menghubungi wakil tempatannya.

Director Notification Obligation. If you are a director of the Company’s Malaysian subsidiary, you are subject to certain notification requirements under the Malaysian Companies Act. Among these requirements is an obligation to notify the Malaysian subsidiary in writing when you receive or dispose of an interest (e.g., an Award under the Plan or Shares) in the Company or any related company. Such notifications must be made within 14 days of receiving or disposing of any interest in the Company or any related company.

Mexico

Labor Law Acknowledgment. The invitation Alcon is making under the Plan is unilateral and discretionary and is not related to the salary and other contractual benefits granted to you by your employer; therefore, benefits derived from the Plan will not under any circumstance be considered as an integral part of your salary. Alcon reserves the absolute right to amend the Plan and discontinue it at any time without incurring any liability whatsoever. This invitation and, in your case, the acquisition of Shares does not, in any way, establish a labor relationship between you and Alcon, nor does it establish any rights between you and your employer.

La invitación que Alcon hace en relación con el Plan es unilateral, discrecional y no se relaciona con el salario y otros beneficios que recibe actualmente de su actual empleador, por lo que cualquier beneficio derivado del Plan no será considerado bajo ninguna circunstancia como parte integral de su salario. Por lo anterior, Alcon se reserva el derecho absoluto para modificar o terminar el mismo, sin incurrir en responsabilidad alguna. Esta invitación y, en su caso, la adquisición de acciones, de ninguna manera establecen relación laboral alguna entre usted y Alcon y tampoco genera derecho alguno entre usted y su empleador.

Pakistan

Foreign Ownership and Exchange Control Information. You are responsible for ensuring compliance with all foreign ownership and exchange control laws in Pakistan in relation to your participation in the Plan. In particular, your ownership of foreign shares, must be registered with the State Bank of Pakistan by completing and submitting Form V-96. Furthermore, you are required to immediately repatriate to Pakistan any cash received in relation to the Shares, including dividends (if any) or proceeds from the sale of the Shares. Under local law, such repatriation must be effectuated through authorized banking channels in Pakistan.

You should consult with your personal advisor to ensure that you are properly complying with the exchange control regulations.

Philippines

Securities Law Notice. This offering is subject to exemption from the requirements of registration with the Philippines Securities and Exchange Commission under Section 10.1 of the Philippines Securities Regulation Code. THE SECURITIES BEING OFFERED OR SOLD HAVE NOT BEEN REGISTERED WITH THE PHILIPPINES SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES REGULATION CODE. ANY FUTURE OFFER OR SALE THEREOF IS SUBJECT TO REGISTRATION REQUIREMENTS UNDER THE CODE UNLESS SUCH OFFER OR SALE QUALIFIES AS AN EXEMPT TRANSACTION.

Poland

Foreign Ownership Reporting. If you hold Shares acquired under the Plan or maintain a bank account abroad, you will have reporting duties to the National Bank of Poland. Specifically, if the aggregate value of Shares and cash held in such foreign accounts exceeds PLN 7,000,000, you must file reports on the transactions and balances of the accounts on a quarterly basis. Additional forms are required if you hold 10% or more of the voting rights in a foreign entity. You should consult with your personal legal advisor to determine what you must do to fulfill any applicable reporting duties.

Russia

Securities Law Information. This Appendix A, the Grant Notice, the Agreement, the Plan and all other materials that you may receive regarding participation in the Plan do not constitute advertising or an offering of securities in Russia. The issuance of securities pursuant to the Plan has not and will not be registered in Russia; hence, the securities described in any Plan-related documents may not be used for offering or public circulation in Russia. In no event will Shares be delivered to you in Russia; instead, all Shares acquired upon Vesting of the Award will be maintained on your behalf in the United States.

Exchange Control Information. As of January 2018, it should be permitted to deposit proceeds from the sale of Shares under the Plan in a US account. Nonetheless, there may still be restrictions on receiving funds into a non-Russian bank or brokerage account, and noncompliance with Russian exchange control rules, if applicable, may be subject to administrative sanction and fines. Therefore, it may be advisable, within a reasonably short time after sale of the Shares acquired under the Plan, for you to repatriate the sale proceeds to a personal bank account in Russia. You are responsible for ensuring compliance with all currency control laws in Russia in relation to participation in the Plan; note that your foreign accounts may also be subject to reporting to the Russian tax or banking authorities.

Singapore

Securities Law Notice. This offer and Shares to be issued hereunder shall be made available only to an employee of the Company or its subsidiary, in reliance on the prospectus exemption set out in Section 273(1)(f) of the Securities and Futures Act (Chapter 289) of Singapore (“the “SFA”) and is not made with a view to the Shares so issued being subsequently offered for sale or sold to any other party in Singapore. You understand and acknowledge that this Agreement and/or any other document or material in connection with this offer and the Shares thereunder have not been and will not be lodged, registered or reviewed by the Monetary Authority of Singapore. Any and all Shares to be issued hereunder shall therefore be subject to the general resale restriction under Section 257 of the SFA, and you undertake not to make any subsequent sale in Singapore, or any offer of sale in Singapore, of any of the Shares (received upon Vesting of this offer), unless that sale or offer in Singapore is made pursuant to the exemptions under Part XIII Division (1) Subdivision (4) other than Section 280 of the SFA.

Director Reporting. If you are a director or shadow director of the Company or a subsidiary of the Company, you may be subject to special reporting requirements with regard to the acquisition of Shares or rights over Shares. Please contact your personal legal advisor for further details if you are a director or shadow director.

Exit Tax / Deemed Exercise Rule. If you have received an Award in relation to your employment in Singapore, please note that if, prior to the Vesting of your Award, you are (1) a permanent resident of Singapore and leave Singapore permanently or are transferred out of Singapore; or (2) neither a Singapore citizen nor permanent resident and either cease employment in Singapore or leave Singapore for any period exceeding 3 months, you will likely be taxed on your unvested Award on a “deemed exercise” basis, even though your Award has not yet vested. You should discuss your tax treatment with your personal tax advisor.

South Africa

Securities Law Notice

This is an offer of Restricted Stock Units (“RSUs”) over Shares in Alcon Inc. (“Alcon”). You have been provided full particulars of the nature of the Award with this offer, but the relevant documents may also be accessed here:

•                  The Plan — [Insert URL];

•                  The Plan Prospectus — [Insert URL] [(login required)]; and

•                  The Agreement (of which this Addendum is a part) — [Insert URL] [(login required)].

Participation in the Plan and acquiring Shares in Alcon carries inherent risks. You should carefully consider these risks in light of your investment objectives and personal circumstances. Any advice given to you in connection with the RSUs is general advice only. It does not take into account the objectives, financial situation and needs of any particular person. No financial product advice is provided in the documentation relating to the Plan and nothing in the documentation should be taken to constitute a recommendation or statement of opinion that is intended to influence you in making a decision to participate in the Plan.

Alcon Shares give you a stake in the ownership of Alcon. You may receive a return if dividends or dividend equivalents are paid. If Alcon runs into financial difficulties and is wound up, shareholders will only be paid after all creditors have been paid. You may lose some or all of your Share value.

In particular, Alcon’s most recent Annual Report (Form 20-F) is available to you at https://investor.alcon.com (“Investor Relations”) and includes information about Alcon’s business and its recent profit history. Any material changes to this information are disclosed on Form 6-K filings, which will also be available to you on the Investor Relations site

Sale Reporting and Liability for Taxes

By accepting the Award, you agree that, immediately upon Vesting of the Award, you will notify the Company and your employer of the amount of any gain realized. If you fail to advise the Company and your employer of the gain realized upon Vesting, you may be liable for a fine. You will be solely responsible for paying any difference between the actual tax liability and the amount withheld by the Company or your employer.

Exchange Control Information

Any cross-border fund transfers you make, e.g., to purchase Shares (if applicable) or to receive proceeds from the sale of any Shares, are subject to the requirements of the South African Reserve Bank (the “SARB”).  Assuming you are a taxpayer in good standing and over the age of 18 years, you are allowed certain foreign investment allowances and to partake in share incentive or share option schemes offered by foreign parent companies.  However, you may be required to complete certain forms for the SARB, the tax authorities, and/or the Authorized Dealer at your commercial bank, or certain other approvals may be required. Please note that the Company is not responsible for obtaining or completing any such forms or approvals on your behalf.

Spain

Foreign Ownership Reporting. If you are a Spanish resident, your acquisition, purchase, ownership, and/or sale of foreign-listed stock may be subject to ongoing annual reporting obligations with the Dirección General de Politica Comercial e Inversiones Exteriores (“DGPCIE”) of the Ministerio de Economia, the Bank of Spain, and/or the tax authorities. These requirements change periodically, so you should consult your personal advisor to determine the specific reporting obligations.

Currently, you must declare the acquisition of Shares to DGPCIE for statistical purposes. You must also declare the ownership of any Shares to the DGPCIE each January while the Shares are owned. The relevant forms are Form D6 and, depending on the amount of assets, Form D8.

In addition, if you perform transactions with non-Spanish residents or hold a balance of assets and liabilities with foreign parties higher than EUR 1,000,000, you may be required to report such transactions and accounts to the Bank of Spain. The frequency (monthly, quarterly or annually) of the notification will vary depending on the total value of the transactions or the balance of assets and liabilities.

If you hold assets or rights outside of Spain (including Shares acquired under the Plan), you may also have to file Form 720 with the tax authorities, generally if the value of your foreign investments exceeds €50,000. Please note that reporting requirements are based on what you have previously disclosed and the increase in value and the total value of certain groups of foreign assets.

Taiwan

Foreign Exchange Restrictions. You may convert foreign currency (including proceeds from the sale of Shares) into NTD for inward remittance to Taiwan or convert NTD into foreign currency for outward remittance from Taiwan of up to US $5,000,000 per year. If this threshold is exceeded, you may be required to apply for an approval from the Central Bank of China (“CBC”). In the event that the remittance amount is US $500,000 or more, you may be required to provide supporting documentation to the satisfaction of the remitting bank.  Please also note that if the conversion amount is NT $500,000 or more in a single transaction, it should be declared on a CBC-prescribed form, but this is typically a standard procedure managed by the local bank handling the transaction. The above monetary limits do not apply to the extent you retain USD in your foreign currency account at a bank in Taiwan.

Thailand

Foreign Exchange Information. Dividends and sale proceeds under $50,000 may be retained in your individual account in the United States.  Please note that dividends (if any) received from foreign stock and all proceeds from the sale of such stock exceeding $50,000 in value must be remitted to Thailand immediately and must then be deposited or converted into Thai Baht with a commercial bank in Thailand within 360 days of receipt in Thailand, according to Ministerial Regulation No. 26 and the relevant notifications issued under the Currency Exchange Control Act.  If the dividends or sale proceeds total $50,000 or more, you will be required to comply with the relevant requirements of the Bank of Thailand, for example, to provide information regarding the source of such income to the authorized bank. If you do not comply with this obligation, you may be subject to penalties assessed by the Bank of Thailand.

Turkey

Foreign Ownership and Exchange Control Information. Any cross-border fund transfers you make, e.g., to purchase Shares or to receive proceeds from the sale of any Shares, are subject to the requirements of the Central Bank of the Republic of Turkey.

Under certain circumstances, you may be required to report the acquisition, ownership, or disposal of Shares under the Plan to the Ministry of Economy and Undersecretariat for the Treasury within 3 months following such acquisition or disposal, and to the Ministry of Economy by updating the information and explanations on the notification form within 3 months following each calendar year.

You should consult with your personal advisor to ensure that you are properly complying with the exchange control regulations.

Ukraine

Foreign Account and Exchange Control Information. Ukrainian citizens and qualified foreign nationals who are treated as residents of Ukraine for currency regulation purposes should be able to open and maintain accounts abroad for purposes of participating in the Plan. However, it is your responsibility to confirm and comply with all requirements imposed by the National Bank of Ukraine.

United Arab Emirates	Settlement. Notwithstanding any discretion in the Plan or the Agreement to the contrary, settlement of the Award shall be in cash and not, in whole or in part, in the form of Shares.

United Kingdom

Settlement. Notwithstanding any discretion in the Plan or the Agreement to the contrary, settlement of the Award shall be in Shares and not, in whole or in part, in the form of cash.

Withholding of Tax.  The following supplements Section 8 of the Agreement: If payment or withholding of the Tax-Related Items is not made within ninety (90) days of the end of the UK tax year in which the event giving rise to the Tax-Related Items occurs (the “Due Date”) or such other period specified in Section 222(1)(c) of the U.K. Income Tax (Earnings and Pensions) Act 2003, the amount of any uncollected Tax-Related Items will constitute a loan owed by you to the Employer, effective on the Due Date.  You agree that the loan will bear interest at the then-current Official Rate of Her Majesty’s Revenue and Customs (“HMRC”), it will be immediately due and repayable, and the Company or the Employer may recover it at any time thereafter by any of the means referred to in Section 8 of the Agreement.  Notwithstanding the foregoing, if you are a director or executive officer of the Company (within the meaning of Section 13(k) of the U.S. Securities and Exchange Act of 1934, as amended), you will not be eligible for such a loan to cover the Tax-Related Items.  In the event that you are a director or executive officer and the Tax-Related Items are not collected from or paid by you by the Due Date, the amount of any uncollected Tax-Related Items will constitute a benefit to you on which additional income tax and national insurance contributions will be payable.  You will be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime.

HMRC National Insurance Contributions.  The following supplements Section 8 of the Agreement: You agree that:

(a)              Tax-Related Items within Section 8 of the Agreement shall include any secondary class 1 (employer) National Insurance Contributions that:

(i)      any employer (or former employer) of yours is liable to pay (or reasonably believes it is liable to pay); and

(ii)     may be lawfully recovered from you; and

(b)              if required to do so by the Company (at any time when the relevant election can be made) you shall:

(i)      make a joint election (with the employer or former employer) in the form provided by the Company to transfer to you the whole or any part of the employer’s liability that falls within Section 8 of the Agreement; and

(ii)     enter into arrangements required by HM Revenue & Customs (or any other tax authority) to secure the payment of the transferred liability.

Vietnam	Settlement. Notwithstanding any discretion in the Plan or the Agreement to the contrary, settlement of the Award shall be in cash and not, in whole or in part, in the form of Shares.

David J. Endicott

Chief Executive Officer

As global leader in eye care, we have a significant responsibility to our shareholders to provide a fair return on their investment as well as increased value over time. Alcon associates, like you, continuously deliver outstanding products, services and solutions to help people see better and uphold our responsibility to provide consistent long-term success.

We have adopted the Alcon Long Term Incentive Plan (the “Plan”), which allows us to recognize associates who contribute to the future growth and profitability of the Company. Pursuant to the terms of the Plan, I am pleased to inform you that you have been granted the Long Term Incentive Plan award detailed on the following pages!

Once you have read through the Grant Notice and the attached Performance Stock Unit Award Agreement, you can accept or decline the award by following the appropriate link in your stock plan account. You are encouraged to print a copy of the materials from the web site for your records.

Congratulations on your award and thank you for all that you continue to do to drive our success in mission to help people see better.

Sincerely,

David J. Endicott

Alcon Inc.

Long Term Incentive Plan

Grant Notice — Performance Stock Unit Award

Participant:	[First Name / Surname]

Unique Employee ID:	[Employee ID]

Date of Award:	[dd/mm/yyyy]

Award:

An award of Performance Stock Units giving the Participant a right to receive ordinary shares (the “Shares”) of Alcon Inc. (the “Company”) on or after the Vesting Date if certain Performance Conditions are met.

Number of Target Performance Stock Units Awarded:	[xxx]

Performance Period:	[dd/mm/yyyy] - [dd/mm/yyyy]

Vesting Conditions and Performance Conditions:

[Appendix B hereto sets out the performance condition(s) (each, a “Performance Condition”) which are to be used to determine the satisfaction of the Vesting Condition[s] governing the Award. The achievement of the Performance Condition(s) will be measured over the Performance Period. Such Performance Conditions and the extent to which they have been achieved shall be determined by the Board of Directors of the Company or a committee appointed by such Board, in its sole discretion. Appendix B will be separately provided by the Company to the Participant listed above.

The number of Shares to be earned under this Award will be based on achievement of the Performance Conditions [between threshold and target, or between target and maximum, as determined in accordance with the applicable performance curve(s) set forth in Appendix B hereto.]]

Settlement of Award:	Shares (or cash as specified in the Plan and Performance Stock Unit Award Agreement) will be transferred to the Participant as specified in the Award Agreement.

You are being granted an Award, under the Alcon Long Term Incentive Plan, of the above number of Performance Stock Units.

If you wish to keep the Award, you must agree to the terms and conditions outlined in the following Performance Stock Unit Award Agreement (including any Country-Specific Appendix A hereto).

By accepting the Award, you acknowledge and agree that the Award is subject to the substantive provisions of the Plan and the attached Performance Stock Unit Award Agreement.

The Plan is available [Insert location].

You should note, however, that in the event of any conflict between the terms of this Grant Notice and the Plan, the Plan will prevail.

I HEREBY AGREE TO THE TERMS AND CONDITIONS SET FORTH IN THE PLAN, IN THIS GRANT NOTICE AND IN THE ATTACHED PERFORMANCE STOCK UNIT AWARD AGREEMENT.

DATED [Date of Award]

Signed Electronically [First Name / Surname]

[Date stamp]

ATTACHMENT I

ALCON INC.

LONG TERM INCENTIVE PLAN

PERFORMANCE STOCK UNIT AWARD AGREEMENT

Pursuant to the Award Grant Notice — Performance Stock Units Award with a Date of Award of [Insert date] (the “Grant Notice”) and this Performance Stock Unit Award Agreement (the “Agreement”) and in consideration of your services, Alcon Inc. (the “Company”) has awarded you a Performance Stock Unit Award (the “Award”) under its Long Term Incentive Plan Adopted on April 9, 2019 (the “Plan”) for the number of Performance Stock Units indicated in the Grant Notice.  Defined terms not explicitly defined in this Agreement or in the Grant Notice shall have the same meanings given to them in the Plan.  In the event of any conflict between the terms in this Agreement and the Plan, the terms of the Plan shall control.

The details of your Award, in addition to those set forth in the Grant Notice and the Plan, are as follows.

1.                                      GRANT OF THE AWARD.  Subject to adjustment and the terms and conditions as provided herein and in the Plan, this Award represents the right to be issued on a future date (i) one Share for each Performance Stock Unit that becomes Vested, or (ii) as determined by  the Board pursuant to Rule 5.10 of the Plan, an amount of cash per Performance Stock Unit with a value equal to the Market Value of a Share that would have been transferred to the Participant with respect to such Vested portion of the Performance Stock Unit.  This Award was granted in consideration of your services to the Company or a related entity.  Except as otherwise provided herein, you will not be required to make any payment to the Company (other than past or future services to the Company) with respect to your receipt of the Award, the Vesting of the Shares or the delivery of the underlying Shares.

2.                                      VESTING.  Subject to the limitations contained herein, your Award shall Vest as provided in the Grant Notice or as set forth in the Plan, including but not limited to the Rule 7 entitled “Special Termination Reasons” in the Plan and Rule 8 entitled “Corporate Events” in the Plan. [Insert any exceptions to the rules, if applicable.] For the avoidance of doubt, in the event of death or Disability, all Performance Stock Units will vest at the target amount and all Performance Conditions will be deemed satisfied.   Any Performance Stock Units that have not Vested in accordance with such terms and conditions of shall be forfeited upon the Termination of Employment, subject to the terms and conditions of the Plan, the Grant Notice and this Agreement.

For the avoidance of doubt and for purposes of this Award only, the date of your Termination of Employment will be deemed to occur as of the date determined by the Board (except, in certain circumstances at the sole discretion of the Company, to the extent you are on a Company-approved leave of absence) and will not be extended by any notice period or “garden leave” that may be required

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contractually or under applicable laws, unless otherwise determined by the Company in its sole discretion.

3.                                      NUMBER OF PERFORMANCE STOCK UNITS AND ORDINARY SHARES.

(a)                                 The Performance Stock Units subject to your Award may be adjusted from time to time as determined by the Board for corporate events described in Rule 8 of the Plan.

(b)                                 Any additional Performance Stock Units and any Shares, cash or other property that become subject to the Award pursuant to this Section 3 shall be subject, in a manner determined by the Board, to the same forfeiture restrictions, restrictions on transferability, and time and manner of delivery as applicable to the other Performance Stock Units and Shares covered by your Award.

(c)                                  [If your Employment terminates as a result of Retirement and such Retirement occurs within one (1) year following the Grant Date, then the number of Performance Stock Units subject to this Agreement that vest based on the satisfaction of the Performance Conditions set forth in the Grant Notice shall be adjusted proportionally for the time during such one (1) year period that you remained an employee of the Company based on the completed full months of Employment during the Performance Period, rounded down to the nearest whole Share. [For example, if you are granted 180 Performance Stock Units and your Retirement occurs three months after the Grant Date, and 180 Performance Stock Units would have vested based on the satisfaction of the Performance Conditions, then only 15 Performance Stock Units will vest (180 x 3/36) and the balance of the Performance Stock Units would be cancelled. If your Employment terminates as a result of Retirement on or after the one (1) year anniversary of the Grant Date, no such adjustment will be made.] [Example to be modified based on length of performance period.]]

(d)                                 [If your Employment terminates as a result of one of the reasons set forth in Rule 7.5, then the number of Performance Stock Units subject to this Agreement that vest based on the satisfaction of the Performance Conditions set forth in the Grant Notice shall be adjusted proportionally for the time during the Performance Period that you remained an employee of the Company based on the completed full months of Employment during the Performance Period, rounded down to the nearest whole Share. [For example, if you are granted 180 Performance Stock Units and your Employment terminates as a result of one of the reasons set forth in Rule 7.5, one year after the Grant Date and 180 Performance Stock Units would have vested based on the satisfaction of the Performance Conditions, then only 120 Performance Stock Units would vest (180 x 12/36) and the balance of the Performance Stock Units would be cancelled.] [Example to be modified based on length of performance period.]]

(e)                                  Notwithstanding the provisions of this Section 3, no fractional shares or rights for fractional Shares shall be created pursuant to this Section 3.  Any fraction of a Share (or payment of cash with respect thereto) will be rounded down to the nearest whole Share.

4.                                      TRANSFERABILITY.  Prior to the time that Shares have been delivered to you, you may not transfer, pledge, sell or otherwise dispose of the Shares in respect of your Award.  For example, you may not use Shares that may be issued in respect of your Performance Stock Units as security for a

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loan, nor may you transfer, pledge, sell or otherwise dispose of such Shares.  This restriction on transfer will lapse upon delivery to you of Shares in respect of your vested Performance Stock Units.  Your Award is not transferable, except by will or by the laws of descent and distribution, subject to applicable laws.  Notwithstanding the foregoing, by delivering written notice to the Company, in a form satisfactory to the Company, you may designate a third party who, in the event of your death, shall thereafter be entitled to receive any distribution of Shares pursuant to this Agreement and nothing shall bar the transfer of an award in the event of divorce if required by applicable law..

5.                                      ISSUANCE OF SHARES.

(a)                                 Subject to the satisfaction of the Tax-Related Items set forth in Section 8 of this Agreement, in the event one or more Performance Stock Units vests, the Company shall issue to you (i) one Share for each Performance Stock Unit that vests, or (ii) as determined by the Board pursuant to Rule 5.8 of the Plan, an amount of cash per Performance Stock Unit with a value equal to the Market Value of a Share that would have been transferred to you with respect to such vested portion of the Performance Stock Unit.  All such Shares shall be settled as soon as practicable following the earlier of (i) a Termination of Employment due to death or Disability or (ii) the end of the Performance Period but in no event later than 60 days following the applicable event.  In addition, in the case of United States Participants if the 60-day period crosses two calendar years, the payment will be made in the second calendar year. In the case of United States Participants, any Termination of Employment that is due to one of the “Special Termination Reasons” in Rule 7 must constitute a “separation from service” under Code Section 409A.

(b)                                 Any Shares issued to you may be in electronic form, at the election of the Company.

(c)                                  You understand and agree that, unless otherwise permitted by the Company, any cross-border cash remittance made to transfer proceeds received upon the sale of Shares must be made through a locally authorized financial institution or registered foreign exchange agency and may require you to provide to such entity certain information regarding the transaction.  Moreover, you understand and agree that the future value of the underlying Shares is unknown and cannot be predicted with certainty and may decrease in value.  You understand that neither the Company nor any subsidiary or affiliate is responsible for any foreign exchange fluctuation between local currency and the United States Dollar or the selection by the Company or any subsidiary or affiliate in its sole discretion of an applicable foreign currency exchange rate that may affect the value of the Award (or the calculation of income or Tax-Related Items thereunder).

6.                                      DIVIDENDS.  If a cash dividend is declared on the Shares of the Company, you will be credited with a dividend equivalent in an amount of cash equal to the product of (x) the number of Performance Stock Units held by you as of the dividend record date and (y) the amount of the cash dividend paid per Share.  Such dividend equivalent shall be paid if and when the underlying Performance Stock Units vest and are settled.  If a Share dividend is declared on the Shares, you will be credited with a dividend equivalent in an amount of Shares equal to the product of (x) the number

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of Performance Stock Units held by you as of the dividend record date and (y) the amount of the Share dividend distributed per Share.  Such dividend equivalents shall be settled if and when the underlying Performance Stock Units vest and are settled, rounded down to the nearest whole Share.  Dividend equivalents shall not accrue interest prior to the date of payment or settlement, as applicable.  For purposes of clarity, no dividend equivalents shall be credited with respect to any Performance Stock Units that are settled or terminated prior to the applicable dividend record date.

7.                                      RESTRICTIVE LEGENDS.  The Shares issued under your Award shall be endorsed with appropriate legends as determined by the Company.

8.                                      WITHHOLDING OBLIGATIONS.

(a)                                 As a condition to the grant, Vesting and settlement of this Award and (without limiting the scope of this Rule 8) as further set forth in Rule 10.6 of the Plan, you hereby agree to make adequate provision for the satisfaction of (and will indemnify the Company and any subsidiary or affiliate for) any applicable taxes or tax withholdings, social contributions, required deductions, or other payments, if any (“Tax-Related Items”), which arise upon the grant, Vesting or settlement of this Award, ownership or disposition of Shares, receipt of dividends, if any, or otherwise in connection with this Award or the Shares, by withholding all or a portion of any Shares that otherwise would be issued to the Employee upon settlement of the vested Performance Units; provided that amounts withheld shall not exceed the amount necessary to satisfy the Company’s tax withholding obligations. Such withheld Shares shall be valued based on the applicable Fair Market Value on the trading day immediately before the applicable event giving rise to the Tax-Related Items. Furthermore, the Employee agrees to pay the Company or the Affiliate any Tax-Related Items that cannot be satisfied by the foregoing methods. Regardless of any action the Company or any subsidiary or affiliate takes with respect to any or all applicable Tax-Related Items, you acknowledge and agree that the ultimate liability for all Tax-Related Items is and remains your responsibility and may exceed any amount actually withheld by the Company or any subsidiary or affiliate.  You further acknowledge and agree that you are solely responsible for filing all relevant documentation that may be required in relation to this Award or any Tax-Related Items (other than filings or documentation that is the specific obligation of the Company or any subsidiary or affiliate pursuant to applicable law), such as but not limited to personal income tax returns or reporting statements in relation to the grant, Vesting or settlement of this Award, the holding of Shares or any bank or brokerage account, the subsequent sale of Shares, and the receipt of any dividends.  You further acknowledge that the Company makes no representations or undertakings regarding the treatment of any Tax-Related Items and does not commit to and is under no obligation to structure the terms or any aspect of the Award to reduce or eliminate your liability for Tax-Related Items or achieve any particular tax result.  You also understand that applicable laws may require varying Share or Award valuation methods for purposes of calculating Tax-Related Items, and the Company assumes no responsibility or liability in relation to any such valuation or for any calculation or reporting of income or Tax-Related Items that may be required of you under applicable laws.  Further, if you have become subject to Tax-Related Items in more than one jurisdiction, you acknowledge that the Company or any subsidiary or affiliate may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

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(b)                                 Unless the Tax-Related Items of the Company and/or any subsidiary or affiliate are satisfied and any other requirements or restrictions that may be imposed by the Company to comply with applicable laws or facilitate administration of the Plan are also satisfied, the Company shall have no obligation to deliver to you any Shares.  Furthermore, you understand that the applicable laws of the country in which you are residing or working at the time of grant, Vesting, and/or settlement of this Award (including any rules or regulations governing securities, foreign exchange, tax, labor or other matters) may restrict or prevent settlement of this Award, and neither the Company nor any subsidiary or affiliate assumes any liability in relation to this Award in such case.

(c)                                  In the event the Company’s obligation for Tax-Related Items arises prior to the delivery to you of Shares or it is determined after the delivery of Shares to you that the amount of the Company’s obligation for Tax-Related Items was greater than the amount withheld by the Company, you agree to indemnify and hold the Company harmless from any failure by the Company to withhold the proper amount.

9.                                      SECURITIES LAW COMPLIANCE.  You may not be issued any Shares under your Award unless either (i) the Shares are registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”); or (ii) the Company has determined that such issuance would be exempt from the registration requirements of the Securities Act. Your Award also must comply with other applicable laws and regulations governing the Award, and you will not receive such Shares if the Company determines that such receipt would not be in material compliance with such laws and regulations.

10.                               TAX CONSEQUENCES.  To the extent applicable, this Award is intended to comply with Code Section 409A, and if you are a “Specified Employee” (within the meaning set forth Section 409A(a)(2)(B)(i) of the Code) as of the date of your separation from service (within the meaning of Treasury Regulation Section 1.409A-1(h)), then the issuance of any Shares that would otherwise be made upon the date of the separation from service or within the first six months thereafter will not be made on the originally scheduled date(s) and will instead be issued in a lump sum on the date that is six months and one day after the date of the separation from service, with the balance of the Shares issued thereafter in accordance with the original Vesting and issuance schedule set forth above, but if and only if such delay in the issuance of the Shares is necessary to avoid the imposition of taxation on you in respect of the Shares under Code Section 409A; provided, however, that if you die prior to the day following the expiration of such six (6) month period, such six (6) month plus one day period shall be replaced by the date of the Company’s first regular payroll period following the date of your death.  Each installment of Shares that vests is intended to constitute a “separate payment” for purposes of Treasury Regulation Section 1.409A-2(b)(2). However, the Company has no duty or obligation to minimize the tax consequences to you of this Award and shall not be liable to you for any adverse tax consequences to you arising in connection with this Award.  You are hereby advised to consult with your own personal tax, financial and/or legal advisors regarding the tax consequences of this Award and by signing the Grant Notice, you have agreed that you have done so or knowingly and voluntarily declined to do so.

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11.                               AWARD NOT A SERVICE CONTRACT.  Your Award is not an employment or service contract, and nothing in your Award will be deemed to create in any way whatsoever any obligation on your part to continue in the employ of the Company or a subsidiary or affiliate, or of the Company or a subsidiary or affiliate to continue your employment for any particular period of time.  In addition, nothing in your Award will obligate the Company or a subsidiary or affiliate, their respective shareholders, boards of directors, officers or employees to continue any relationship that you might have as a Director or Consultant for the Company or a subsidiary or affiliate. This Agreement shall not interfere in any way with the right of the Company or any subsidiary or affiliate to terminate your employment or service at any time, subject to applicable laws.

12.                               NATURE OF GRANT.  In accepting the grant of this Award, you acknowledge the following:

(a)                                 The Plan is established voluntarily by the Company, it is discretionary in nature and may be modified, amended, suspended or terminated by the Company at any time in accordance with the Plan.

(b)                                 The grant of this Award is voluntary and occasional and does not create any contractual or other right to receive future grants of awards, or benefits in lieu of awards, even if awards have been granted repeatedly in the past.

(c)                                  All decisions with respect to any future awards, if any, will be at the sole discretion of the Company.

(d)                                 You are voluntarily participating in the Plan.

(e)                                  This Award and the Shares subject to this Award are extraordinary items that do not constitute compensation of any kind for services of any kind rendered to the Company or any subsidiary or affiliate and which, if you are an Employee, is outside the scope of your employment contract, if any.

(f)                                   This Award and the Shares subject to this Award are not intended to replace any pension rights or compensation and not part of normal or expected compensation or salary for any purpose, including, but not limited to, calculating any severance, resignation, termination, payment in lieu of notice, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments.

(g)                                 If you are an Employee, in the event that your employer is not the Company, this Agreement will not be interpreted to form an employment contract or relationship with the Company and, furthermore, the Award grant will not be interpreted to form an employment contract with your employer (“Employer”) or any subsidiary or affiliate of the Company.

(h)                                 In consideration of the grant of this Award, no claim or entitlement to compensation or damages shall arise from termination of the Award or diminution in value of the Award or any of the Shares acquired pursuant to the Award resulting from termination of your employment by the Company

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or your Employer or termination of service, as applicable (and for any reason whatsoever and whether or not in breach of contract or local labor laws), and you irrevocably release your Employer, the Company and its Subsidiaries, as applicable, from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by signing this Agreement, you shall be deemed to have irrevocably waived your entitlement to pursue such claim.

13.                                DATA PRIVACY.

(a)                                 You hereby explicitly and unambiguously consent to the collection, use and transfer, in electronic or other form, of your Personal Data (as described below) by and among, as applicable, the Company and any subsidiary or affiliate or third parties as may be selected by the Company, for the exclusive purpose of implementing, administering, and managing your participation in the Plan.  You understand that refusal or withdrawal of consent will affect your ability to participate in the Plan; without providing consent, you will not be able to participate in the Plan or realize benefits (if any) from the Award.

(b)                                 You understand that the Company and any subsidiary or affiliate or designated third parties may hold personal information about you, including, but not limited to, your name, home address and telephone number, date of birth, social security or social insurance number or other identification number, salary, nationality, job title, any shares or directorships held in the Company or any subsidiary or affiliate, details of all Awards or Shares awarded, canceled, vested, unvested or outstanding in your favor (“Personal Data”).  You understand that Personal Data may be transferred to any subsidiary or affiliate or third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in the United States, your country, or elsewhere, and that the recipient’s country may have different data privacy laws and protections than your country. In particular, the Company may transfer Personal Data to the broker or stock plan administrator assisting with the Plan, to its legal counsel and tax/accounting advisor, and to the subsidiary or affiliate that is your employer and its payroll provider.

(c)                                  You should also refer to the appropriate employee and data privacy policies provided by Alcon from time to time for more information regarding the collection, use, storage, and transfer of your Personal Data.

14.                               APPENDIX A.  The Company reserves the right to impose other requirements on your participation in the Plan, on this Award and the subject to this Award and on any other award or Shares acquired under the Plan, or take any other action, to the extent the Company determines it is necessary or advisable in order to comply with applicable laws or facilitate the administration of the Plan.  You agree to sign any additional agreement or undertaking that may be necessary to accomplish the foregoing.  Furthermore, you acknowledge that the applicable laws of the country in which you are residing or working at the time of grant, Vesting and settlement of the Award or the ownership or sale of Shares received pursuant to the Award (including any rules or regulations governing securities, foreign exchange, tax, labor, or other matters) may subject you to additional procedural or regulatory

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requirements that you are and will be solely responsible for and must fulfill.  Such requirements, and other general terms under the Plan and applicable to the Award, may be outlined in but are not limited to Appendix A (the “Appendix A”) attached hereto, which forms part of this Agreement.  Notwithstanding any provisions in this Agreement, the Award shall be subject to any special terms and conditions set forth in the Appendix A.  Moreover, if you work, reside, move to, or otherwise are or become subject to applicable laws or company policies of another jurisdiction at any time, certain country-specific notices, disclaimers and/or terms and conditions may apply to you as from the date of grant, unless otherwise determined by the Company in its sole discretion. The Appendix A constitutes part of this Agreement.

15.                               NOTICES.  Any notices provided for in your Award or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to you, five days after deposit in the [United States] [modify if other non-U.S. jurisdiction is applicable] mail, postage prepaid, addressed to you at the last address you provided to the Company.  Notwithstanding the foregoing, the Company may, in its sole discretion, decide to deliver any documents related to your current or future participation in the Plan, this Award, any Shares, or any other Company-related documents by electronic means.  By accepting this Award, whether electronically or otherwise, you hereby consent to receive such documents by electronic delivery and, if requested, to agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company, including but not limited to the use of electronic signatures or click-through electronic acceptance of terms and conditions.  To the extent you have been provided with a copy of this Agreement, the Plan, or any other documents relating to this Award in a language other than English, the English language documents will prevail in case of any ambiguities or divergences as a result of translation.

16.                               GOVERNING PLAN DOCUMENT AND LAW.  Your Award is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your Award, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan.  Except as expressly provided herein, in the event of any conflict between the provisions of your Award and those of the Plan, the provisions of the Plan shall control. The interpretation, performance and enforcement of this Agreement shall be governed by the laws of Switzerland, under express exclusion of any provisions of conflict of laws.  The Board may resolve conclusively all questions of fact or interpretation concerning this Agreement and has the authority to resolve any dispute of any kind that arises under or in connection with this Agreement. In the event a dispute escalates to require resolution by a court, the dispute will exclusively be resolved by the Courts of Fribourg, Switzerland.

17.                               VOTING RIGHTS; UNSECURED OBLIGATION.  You will not have voting or any other rights as a shareholder of the Company with respect to the Shares to be issued pursuant to this Award until such Shares are issued to you.  Your Award is unfunded, and as a holder of a vested Award, you shall be considered an unsecured creditor of the Company with respect to the Company’s obligation, if any, to issue Shares or other property pursuant to this Agreement.  Nothing contained in this Agreement, and

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no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind or a fiduciary relationship between you and the Company or any other person.

18.                               SEVERABILITY.  If all or any part of this Agreement or the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any portion of this Agreement or the Plan not declared to be unlawful or invalid. Any Rule of this Agreement (or part of such a Rule) so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Rule or part of a Rule to the fullest extent possible while remaining lawful and valid.

19.                               MISCELLANEOUS.

(a)                                 The rights and obligations of the Company under your Award shall be transferable to any one or more persons or entities, and all covenants and agreements hereunder shall inure to the benefit of, and be enforceable by the Company’s successors and assigns.

(b)                                 You agree upon request to execute any further documents or instruments necessary or desirable in the sole determination of the Company to carry out the purposes or intent of your Award.

(c)                                  You hereby acknowledge receipt or the right to receive a document providing the information required by Rule 428(b)(1) promulgated under the Securities Act, which includes the Plan prospectus.  In addition, you acknowledge receipt of the Company’s policy permitting certain individuals to sell Shares only during certain “window” periods and the Company’s insider trading policy, in effect from time to time.  You acknowledge and agree that you have reviewed your Award in its entirety, have had an opportunity to obtain the advice of counsel prior to executing and accepting your Award, and fully understand all provisions of your Award.

(d)                                 You acknowledge and agree that you have reviewed your Award Agreement in its entirety, have had an opportunity to obtain the advice of counsel prior to executing and accepting your Award, and fully understand all provisions of your Award.

(e)                                  This Agreement shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

(f)                                   All obligations of the Company under the Plan and this Agreement shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

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Appendix A

ADDITIONAL GENERAL AND COUNTRY-SPECIFIC TERMS AND CONDITIONS

This Appendix A includes additional general and country-specific notices, disclaimers, and/or terms and conditions that apply to individuals who work or reside in the countries listed below and that may be material to your participation in the Plan.  Such notices, disclaimers, and/or terms and conditions may also apply, as from the date of grant, if you move to or otherwise are or become subject to the applicable laws or company policies of the country listed.  However, because foreign exchange regulations and other local laws are subject to frequent change, you are advised to seek advice from your own personal legal and tax advisor prior to accepting or exercising an Award or holding or selling Shares acquired under the Plan.  The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding your acceptance of the Award or participation in the Plan.  Unless otherwise noted below, capitalized terms shall have the same meaning assigned to them under the Plan, the Grant Notice and the Performance Stock Unit Award Agreement (“Agreement”). This Appendix A forms part of the Agreement and should be read in conjunction with the Agreement and the Plan.

Securities Law Notice: Unless otherwise noted, neither the Company nor the Shares are registered with any local stock exchange or under the control of any local securities regulator outside the United States or Switzerland.  The Performance Stock Unit Award Agreement (of which this Appendix A is a part), the Grant Notice, the Plan, and any other communications or materials that you may receive regarding participation in the Plan do not constitute advertising or an offering of securities outside the United States, and the issuance of securities described in any Plan-related documents is not intended for public offering or circulation in your jurisdiction.

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European Union and Switzerland

Data Privacy. Where you are a resident of the EU or Switzerland, the following provision applies and supplements Section 13 of the Performance Stock Unit Award Agreement:

You understand and acknowledge that:

•                  The data controller is the Company; queries or requests regarding your Personal Data should be made in writing to the Company’s representative relating to the Plan or Award matters, who may be contacted at: ask.comp@alcon.com or via postal mail to Alcon HR - Global Rewards Operations, 6201 South Freeway, Fort Worth, TX US 76134;

•                  The legal basis for the processing of Personal Data is that the processing is necessary for the performance of a contract to which you are a party (namely, the Grant Notice and Agreement);

•                  Personal Data will be held only as long as is necessary to implement, administer and manage your participation in the Plan;

•                  You may, at any time, access your Personal Data, request additional information about the storage and processing of Personal Data, require any necessary amendments to Personal Data without cost or exercise any other rights you may have in relation to your Personal Data under applicable law, including the right to make a complaint to an EU data protection regulator.

Argentina

Foreign Ownership and Exchange Restrictions. If your foreign-held assets, including Shares received under the Plan, exceed US $1 million, you may be subject to annual reporting to the Central Bank. Regardless of your foreign holdings, US dollar proceeds from the sale of Sales by a participant, when remitted to Argentina, are subject to conversion to Argentine pesos at applicable exchange rates, as well as relevant regulations of the Central Bank. Depending on the amount, you may also be required to file certain documentation of the sale with the local bank or otherwise place the funds in a non-interest-bearing US dollar-denominated mandatory deposit account for a holding period of 365 days. As the foreign asset and exchange control regulations may change, it is your responsibility to comply with any applicable requirements. Please confirm the foreign exchange requirements with your local bank before any transfer of funds into or out of Argentina.

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Australia	Settlement. Notwithstanding any discretion in the Plan, the Grant Notice or the Agreement to the contrary, settlement of the Award shall be in Shares and not, in whole or in part, in the form of cash.

Austria

Foreign Ownership Reporting. If you are an Austrian national who owns securities in foreign deposits, you must file an annual notification with the Austrian National Bank if the value of the securities in foreign deposits exceeds EUR 5 million or equivalent at the end of the year. If the value of these securities in foreign deposits exceeds EUR 30 million or equivalent at the end of a quarter, then these notifications shall be made quarterly.

Bangladesh

Exchange Control Information
All foreign exchange transactions must be carried out through an Authorized Dealer. Bangladeshi Residents who want to sell Shares issued by the Company, must first apply to Bangladesh Bank for prior permission and the application must be made through an Authorized Dealer. Further, you must repatriate any proceeds from the sale of Shares acquired under the Plan to Bangladesh unless otherwise permitted by the relevant authorities.

Belgium

Foreign Ownership Reporting. If you are a resident of Belgium, you will be required to submit an annual form declaring your income or assets (including shares acquired under an employee share plan) held outside of Belgium to the National Bank of Belgium. The reporting should be completed prior to filing your annual Belgian income tax return.

Brazil

Foreign Ownership Reporting. If you are a resident of Brazil, you will be required to submit an annual declaration of assets and rights held outside of Brazil to the Central Bank of Brazil (“BACEN”) if the aggregate value of such assets and rights (including any performance stock units, capital gain, dividend or profit attributable to such assets) is equal to or greater than US $100,000 or equivalent as of each December 31st. The reporting is done via an online form (“Declaração de Capitais Brasileiros no Exterior” or “DCBE”) and usually should be completed in April in relation to the prior fiscal year. Quarterly reporting is also required if the assets held abroad exceed US $100,000,000 or equivalent at the end of each quarter. However, please confirm the annual and

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quarterly reporting deadlines with BACEN, as they are periodically updated, and noncompliance is potentially subject to certain penalties.

Bulgaria

Foreign Ownership and Exchange Control Information. You will be required to file statistical forms with the Bulgarian National Bank by March 31st each year regarding your income in foreign bank accounts and any Shares held abroad if the total sum of all holdings is at least BGN 50,000 as of the previous calendar year-end. In addition, if you receive a payment related to the Plan in excess of BGN 100,000 into a bank account in Bulgaria, the local bank receiving the transfer of funds may for statistical purposes require you to provide certain information regarding the source of the income upon such transfer or within 30 days thereof. You should contact your bank in Bulgaria for additional information regarding these requirements.

Canada

Securities Law Notice. The security represented by the Award was issued pursuant to an exemption from the prospectus requirements of applicable securities legislation in Canada. You acknowledge that as long as the Company is not a reporting issuer in any jurisdiction in Canada, the Award and the underlying Shares will be subject to an indefinite hold period in Canada and subject to restrictions on their transfer in Canada. Subject to the terms and conditions of the Agreement and applicable securities laws, you are permitted to sell Shares acquired through the Plan through a designated broker appointed under the Plan, assuming the sale of such Shares takes place outside Canada via the stock exchange on which the Shares are traded.

Settlement in Shares Only. Notwithstanding any discretion in the Plan, the Grant Notice or Agreement to the contrary, settlement of the Award shall only be made in Shares issued by the Company from treasury and not, in whole or in part, in the form of cash or other consideration.

Employee Tax Treatment. For Canadian federal income tax purposes, the Award is intended to be treated as an agreement by the Company to sell or issue Shares to the Employee and, as such, is intended to be subject to the rules in section 7 of the Income Tax Act (Canada). Under those rules, the Employee will be considered to have received an employment benefit at the time of settlement of the vested Award equal to the full value of the Shares received, which amount will be taxed as employment income and will be subject to withholding at source.

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Foreign Share Ownership Reporting. If you are a Canadian resident, your ownership of certain foreign property (including shares of foreign corporations) in excess of $100,000 may be subject to ongoing annual reporting obligations. Please refer to CRA Form T1135 (Foreign Income Verification Statement) and consult your tax advisor for further details.

Quebec: Consent to Receive Information in English. The following applies if you are a resident of Quebec: The parties acknowledge that it is their express wish that this Agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English. Les parties reconnaissent avoir exigé la redaction en anglais de cette convention, ainsi que de tous documents exécutés, avis donnés et procedures judiciaries intentées, directement ou indirectement, relativement à la présente convention.

Chile

Securities Law Information. Neither the Company nor the Shares are registered with the Chilean Registry of Securities or under the control of the Chilean Superintendency of Securities (“CMF”). This offer is being made as of the Grant Date described in this Agreement and is subject to Norma de Carácter General Rule No. 336 (“NCG 336”). Pursuant to General Rule 336, no public offering of securities is being made, and the Company under no obligation to provide any disclosure or other information regarding the Shares in Chile. Note the Shares cannot be subject to public offering in Chile while they are not registered with the CMF.

Exchange Control Information. While there is uncertainty whether the acquisition of Shares under the Plan qualifies as an “investment” that would be subject to reporting under the foreign exchange regulations issued by the Central Bank of Chile, if the value of the Shares exceeds US$10,000, the Shares and transaction details generally should be communicated to the Central Bank of Chile within 10 days of the relevant transaction. You should complete Annex 1 of the Manual of Chapter XII of the Foreign Exchange Regulations and file it directly with the Central Bank. Further, if your aggregate investments held outside Chile exceeds US $5,000,000 (including Shares received under the Plan), you must report quarterly to the Central Bank. Annex 3.1 of Chapter XII of the Foreign Exchange Regulations must be used to file this report.

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China

The following applies to employees in the People’s Republic of China:

Foreign Exchange Requirements and SAFE Conditions. Notwithstanding the “Vesting Schedule” set forth in the Grant Notice, please note that due to the current foreign exchange restrictions in the People’s Republic of China as overseen by the State Administration of Foreign Exchange (the “SAFE”), it is not possible for the Award to be settled in a legally compliant manner at this time. The noncompliant settlement of the Award, as well as subsequent actions concerning Shares underlying this Award and any sale proceeds, could potentially subject you and/or the Company and/or any subsidiary of the Company, or other affiliated entity to sanctions by the SAFE.

Therefore, in addition to the “Vesting Schedule” set forth in the Grant Notice, this Award may not be settled until after the following conditions (collectively, the “SAFE Conditions”) are met: 1) an initial public offering of the Company’s securities; 2) approval of the Plan and this Award are received from the SAFE; and 3) the completion or implementation of any other filings or administrative processes as may be required or imposed by the SAFE, the Company, or applicable laws.

This means that if the Award expires prior to the completion of such SAFE Conditions, you will not be permitted to settle the Award, including any vested portion. In such case, you will have no rights or interest in the Award or the Shares underlying the Award, nor will you be entitled to any compensation, amount, benefit, property, or securities in lieu of the ability to exercise the option or any interest in the Award.

In addition, the SAFE may require that you be an employee of the Company or a subsidiary of the Company for purposes of satisfying any continuous service status or other requirement under the SAFE Conditions at the time of Vesting or otherwise. However, this does not guarantee any right to employment, nor is the Company or any subsidiary of the Company obligated to provide for employment such that the SAFE Conditions can be fulfilled.

Furthermore, pursuant to “Other Requirements” clause of this Appendix A, other requirements or restrictions may also be imposed on you, the Award, or the Shares in order for the SAFE Conditions to be met and for the Award to otherwise comply with applicable laws. Such requirements or restrictions may include, but are not limited to, the forced sale of Shares, mandatory and immediate repatriation of any sale proceeds to China (through an account specifically designated and held by the Company or a subsidiary of the Company), foreign exchange conversions at a time or rate designated by the Company, special procedures for the withholding or payment of Tax-Related

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Items, and/or certain reporting requirements.

Colombia

Foreign Ownership Reporting. Prior approval from a government authority is not required to hold foreign securities or to receive an equity award. However, if the value of foreign investments, including the value of any equity awards, equals or exceeds US $500,000, such investments must be registered with the Colombian Central Bank by June 30th of each year.

Colombian residents may hold foreign investments without any government approval. However, investments held abroad (including Shares) must be registered with the Central Bank of Colombia (Banco de la República) if the aggregate investments held by an individual (as of December 31 of the applicable calendar year) equal or exceed the equivalent of US $500,000. The Participant will need to register the foreign investment with the Central Bank only if the accumulated financial investments held abroad at the year-end are equal to or exceed the equivalent of US $500,000. The Participant must register by filing a Form No. 11 and submitting it to Señores, Banco de la República, Atn: Jefe Sección Inversiones, Departamento de Cambios Internacionales, Carrera 7 No. 14 - 18, Bogotá, Colombia by June 30 of the following year. Upon sale or other disposition of investments (including Shares) that have been registered with the Central Bank, the registration with the Central Bank must be cancelled no later than March 31 of the year following the sale or disposition (or a fine of up to 200% of the value of the infringing payment may apply).

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Denmark

Employer Statement. If you are subject to the Danish Stock Option Act, your participation in the Plan is also subject to the Danish Employer Statement, which has been provided to you separately and may also be obtained by contacting ask.comp@alcon.com or via postal mail to Alcon HR - Global Rewards Operations, 6201 South Freeway, Fort Worth, TX US 76134. By accepting your grant, you acknowledge that you have received and agree to the Danish Employer Statement.

Foreign Account Reporting. Danish resident holders of non-Danish bank accounts or accounts with non-Danish brokers should submit certain forms to the Danish tax authorities:

Erklæring V regarding shares deposited with a non-Danish bank or broker (https://www.skat.dk/SKAT.aspx?oId=90030)

Erklæring K regarding money deposited with a non-Danish bank or broker (https://www.skat.dk/SKAT.aspx?oId=73344)

France

Foreign Ownership Reporting. Residents of France with foreign account balances in excess of EUR 1 million or its equivalent must report monthly to the Bank of France.

Consent to Receive Information in English. Participant confirms he or she has read and understands the documents relating to this grant (the Plan and this Agreement) which were provided to Participant in the English language. Participant accepts the terms of those documents accordingly. Vous confirmez avoir lu et compris les documents relatifs à cette attribution (le Plan et ce Contrat) qui vous ont été communiqués en langue anglaise. Vous en acceptez les termes en connaissance de cause.

No Tax Qualification. This grant is not intended to be a tax-qualified award and is not granted under any Sub-Plan for French tax purposes. Accordingly, the relevant Vesting and termination provisions will be as stated in the Plan, Grant Notice and Agreement.

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Hong Kong

Securities Law Information. Warning: The PSUs and any Shares issued upon Vesting do not constitute a public offering of securities under Hong Kong law and are available only to employees of the Company and its affiliates. The Plan, the PSU Agreement, including this Addendum, and other incidental communication materials have not been prepared in accordance with and are not intended to constitute a “prospectus” for a public offering of securities under the applicable companies and securities legislation in Hong Kong and have not been registered with or authorized by any regulatory authority in Hong Kong, including the Securities and Futures Commission. This Plan, the Agreement, and the incidental communication materials are intended only for the personal use of each eligible Participant and not for distribution to any other persons. If you have any questions about any of the contents of the Plan, the Agreement, including this Addendum, or other incidental communication materials, you should obtain independent professional advice.

India

Repatriation Requirement. You shall take all reasonable steps to repatriate to India immediately all foreign exchange received by you as a consequence of your participation in Alcon’s Plan and in any case not later than 90 days from the date of sale of the Shares so acquired by you under the Plan. Further, you shall in no case take any action (or refrain from taking any action) that has the effect of:

(a)                   Delaying the receipt by you of the whole or part of such foreign exchange; or

(b)                   Eliminating the foreign exchange in whole or in part to be receivable by you.

Upon receipt or realization of the foreign exchange in India, including in relation to any dividend payments, you shall surrender the received or realized foreign exchange to an authorized person within a period of 180 days from the date of such receipt or realization, as the case may be. You will receive a foreign inward remittance certificate (“FIRC”) from the bank where you deposit the foreign currency. You should keep the FIRC received from the bank where foreign currency is deposited in the event that the Reserve Bank of India, Alcon or your employer requests proof of repatriation.

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Indonesia

Exchange Control Information. If you remit proceeds from the sale of Shares into Indonesia, the Indonesian Bank through which the transaction is made will submit a report on the transaction to the Bank of Indonesia for statistical reporting purposes. For transactions of USD10,000 or more, a description of the transaction must be included in the report. Although the bank through which the transaction is made is required to make the report, you must complete a “Transfer Report Form.” The Transfer Report Form will be provided to you by the bank through which the transaction is made.

In addition, if you are an Indonesian resident, you may be required to provide the Indonesian Central Bank with information on foreign exchange activities. Indonesian residents may be subject to a monthly reporting obligation to the Bank of Indonesia which must be completed online through Bank of Indonesia’s website, no later than the 15th day of the following month. You should consult with your personal advisor to ensure that you are properly reporting your foreign exchange activities.

Ireland

Director Reporting. If you are a director or shadow director of the Company or related company, you may be subject to special reporting requirements with regard to the acquisition of Shares or rights over Shares. Please contact your personal legal advisor for further details if you are a director or shadow director.

Settlement. Notwithstanding any discretion in the Plan, the Grant Notice or the Agreement to the contrary, settlement of the Award shall be in Shares and not, in whole or in part, in the form of cash.

Israel

Responsibility for Tax. This Award will be subject to tax pursuant to the non-trustee route of Section 102(c) of the Israeli Income Tax Ordinance. If your employment is terminated, you will extend to the Company or the applicable affiliate a security or guarantee for the payment of Tax-Related Items due in respect of such Award as required under Section 102.

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Italy

Data Privacy Consent. Pursuant to the GDPR (General Data Protection Regulation - EU No. 2016/679) and to Legislative Decree No. 196/2003, the Controller of personal data processing is Alcon Inc., with registered offices at Rue Louis-d’Affry 6, 1701 Fribourg, Switzerland, and its Representative in Italy for privacy purposes is: Chiara Sellinger, Alcon Italia S.p.A., Viale Giulio Richard 1/B, Milano, IT I-20143. By accepting this Award, you agree to the following:

I understand that Personal Data processing related to the purposes specified above shall take place under automated or non-automated conditions, anonymously when possible, that comply with the purposes for which Data are collected and with confidentiality and security provisions as set forth by applicable laws and regulations, with specific reference to the GDPR (General Data Protection Regulation - EU No. 2016/679) and to Legislative Decree No. 196/2003.

The processing activity, including the communication and transfer of my Data abroad, including outside of the European Union, as herein specified and pursuant to applicable laws and regulations, does not require my consent thereto as the processing is necessary for the performance of contractual obligations related to the implementation, administration and management of the Plan. I understand that the use of my Data will be minimized where it is not necessary for the implementation, administration and management of the Plan. I further understand that, pursuant to Sections 12 to 21 of the GDPR, I have the right to, including but not limited to, (i) access, (ii) delete, (iii) update, and (iv) ask for rectification of my Data, as well as to request, from the Controller, the (v) restriction of processing concerning my Data or to (vi) object to processing, as well as the right to (vii) “data portability”. Furthermore, I am aware that my Data will not be used for direct marketing purposes.

Japan

Securities Acquisition Report. If you acquire Shares valued at more than ¥100,000,000 in a single transaction, you must file a Securities Acquisition Report with the Ministry of Finance (“MOF”) through the Bank of Japan within 20 days of the acquisition of the Shares.

Exit Tax. Please note that you may be subject to tax on your Award, even prior to Vesting, if you relocate from Japan if you (1) hold financial assets with an aggregate value of ¥100,000,000 or more upon departure from Japan and (2) maintained a principle place of residence (jusho) or temporary place of abode (kyosho) in Japan for 5 years or more during the 10-year period immediately prior to departing Japan. You should discuss your tax treatment with your personal tax advisor.

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Kazakhstan

Exchange Control Information. Although Kazakh residents are no longer required to obtain a license from the National Bank of Kazakhstan before obtaining securities in foreign companies, you may be required to notify the National Bank of Kazakhstan if you acquire Shares under the Plan.

In addition, the Kazakh Law on Currency Regulation requires currency repatriation. Therefore, if you sell your Shares, you must transfer the proceeds to an account with a Kazakh bank. As the exchange control regulations in Kazakhstan may change without notice, you should consult a legal advisor prior to the Vesting of your Award as well as repatriating the proceeds from the sale of your Shares to ensure compliance with the regulations.

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Malaysia

Securities Law Notice. The grant of the Company’s equity awards in Malaysia constitutes or relates to an ‘excluded offer,’ ‘excluded invitation,’ or ‘excluded issue’ pursuant to Section 229 and Section 230 of the CMSA, and as a consequence no prospectus is required to be registered with the Securities Commission of Malaysia. The award documents do not constitute and may not be used for the purpose of a public offering or an issue of, offer for subscription or purchase of, or invitation to subscribe for or purchase any securities requiring the registration of a prospectus with the Securities Commission in Malaysia under the CMSA.

Data Privacy. This provision supplements Section 13 of the Agreement:

You hereby explicitly, voluntarily and unambiguously consent to the collection, use and transfer, in electronic or other form, of your personal data as described in this Appendix A and any other Award grant materials by and among, as applicable, the Employer (if different from the Company), the Company or any third parties authorised by the same in assisting in the implementation, administration and management of your participation in the Plan.

You understand that the Company and the Employer (if different from the Company) may hold certain personal information about you, including, but not limited to, your name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any Shares or directorships held in the Company, the fact and conditions of your participation in the Plan, details of all Awards or any other entitlement to Shares awarded, cancelled, exercised, vested, unvested or outstanding in your favor (“Data”), for the exclusive purpose of implementing, administering and managing the Plan. The source of the Data is your Employer as well as information which you are providing to the Company and the Employer (if different from the Company) in connection with the Plan including this Appendix A.

You also authorize any transfer of Data, as may be required, to the Company’s broker or such other stock plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of the Plan and/or with whom any Shares acquired upon Vesting of the Award are deposited. You acknowledge that these recipients may be located in your country or elsewhere, and that the recipient’s country (e.g., the United States) may have different data privacy laws and protections to your country, which may not give the same level of protection to Data. You understand that you may request a list with the names and addresses of any potential recipients of Data by contacting your local

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human resources representative. You authorize the Company, its broker, and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing your participation in the Plan to receive, possess, use, retain and transfer Data, in electronic or other form, for the sole purpose of implementing, administering and managing your participation in the Plan. You understand that Data will be held only as long as is necessary to implement, administer and manage your participation in the Plan. You understand that you may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case, without cost, by contacting in writing your local representative at ask.comp@alcon.com. Further, you understand that you are providing the consents herein on a purely voluntary basis. If you do not consent, or if you later seek to revoke consent, your employment status or service and career with the Employer will not be adversely affected; the only adverse consequence of refusing or withdrawing consent is that the Company would not be able to grant future Awards or other equity awards to you or administer or maintain such awards. Therefore, you understand that refusing or withdrawing consent may affect your ability to participate in the Plan. For more information on the consequences of your refusal to consent or withdrawal of consent, you understand that you may contact your local representative.

Peserta dengan ini secara eksplisit, sukarela dan tanpa sebarang keraguan mengizinkan pengumpulan, penggunaan dan pemindahan, dalam bentuk elektronik atau lain-lain, data peribadinya seperti yang diterangkan dalam Lampiran A dan apa-apa bahan geran Unit Saham Terbatas oleh dan di antara, seperti mana yang terpakai, Majikan(jika berlainan daripada Syarikat), Syarikat dan Anak-anak Syarikat yang lain atau Syarikat Sekutunya atau mana-mana pihak ketiga yang diberi kuasa oleh yang sama dalam membantu dalam pelaksanaan, pentadbiran dan pengurusan penyertaan Peserta dalam Pelan.

Peserta memahami bahawa Syarikat dan Majikan(jika berlainan daripada Syarikat) mungkin memegang maklumat peribadi tertentu tentang Peserta, termasuk, tetapi tidak terhad kepada, nama Peserta, alamat rumah dan nombor telefon, tarikh lahir, nombor insurans sosial atau nombor pengenalan lain, gaji, kewarganegaraan, jawatan, apa-apa saham atau jawatan pengarah yang dipegang dalam Syarikat, fakta dan syarat-syarat mengenai penyertaan Peserta dalam Pelan, butir-butir tentang semua unit saham terbatas atau apa-apa hak lain untuk Saham yang dianugerahkan, dibatalkan, dilaksanakan, terletak hak, tidak diletak hak ataupun yang belum dijelaskan bagi faedah Peserta (“Data”), untuk tujuan ekslusif bagi melaksanakan, mentadbir dan menguruskan Pelan tersebut. Sumber Data adalah daripada Majikan

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Peserta dan juga maklumat dimana Peserta berikan kepada Syarikat dan Majikan(jika berlainan daripada Syarikat) berhubung dengan Pelan tersebut termasuk Lampiran A ini.

Peserta juga memberi kuasa mengenai apa-apa pemindahan Data, yang mungkin diperlukan, kepada broker Syarikat atau pembekal perkhidmatan pelan saham yang mungkin dipilih oleh Syarikat pada masa depan, yang membantu Syarikat dengan pelaksanaan, pentadbiran dan pengurusan Pelan dan/atau dengan siapa sahaja Saham yang diperolehi semasa peletakan hak Unit Saham Terbatas didepositkan. Peserta mengakui bahawa penerima -penerima ini mungkin berada di negara Peserta atau mana-mana tempat lain, dan bahawa negara penerima (contohnya di Amerika Syarikat) mungkin mempunyai undang-undang privasi data dan perlindungan yang berbeza dengan negara Peserta, dimana tahap perlindungan Data mungkin tidak sama. Peserta memahami bahawa Peserta boleh meminta satu senarai yang mengandungi nama dan alamat penerima-penerima Data yang berpotensi dengan menghubungi wakil sumber manusia tempatan Peserta. Peserta memberi kuasa kepada Syarikat, brokernya, dan mana-mana penerima-penerima lain yang mungkin membantu Syarikat (pada masa sekarang atau pada masa depan) dengan melaksanakan, mentadbir dan mengurus penyertaan Peserta dalam Pelan untuk menerima, memiliki, menggunakan, mengekalkan dan memindahkan Data, dalam bentuk elektronik atau lain-lain, semata-mata dengan tujuan untuk melaksanakan, mentadbir dan menguruskan penyertaan Peserta dalam Pelan. Peserta memahami bahawa Data hanya akan disimpan untuk tempoh yang perlu bagi melaksanakan, mentadbir dan menguruskan penyertaan Peserta dalam Pelan. Peserta memahami bahawa dia boleh, pada bila-bila masa, melihat Data, meminta maklumat tambahan mengenai penyimpanan dan pemprosesan Data, meminta bahawa pindaan-pindaan dilaksanakan ke atas Data atau menolak atau menarik balik persetujuan dalam ini, dalam mana-mana kes, tanpa kos, dengan menghubungi secara bertulis wakil tempatan Pesertah ask.comp@alcon.com. Selanjutnya, Peserta memahami bahawa dia telah memberikan persetujuan di sini secara sukarela. Jika Peserta tidak bersetuju, atau jika Peserta kemudian membatalkan persetujuan, status pekerjaan atau perkhidmatan dan kerjaya Peserta dengan Majikan tidak akan terjejas; satu-satunya akibat buruk jika tidak bersetuju atau menarik balik persetujuan adalah bahawa Syarikat tidak akan dapat memberikan Unit Saham Terbatas atau anugerah ekuiti yang lain kepada Peserta pada masa hadapan atau mentadbir atau mengekalkan anugerah tersebut. Oleh itu, Peserta memahami bahawa keengganan atau penarikan balik persetujuan boleh menjejaskan keupayaan Peserta untuk mengambil bahagian dalam Pelan. Untuk maklumat lanjut mengenai akibat keengganan Peserta untuk memberikan persetujuan atau penarikan balik persetujuan, Peserta memahami

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bahawa dia boleh menghubungi wakil tempatannya.

Director Notification Obligation. If you are a director of the Company’s Malaysian subsidiary, you are subject to certain notification requirements under the Malaysian Companies Act. Among these requirements is an obligation to notify the Malaysian subsidiary in writing when you receive or dispose of an interest (e.g., an Award under the Plan or Shares) in the Company or any related company. Such notifications must be made within 14 days of receiving or disposing of any interest in the Company or any related company.

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Mexico

Labor Law Acknowledgment. The invitation Alcon is making under the Plan is unilateral and discretionary and is not related to the salary and other contractual benefits granted to you by your employer; therefore, benefits derived from the Plan will not under any circumstance be considered as an integral part of your salary. Alcon reserves the absolute right to amend the Plan and discontinue it at any time without incurring any liability whatsoever. This invitation and, in your case, the acquisition of Shares does not, in any way, establish a labor relationship between you and Alcon, nor does it establish any rights between you and your employer.

La invitación que Alcon hace en relación con el Plan es unilateral, discrecional y no se relaciona con el salario y otros beneficios que recibe actualmente de su actual empleador, por lo que cualquier beneficio derivado del Plan no será considerado bajo ninguna circunstancia como parte integral de su salario. Por lo anterior, Alcon se reserva el derecho absoluto para modificar o terminar el mismo, sin incurrir en responsabilidad alguna. Esta invitación y, en su caso, la adquisición de acciones, de ninguna manera establecen relación laboral alguna entre usted y Alcon y tampoco genera derecho alguno entre usted y su empleador.

Pakistan

Foreign Ownership and Exchange Control Information. You are responsible for ensuring compliance with all foreign ownership and exchange control laws in Pakistan in relation to your participation in the Plan. In particular, your ownership of foreign Shares, must be registered with the State Bank of Pakistan by completing and submitting Form V-96. Furthermore, you are required to immediately repatriate to Pakistan any cash received in relation to the Shares, including dividends (if any) or proceeds from the sale of the Shares. Under local law, such repatriation must be effectuated through authorized banking channels in Pakistan.

You should consult with your personal advisor to ensure that you are properly complying with the exchange control regulations.

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Philippines

Securities Law Notice. This offering is subject to exemption from the requirements of registration with the Philippines Securities and Exchange Commission under Section 10.1 of the Philippines Securities Regulation Code. THE SECURITIES BEING OFFERED OR SOLD HAVE NOT BEEN REGISTERED WITH THE PHILIPPINES SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES REGULATION CODE. ANY FUTURE OFFER OR SALE THEREOF IS SUBJECT TO REGISTRATION REQUIREMENTS UNDER THE CODE UNLESS SUCH OFFER OR SALE QUALIFIES AS AN EXEMPT TRANSACTION.

Poland

Foreign Ownership Reporting. If you hold Shares acquired under the Plan or maintain a bank account abroad, you will have reporting duties to the National Bank of Poland. Specifically, if the aggregate value of Shares and cash held in such foreign accounts exceeds PLN 7,000,000, you must file reports on the transactions and balances of the accounts on a quarterly basis. Additional forms are required if you hold 10% or more of the voting rights in a foreign entity. You should consult with your personal legal advisor to determine what you must do to fulfill any applicable reporting duties.

Russia

Securities Law Information. This Appendix A, the Grant Notice, the Agreement, the Plan and all other materials that you may receive regarding participation in the Plan do not constitute advertising or an offering of securities in Russia. The issuance of securities pursuant to the Plan has not and will not be registered in Russia; hence, the securities described in any Plan-related documents may not be used for offering or public circulation in Russia. In no event will Shares be delivered to you in Russia; instead, all Shares acquired upon Vesting of the Award will be maintained on your behalf in the United States.

Exchange Control Information. As of January 2018, it should be permitted to deposit proceeds from the sale of Shares under the Plan in a US account. Nonetheless, there may still be restrictions on receiving funds into a non-Russian bank or brokerage account, and noncompliance with Russian exchange control rules, if applicable, may be subject to administrative sanction and fines. Therefore, it may be advisable, within a reasonably short time after sale of the Shares acquired under the Plan, for you to repatriate the sale proceeds to a personal bank account in Russia. You are responsible for ensuring compliance with all currency control laws in Russia in relation to participation in the Plan; note that your foreign accounts may also be subject to reporting to the Russian tax or banking authorities.

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Singapore

Securities Law Notice. This offer and Shares to be issued hereunder shall be made available only to an employee of the Company or its subsidiary, in reliance on the prospectus exemption set out in Section 273(1)(f) of the Securities and Futures Act (Chapter 289) of Singapore (“the “SFA”) and is not made with a view to the Shares so issued being subsequently offered for sale or sold to any other party in Singapore. You understand and acknowledge that this Agreement and/or any other document or material in connection with this offer and the Shares thereunder have not been and will not be lodged, registered or reviewed by the Monetary Authority of Singapore. Any and all Shares to be issued hereunder shall therefore be subject to the general resale restriction under Section 257 of the SFA, and you undertake not to make any subsequent sale in Singapore, or any offer of sale in Singapore, of any of the Shares (received upon Vesting of this offer), unless that sale or offer in Singapore is made pursuant to the exemptions under Part XIII Division (1) Subdivision (4) other than Section 280 of the SFA.

Director Reporting. If you are a director or shadow director of the Company or a subsidiary of the Company, you may be subject to special reporting requirements with regard to the acquisition of Shares or rights over Shares. Please contact your personal legal advisor for further details if you are a director or shadow director.

Exit Tax / Deemed Exercise Rule. If you have received an Award in relation to your employment in Singapore, please note that if, prior to the Vesting of your Award, you are (1) a permanent resident of Singapore and leave Singapore permanently or are transferred out of Singapore; or (2) neither a Singapore citizen nor permanent resident and either cease employment in Singapore or leave Singapore for any period exceeding 3 months, you will likely be taxed on your unvested Award on a “deemed exercise” basis, even though your Award has not yet vested. You should discuss your tax treatment with your personal tax advisor.

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South Africa

Securities Law Notice

This is an offer of Performance Stock Units (“PSUs”) over Shares in Alcon Inc. (“Alcon”). You have been provided full particulars of the nature of the Award with this offer, but the relevant documents may also be accessed here:

•                  The Plan — [Insert URL];

•                  The Plan Prospectus — [Insert URL] [(login required)]; and

•                  The Agreement (of which this Addendum is a part) — [Insert URL] [(login required)].

Participation in the Plan and acquiring Shares in Alcon carries inherent risks. You should carefully consider these risks in light of your investment objectives and personal circumstances. Any advice given to you in connection with the PSUs is general advice only. It does not take into account the objectives, financial situation and needs of any particular person. No financial product advice is provided in the documentation relating to the Plan and nothing in the documentation should be taken to constitute a recommendation or statement of opinion that is intended to influence you in making a decision to participate in the Plan.

Alcon Shares give you a stake in the ownership of Alcon. You may receive a return if dividends or dividend equivalents are paid. If Alcon runs into financial difficulties and is wound up, shareholders will only be paid after all creditors have been paid. You may lose some or all of your Share value.

In particular, Alcon’s most recent Annual Report (Form 20-F) is available to you at https://investor.alcon.com (“Investor Relations”) and includes information about Alcon’s business and its recent profit history. Any material changes to this information are disclosed on Form 6-K filings, which will also be available to you on the Investor Relations site

Sale Reporting and Liability for Taxes

By accepting the Award, you agree that, immediately upon Vesting of the Award, you will notify the Company and your employer of the amount of any gain realized. If you fail to advise the Company and your employer of the gain realized upon Vesting, you may be liable for a fine. You will be solely responsible for paying any difference between the actual tax liability and the amount withheld by the Company or your employer.

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Exchange Control Information

Any cross-border fund transfers you make, e.g., to purchase Shares (if applicable) or to receive proceeds from the sale of any Shares, are subject to the requirements of the South African Reserve Bank (the “SARB”).  Assuming you are a taxpayer in good standing and over the age of 18 years, you are allowed certain foreign investment allowances and to partake in share incentive or share option schemes offered by foreign parent companies.  However, you may be required to complete certain forms for the SARB, the tax authorities, and/or the Authorized Dealer at your commercial bank, or certain other approvals may be required. Please note that the Company is not responsible for obtaining or completing any such forms or approvals on your behalf.

Spain

Foreign Ownership Reporting. If you are a Spanish resident, your acquisition, purchase, ownership, and/or sale of foreign-listed stock may be subject to ongoing annual reporting obligations with the Dirección General de Politica Comercial e Inversiones Exteriores (“DGPCIE”) of the Ministerio de Economia, the Bank of Spain, and/or the tax authorities. These requirements change periodically, so you should consult your personal advisor to determine the specific reporting obligations.

Currently, you must declare the acquisition of Shares to DGPCIE for statistical purposes. You must also declare the ownership of any Shares to the DGPCIE each January while the Shares are owned. The relevant forms are Form D6 and, depending on the amount of assets, Form D8.

In addition, if you perform transactions with non-Spanish residents or hold a balance of assets and liabilities with foreign parties higher than EUR 1,000,000, you may be required to report such transactions and accounts to the Bank of Spain. The frequency (monthly, quarterly or annually) of the notification will vary depending on the total value of the transactions or the balance of assets and liabilities.

If you hold assets or rights outside of Spain (including Shares acquired under the Plan), you may also have to file Form 720 with the tax authorities, generally if the value of your foreign investments exceeds €50,000. Please note that reporting requirements are based on what you have previously disclosed and the increase in value and the total value of certain groups of foreign assets.

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Taiwan

Foreign Exchange Restrictions. You may convert foreign currency (including proceeds from the sale of Shares) into NTD for inward remittance to Taiwan or convert NTD into foreign currency for outward remittance from Taiwan of up to US $5,000,000 per year. If this threshold is exceeded, you may be required to apply for an approval from the Central Bank of China (“CBC”). In the event that the remittance amount is US $500,000 or more, you may be required to provide supporting documentation to the satisfaction of the remitting bank.  Please also note that if the conversion amount is NT $500,000 or more in a single transaction, it should be declared on a CBC-prescribed form, but this is typically a standard procedure managed by the local bank handling the transaction. The above monetary limits do not apply to the extent you retain USD in your foreign currency account at a bank in Taiwan.

Thailand

Foreign Exchange Information. Dividends and sale proceeds under $50,000 may be retained in your individual account in the United States.  Please note that dividends (if any) received from foreign stock and all proceeds from the sale of such stock exceeding $50,000 in value must be remitted to Thailand immediately and must then be deposited or converted into Thai Baht with a commercial bank in Thailand within 360 days of receipt in Thailand, according to Ministerial Regulation No. 26 and the relevant notifications issued under the Currency Exchange Control Act.  If the dividends or sale proceeds total $50,000 or more, you will be required to comply with the relevant requirements of the Bank of Thailand, for example, to provide information regarding the source of such income to the authorized bank. If you do not comply with this obligation, you may be subject to penalties assessed by the Bank of Thailand.

Turkey

Foreign Ownership and Exchange Control Information. Any cross-border fund transfers you make, e.g., to purchase Shares or to receive proceeds from the sale of any Shares, are subject to the requirements of the Central Bank of the Republic of Turkey.

Under certain circumstances, you may be required to report the acquisition, ownership, or disposal of Shares under the Plan to the Ministry of Economy and Undersecretariat for the Treasury within 3 months following such acquisition or disposal, and to the Ministry of Economy by updating the information and explanations on the notification form within 3 months following each calendar year.

You should consult with your personal advisor to ensure that you are properly complying with the exchange control regulations.

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Ukraine

Foreign Account and Exchange Control Information. Ukrainian citizens and qualified foreign nationals who are treated as residents of Ukraine for currency regulation purposes should be able to open and maintain accounts abroad for purposes of participating in the Plan. However, it is your responsibility to confirm and comply with all requirements imposed by the National Bank of Ukraine.

United Arab Emirates	Settlement. Notwithstanding any discretion in the Plan or the Agreement to the contrary, settlement of the Award shall be in cash and not, in whole or in part, in the form of Shares.

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United Kingdom

Settlement. Notwithstanding any discretion in the Plan or the Agreement to the contrary, settlement of the Award shall be in Shares and not, in whole or in part, in the form of cash.

Withholding of Tax.  The following supplements Section 8 of the Agreement: If payment or withholding of the Tax-Related Items is not made within ninety (90) days of the end of the UK tax year in which the event giving rise to the Tax-Related Items occurs (the “Due Date”) or such other period specified in Section 222(1)(c) of the U.K. Income Tax (Earnings and Pensions) Act 2003, the amount of any uncollected Tax-Related Items will constitute a loan owed by you to the Employer, effective on the Due Date.  You agree that the loan will bear interest at the then-current Official Rate of Her Majesty’s Revenue and Customs (“HMRC”), it will be immediately due and repayable, and the Company or the Employer may recover it at any time thereafter by any of the means referred to in Section 8 of the Agreement.  Notwithstanding the foregoing, if you are a director or executive officer of the Company (within the meaning of Section 13(k) of the U.S. Securities and Exchange Act of 1934, as amended), you will not be eligible for such a loan to cover the Tax-Related Items.  In the event that you are a director or executive officer and the Tax-Related Items are not collected from or paid by you by the Due Date, the amount of any uncollected Tax-Related Items will constitute a benefit to you on which additional income tax and national insurance contributions will be payable.  You will be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime.

HMRC National Insurance Contributions.  The following supplements Section 8 of the Agreement: You agree that:

(a)         Tax-Related Items within Section 8 of the Agreement shall include any secondary class 1 (employer) National Insurance Contributions that:

(i)    any employer (or former employer) of yours is liable to pay (or reasonably believes it is liable to pay); and

(ii)   may be lawfully recovered from you; and

(b)         if required to do so by the Company (at any time when the relevant election can be made) you shall:

(i)    make a joint election (with the employer or former employer) in the form provided by the Company to transfer to you the whole or any part of the employer’s liability that falls within Section 8 of the Agreement; and

(ii)   enter into arrangements required by HM Revenue & Customs (or any other tax authority) to secure the payment of the transferred liability.

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Vietnam	Settlement. Notwithstanding any discretion in the Plan or the Agreement to the contrary, settlement of the Award shall be in cash and not, in whole or in part, in the form of Shares.

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David J. Endicott

Chief Executive Officer

As global leader in eye care, we have a significant responsibility to our shareholders to provide a fair return on their investment as well as increased value over time. Alcon associates, like you, continuously deliver outstanding products, services and solutions to help people see better and uphold our responsibility to provide consistent long-term success.

We have approved the Alcon Long Term Incentive Plan (the “Plan”), which allows us to recognize associates who contribute to the future growth and profitability of the Company. Pursuant to the terms of the Plan, I am pleased to inform you that you have been granted the Long Term Incentive Plan award detailed on the following pages!

Once you have read through the Grant Notice and the attached Restricted Stock Award Agreement, you can accept or decline the award by following the appropriate link in your stock plan account. You are encouraged to print a copy of the materials from the web site for your records.

Congratulations on your award, and thank you for all that you continue to do to drive our success in mission to help people see better.

Sincerely,

David J. Endicott

Alcon Inc.

Long Term Incentive Plan

Grant Notice — Restricted Stock Award

Participant:	[First Name / Surname]

Unique Employee ID:	[Employee ID]

Date of Award:	[dd/mm/yyyy]

Award:	A Restricted Stock Award of ordinary shares (the “Shares”) of Alcon Inc. (the “Company”).

Number of Shares of Restricted Stock Awarded:	[xxx]

Vesting Schedule:	[To be drafted based on contemplated vesting schedule]

You are being granted an Award, under the Alcon Long Term Incentive Plan, of the above number of Shares of Restricted Stock.

If you wish to keep the Award, you must agree to the terms and conditions outlined in the following Restricted Stock Award Agreement (including any Country-Specific Appendix A hereto).

By accepting the Award, you acknowledge and agree that the Award is subject to the substantive provisions of the Plan and the attached Restricted Stock Award Agreement.

The Plan is available at [Insert location].

You should note, however, that in the event of any conflict between the terms of this Grant Notice and the Plan, the Plan will prevail.

I HEREBY AGREE TO THE TERMS AND CONDITIONS SET FORTH IN THE PLAN, IN THIS GRANT NOTICE AND IN THE ATTACHED RESTRICTED STOCK AWARD AGREEMENT.

DATED [Date of award]

Signed Electronically [First Name / Surname]

[Date stamp]

ATTACHMENT I

ALCON INC.

LONG TERM INCENTIVE PLAN

RESTRICTED STOCK AWARD AGREEMENT

Pursuant to the Award Grant Notice — Restricted Stock Award with a Date of Award of [Insert date] (the “Grant Notice”) and this Restricted Stock Award Agreement (the “Agreement”) and in consideration of your services, Alcon Inc. (the “Company”) has awarded you a Restricted Stock Award (the “Award”) under its Long Term Incentive Plan Adopted on April 9, 2019 (the “Plan”) for the number of Shares of Restricted Stock indicated in the Grant Notice.  Defined terms not explicitly defined in this Agreement or in the Grant Notice shall have the same meanings given to them in the Plan.  In the event of any conflict between the terms in this Agreement and the Plan, the terms of the Plan shall control.

The details of your Award, in addition to those set forth in the Grant Notice and the Plan, are as follows.

1.                                      GRANT OF THE AWARD.  This Award was granted in consideration of your services to the Company or a related entity.  Except as otherwise provided herein, you will not be required to make any payment to the Company (other than past or future services to the Company) with respect the Vesting of the Shares or the delivery of the Shares.

2.                                      Escrow of Shares.

(a)                                 All Shares of Restricted Stock will, upon execution of this Agreement, be delivered and deposited with an escrow holder designated by the Company (the “Escrow Holder”).  The Shares of Restricted Stock will be held by the Escrow Holder until such time as the Shares of Restricted Stock vest or a Termination of Employment occurs.

(b)                                 The Escrow Holder will not be liable for any act it may do or omit to do with respect to holding the Shares of Restricted Stock in escrow while acting in good faith and in the exercise of its judgment.

(c)                                  Subject to Rule 7 of the Plan, upon the Termination of Employment, the Escrow Holder, upon receipt of written notice of such termination, will take all steps necessary to accomplish the transfer of the unvested Shares of Restricted Stock to the Company.  Participant hereby appoints the Escrow Holder with full power of substitution, as Participant’s true and lawful attorney in fact with irrevocable power and authority in the name and on behalf of Participant to take any action and execute all documents and instruments, including, without limitation, stock powers which may be necessary to transfer the certificate or certificates evidencing such unvested Shares of Restricted Stock to the Company upon such termination.

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(d)                                 The Escrow Holder will take all steps necessary to accomplish the transfer of Shares of Restricted Stock to Participant after they vest following Participant’s request that the Escrow Holder do so.

(e)                                  Subject to the terms hereof, Participant will have all the rights of a stockholder (including voting rights) with respect to the Shares while they are held in escrow except with respect to the right to receive dividends and other distributions.  Participant will be credited with all dividends and other distributions paid or distributed by the Company on the equivalent number of vested Shares, but such dividends and other distributions shall be distributed to Participant only if, when and to the extent the unvested Shares vest.  The value of dividends and other distributions payable with respect to any Shares of Restricted Stock that do not vest shall be forfeited.

(f)                                   In the event of any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares, the Shares of Restricted Stock will be increased, reduced or otherwise changed, and by virtue of any such change Participant will in his or her capacity as owner of unvested Shares of Restricted Stock be entitled to new or additional or different shares, cash or securities (other than rights or warrants to purchase securities); such new or additional or different Shares, cash or securities will thereupon be considered to be unvested Shares of Restricted Stock and will be subject to all of the conditions and restrictions which were applicable to the unvested Shares of Restricted Stock pursuant to this Agreement.  If Participant receives rights or warrants with respect to any unvested Shares of Restricted Stock, such rights or warrants may be held or exercised by Participant, provided that until such exercise any such rights or warrants and after such exercise any Shares or other securities acquired by the exercise of such rights or warrants will be considered to be unvested Shares of Restricted Stock and will be subject to all of the conditions and restrictions which were applicable to the unvested Shares of Restricted Stock pursuant to this Agreement.  The Board in its absolute discretion at any time may accelerate the vesting of all or any portion of such new or additional Shares, cash or securities, rights or warrants to purchase securities or shares or other securities acquired by the exercise of such rights or warrants.

(g)                                 The Company may instruct the transfer agent for its Shares to place a legend on the certificates representing the Restricted Stock or otherwise note its records as to the restrictions on transfer set forth in this Agreement.

3.                                      VESTING.  Subject to the limitations contained herein, your Award shall Vest as provided in the Grant Notice or as set forth in the Plan, including but not limited to the Rule 7 entitled “Special Termination Reasons” in the Plan and Rule 8 entitled “Corporate Events” in the Plan. [Insert any exceptions to the rules, if applicable.] Any Shares of Restricted Stock that have not Vested in accordance with such terms and conditions (including any release of claims requirements as set forth in the Plan) shall be forfeited upon the Termination of Employment, subject to the terms and conditions of the Plan, the Grant Notice and this Agreement.

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For the avoidance of doubt and for purposes of this Award only, the date of your Termination of Employment will be deemed to occur as of the date determined by the Board (except, in certain circumstances at the sole discretion of the Company, to the extent you are on a Company-approved leave of absence) and will not be extended by any notice period or “garden leave” that may be required contractually or under applicable laws, unless otherwise determined by the Company in its sole discretion.

4.                                      NUMBER OF ORDINARY SHARES SUBJECT TO RESTRICTED STOCK AWARD.

(a)                                 The Shares of Restricted Stock subject to your Award may be adjusted from time to time as determined by the Board for corporate events described in Rule 8 of the Plan.

(b)                                 Any additional Shares that become subject to this Agreement pursuant to this Section 4 shall be subject, in a manner determined by the Board, to the same forfeiture restrictions, restrictions on transferability, and time and manner of delivery as applicable to the other Shares covered by your Award.

(c)                                  [If your Employment terminates as a result of Retirement and such Retirement occurs within one (1) year following the Grant Date, then the number of Shares of Restricted Stock subject to this Agreement that vest shall be adjusted proportionally for the time during such one (1) year period that you remained an employee of the Company based on the completed full months of Employment during the Performance Period, rounded down to the nearest whole Share. [For example, if you are granted 180 Shares of Restricted Stock and your Retirement occurs three months after the Grant Date, then only 15 Shares of Restricted Stock will vest (180 x 3/36) and the balance of the Shares of Restricted Stock would be forfeited and automatically transferred to and reacquired by the Company at no cost to the Company. If your Employment terminates as a result of Retirement on or after the one (1) year anniversary of the Grant Date, no such adjustment will be made.][Example to be modified based on length of performance period.]]

(d)                                 [If your Employment terminates as a result of one of the reasons set forth in Rule 7.5, then the number of Shares of Restricted Stock subject to this Agreement shall be adjusted proportionally for the time during the Performance Period that you remained an employee of the Company based on the completed full months of Employment during the Performance Period, rounded down to the nearest whole Share. [For example, if you are granted 180 Shares of Restricted Stock and your Employment terminates as a result of one of the reasons set forth in Rule 7.5, one year after the Grant Date, then only 120 Shares of Restricted Stock would vest (180 x 12/36) and the balance of the Shares of Restricted Stock would be forfeited and automatically transferred to and reacquired by the Company at no cost to the Company.] [Example to be modified based on length of performance period.]]

(e)                                  Notwithstanding the provisions of this Section 4, no fractional Shares or rights for fractional Shares shall be created pursuant to this Section 4.  Any fraction of a Share will be rounded down to the nearest whole Share.

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5.                                      TRANSFERABILITY.  Prior to the time that the Shares of Restricted Stock have Vested, you may not transfer, pledge, sell or otherwise dispose of the Shares in respect of your Award.  For example, you may not use Shares of Restricted Stock that have not yet Vested in respect of your Restricted Stock Award as security for a loan, nor may you transfer, pledge, sell or otherwise dispose of such unvested Shares of Restricted Stock.  This restriction on transfer will lapse upon the Vesting of the Shares of Restricted Stock.  Your unvested Shares of Restricted Stock are not transferable, except by will or by the laws of descent and distribution, subject to applicable laws.  Notwithstanding the foregoing, by delivering written notice to the Company, in a form satisfactory to the Company, you may designate a third party who, in the event of your death, shall thereafter be entitled to receive any distribution of unvested Shares pursuant to this Agreement and nothing shall bar the transfer of Shares of Restricted Stock in the event of divorce if required by applicable law.

6.                                      RESTRICTIVE LEGENDS.  The Shares issued under your Award shall be endorsed with appropriate legends as determined by the Company.

7.                                      WITHHOLDING OBLIGATIONS.

(a)                                 As a condition to the grant and Vesting of this Award and (without limiting the scope of this Section 7) as further set forth in Rule 10.6 of the Plan, you hereby agree to make adequate provision for the satisfaction of (and will indemnify the Company and any subsidiary or affiliate for) any applicable taxes or tax withholdings, social contributions, required deductions, or other payments, if any (“Tax-Related Items”), which arise upon the grant or Vesting of this Award, ownership or disposition of Shares, receipt of dividends, if any, or otherwise in connection with this Award or the Shares, by withholding all or a portion of any Shares that otherwise would be issued to the Participant upon the grant or vesting of the Award; provided that amounts withheld shall not exceed the amount necessary to satisfy the Company’s tax withholding obligations. Such withheld Shares shall be valued based on the applicable Fair Market Value on the trading day immediately before the applicable event giving rise to the Tax-Related Items. Furthermore, the Participant agrees to pay the Company or the Affiliate any Tax-Related Items that cannot be satisfied by the foregoing methods.  Regardless of any action the Company or any subsidiary or affiliate takes with respect to any or all applicable Tax-Related Items, you acknowledge and agree that the ultimate liability for all Tax-Related Items is and remains your responsibility and may exceed any amount actually withheld by the Company or any subsidiary or affiliate.  You further acknowledge and agree that you are solely responsible for filing all relevant documentation that may be required in relation to this Award or any Tax-Related Items (other than filings or documentation that is the specific obligation of the Company or any subsidiary or affiliate pursuant to applicable law), such as but not limited to personal income tax returns or reporting statements in relation to the grant or Vesting of this Award, the holding of Shares or any bank or brokerage account, the subsequent sale of Shares, and the receipt of any dividends.  You further acknowledge that the Company makes no representations or undertakings regarding the treatment of any Tax-Related Items and does not commit to and is under no obligation to structure the terms or any aspect of the Award to reduce or eliminate your liability for Tax-Related Items or achieve any particular tax result.  You also understand that applicable laws may require varying share valuation methods for purposes of calculating Tax-Related Items, and the Company assumes no responsibility or liability in

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relation to any such valuation or for any calculation or reporting of income or Tax-Related Items that may be required of you under applicable laws.  Further, if you have become subject to Tax-Related Items in more than one jurisdiction, you acknowledge that the Company or any subsidiary or affiliate may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

(b)                                 Unless the Tax-Related Items of the Company and/or any subsidiary or affiliate are satisfied and any other requirements or restrictions that may be imposed by the Company to comply with applicable laws or facilitate administration of the Plan are also satisfied, the Company shall have no obligation to deliver to you any Shares or release Shares from escrow.  Furthermore, you understand that the applicable laws of the country in which you are residing or working at the time of grant and/or Vesting of this Award (including any rules or regulations governing securities, foreign exchange, tax, labor or other matters) may restrict or prevent vesting of this Award or release of the Shares from escrow, and neither the Company nor any subsidiary or affiliate assumes any liability in relation to this Award in such case.

(c)                                  In the event the Company’s obligation for Tax-Related Items (a) arises prior to the (i) delivery to you of Shares or (ii) release of Shares from escrow or (b) it is determined (i) after the delivery of Shares to you or (ii) release of Shares from escrow that the amount of the Company’s obligation for Tax-Related Items was greater than the amount withheld by the Company, you agree to indemnify and hold the Company harmless from any failure by the Company to withhold the proper amount.

8.                                      SECURITIES LAW COMPLIANCE.  Your Award also must comply with applicable laws and regulations governing the Award, and the Company will not be required to release Shares subject to the Award from escrow if the Company determines that releasing such Shares from escrow would not be in material compliance with such laws and regulations.

9.                                      TAX CONSEQUENCES.  The Company has no duty or obligation to minimize the tax consequences to you of this Award and shall not be liable to you for any adverse tax consequences to you arising in connection with this Award.  You are hereby advised to consult with your own personal tax, financial and/or legal advisors regarding the tax consequences of this Award and by signing the Grant Notice, you have agreed that you have done so or knowingly and voluntarily declined to do so.

10.                               AWARD NOT A SERVICE CONTRACT.  Your Award is not an employment or service contract, and nothing in your Award will be deemed to create in any way whatsoever any obligation on your part to continue in the employ of the Company or a subsidiary or affiliate, or of the Company or a subsidiary or affiliate to continue your employment for any particular period of time.  In addition, nothing in your Award will obligate the Company or a subsidiary or affiliate, their respective stockholders, boards of directors, officers or employees to continue any relationship that you might have as a Director or Consultant for the Company or a subsidiary or affiliate. This Agreement shall not interfere in any way with the right of the Company or any subsidiary or affiliate to terminate your employment or service at any time, subject to applicable laws.

11.                               NATURE OF GRANT.  In accepting the grant of this Award, you acknowledge the following:

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(a)                                 The Plan is established voluntarily by the Company, it is discretionary in nature and may be modified, amended, suspended or terminated by the Company at any time in accordance with the Plan.

(b)                                 The grant of this Award is voluntary and occasional and does not create any contractual or other right to receive future grants of awards, or benefits in lieu of awards, even if awards have been granted repeatedly in the past.

(c)                                  All decisions with respect to any future awards, if any, will be at the sole discretion of the Company.

(d)                                 You are voluntarily participating in the Plan.

(e)                                  This Award and the Shares subject to this Award are extraordinary items that do not constitute regular compensation for services of any kind rendered to the Company or any subsidiary or affiliate and which, if you are an Employee, is outside the scope of your employment contract, if any.

(f)                                   This Award and the Shares subject to this Award are not intended to replace any pension rights or compensation and not part of normal or expected compensation or salary for any purpose, including, but not limited to, calculating any severance, resignation, termination, payment in lieu of notice, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments.

(g)                                 If you are an Employee, in the event that your employer is not the Company, this Agreement will not be interpreted to form an employment contract or relationship with the Company and, furthermore, the Award grant will not be interpreted to form an employment contract with your employer (“Employer”) or any subsidiary or affiliate of the Company.

(h)                                 In consideration of the grant of this Award, no claim or entitlement to compensation or damages shall arise from termination of the Award or diminution in value of the Award or any of the Shares acquired pursuant to the Award resulting from termination of your employment by the Company or your Employer or termination of service, as applicable (and for any reason whatsoever and whether or not in breach of contract or local labor laws), and you irrevocably release your Employer, the Company and its Subsidiaries, as applicable, from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by signing this Agreement, you shall be deemed to have irrevocably waived your entitlement to pursue such claim.

12.                                DATA PRIVACY.

(a)                                 You hereby explicitly and unambiguously consent to the collection, use and transfer, in electronic or other form, of your Personal Data (as described below) by and among, as applicable, the Company and any subsidiary or affiliate or third parties as may be selected by the Company, for the exclusive purpose of implementing, administering, and managing your

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participation in the Plan.  You understand that refusal or withdrawal of consent will affect your ability to participate in the Plan; without providing consent, you will not be able to participate in the Plan or realize benefits (if any) from the Award.

(b)                                 You understand that the Company and any subsidiary or affiliate or designated third parties may hold personal information about you, including, but not limited to, your name, home address and telephone number, date of birth, social security or social insurance number or other identification number, salary, nationality, job title, any shares or directorships held in the Company or any subsidiary or affiliate, details of all Awards or Shares awarded, canceled, vested, unvested or outstanding in your favor (“Personal Data”).  You understand that Personal Data may be transferred to any subsidiary or affiliate or third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in the United States, your country, or elsewhere, and that the recipient’s country may have different data privacy laws and protections than your country. In particular, the Company may transfer Personal Data to the broker or stock plan administrator assisting with the Plan, to its legal counsel and tax/accounting advisor, and to the subsidiary or affiliate that is your employer and its payroll provider.

(c)                                  You should also refer to the appropriate employee and data privacy policies provided by Alcon from time to time for more information regarding the collection, use, storage, and transfer of your Personal Data.

13.                               APPENDIX A.  The Company reserves the right to impose other requirements on your participation in the Plan, on this Award and the Shares subject to this Award and on any other award or Shares acquired under the Plan, or take any other action, to the extent the Company determines it is necessary or advisable in order to comply with applicable laws or facilitate the administration of the Plan.  You agree to sign any additional agreement or undertaking that may be necessary to accomplish the foregoing.  Furthermore, you acknowledge that the applicable laws of the country in which you are residing or working at the time of grant and Vesting of the Award or the ownership or sale of Shares received pursuant to the Award (including any rules or regulations governing securities, foreign exchange, tax, labor, or other matters) may subject you to additional procedural or regulatory requirements that you are and will be solely responsible for and must fulfill.  Such requirements, and other general terms under the Plan and applicable to the Award, may be outlined in but are not limited to Appendix A (the “Appendix A”) attached hereto, which forms part of this Agreement.  Notwithstanding any provisions in this Agreement, the Award shall be subject to any special terms and conditions set forth in the Appendix A.  Moreover, if you work, reside, move to, or otherwise are or become subject to applicable laws or company policies of another jurisdiction at any time, certain country-specific notices, disclaimers and/or terms and conditions may apply to you as from the date of grant, unless otherwise determined by the Company in its sole discretion. The Appendix A constitutes part of this Agreement.

14.                               NOTICES.  Any notices provided for in your Award or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to

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you, five days after deposit in the [United States] [Modify if other non-U.S. jurisdiction is applicable] mail, postage prepaid, addressed to you at the last address you provided to the Company.  Notwithstanding the foregoing, the Company may, in its sole discretion, decide to deliver any documents related to your current or future participation in the Plan, this Award, any Shares, or any other Company-related documents by electronic means.  By accepting this Award, whether electronically or otherwise, you hereby consent to receive such documents by electronic delivery and, if requested, to agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company, including but not limited to the use of electronic signatures or click-through electronic acceptance of terms and conditions.  To the extent you have been provided with a copy of this Agreement, the Plan, or any other documents relating to this Award in a language other than English, the English language documents will prevail in case of any ambiguities or divergences as a result of translation.

15.                               GOVERNING PLAN DOCUMENT AND LAW.  Your Award is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your Award, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan.  Except as expressly provided herein, in the event of any conflict between the provisions of your Award and those of the Plan, the provisions of the Plan shall control. The interpretation, performance and enforcement of this Agreement shall be governed by the laws of Switzerland, under express exclusion of any provisions of conflict of laws.  The Board may resolve conclusively all questions of fact or interpretation concerning this Agreement and has the authority to resolve any dispute of any kind that arises under or in connection with this Agreement. In the event a dispute escalates to require resolution by a court, the dispute will exclusively be resolved by the Courts of Fribourg, Switzerland.

16.                               SEVERABILITY.  If all or any part of this Agreement or the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any portion of this Agreement or the Plan not declared to be unlawful or invalid. Any Section of this Agreement (or part of such a Section) so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

17.                               MISCELLANEOUS.

(a)                                 The rights and obligations of the Company under your Award shall be transferable to any one or more persons or entities, and all covenants and agreements hereunder shall inure to the benefit of, and be enforceable by the Company’s successors and assigns.

(b)                                 You agree upon request to execute any further documents or instruments necessary or desirable in the sole determination of the Company to carry out the purposes or intent of your Award.

(c)                                  You hereby acknowledge receipt or the right to receive a document providing the information required by Rule 428(b)(1) promulgated under the Securities Act, which includes the Plan

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prospectus.  In addition, you acknowledge receipt of the Company’s policy permitting certain individuals to sell Shares only during certain “window” periods and the Company’s insider trading policy, in effect from time to time.  You acknowledge and agree that you have reviewed your Award in its entirety, have had an opportunity to obtain the advice of counsel prior to executing and accepting your Award, and fully understand all provisions of your Award.

(d)                                 You acknowledge and agree that you have reviewed your Award Agreement in its entirety, have had an opportunity to obtain the advice of counsel prior to executing and accepting your Award, and fully understand all provisions of your Award.

(e)                                  This Agreement shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

(f)                                   All obligations of the Company under the Plan and this Agreement shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

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Appendix A

ADDITIONAL GENERAL AND COUNTRY-SPECIFIC TERMS AND CONDITIONS

This Appendix A includes additional general and country-specific notices, disclaimers, and/or terms and conditions that apply to individuals who work or reside in the countries listed below and that may be material to your participation in the Plan.  Such notices, disclaimers, and/or terms and conditions may also apply, as from the date of grant, if you move to or otherwise are or become subject to the applicable laws or company policies of the country listed.  However, because foreign exchange regulations and other local laws are subject to frequent change, you are advised to seek advice from your own personal legal and tax advisor prior to accepting or exercising an Award or holding or selling Shares acquired under the Plan.  The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding your acceptance of the Award or participation in the Plan.  Unless otherwise noted below, capitalized terms shall have the same meaning assigned to them under the Plan, the Grant Notice and the Restricted Stock Award Agreement (“Agreement”). This Appendix A forms part of the Agreement and should be read in conjunction with the Agreement and the Plan.

Securities Law Notice: Unless otherwise noted, neither the Company nor the Shares are registered with any local stock exchange or under the control of any local securities regulator outside the United States or Switzerland.  The Restricted Stock Award Agreement (of which this Appendix A is a part), the Grant Notice, the Plan, and any other communications or materials that you may receive regarding participation in the Plan do not constitute advertising or an offering of securities outside the United States, and the issuance of securities described in any Plan-related documents is not intended for public offering or circulation in your jurisdiction.

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European Union and Switzerland

Data Privacy. Where you are a resident of the EU or Switzerland, the following provision applies and supplements Section 12 of the Restricted Stock Award Agreement:

You understand and acknowledge that:

•                  The data controller is the Company; queries or requests regarding your Personal Data should be made in writing to the Company’s representative relating to the Plan or Award matters, who may be contacted at: ask.comp@alcon.com or via postal mail to Alcon HR - Global Rewards Operations, 6201 South Freeway, Fort Worth, TX US 76134;

•                  The legal basis for the processing of Personal Data is that the processing is necessary for the performance of a contract to which you are a party (namely, the Grant Notice and Agreement);

•                  Personal Data will be held only as long as is necessary to implement, administer and manage your participation in the Plan;

•                  You may, at any time, access your Personal Data, request additional information about the storage and processing of Personal Data, require any necessary amendments to Personal Data without cost or exercise any other rights you may have in relation to your Personal Data under applicable law, including the right to make a complaint to an EU data protection regulator.

Argentina

Foreign Ownership and Exchange Restrictions. If your foreign-held assets, including Shares received under the Plan, exceed US $1 million, you may be subject to annual reporting to the Central Bank. Regardless of your foreign holdings, US dollar transactions must be conducted through a financial intermediary authorized by the Argentine Central Bank. US dollar proceeds from the sale of Shares by a participant, when remitted to Argentina, are subject to conversion to Argentine pesos at applicable exchange rates, as well as relevant regulations of the Central Bank. Depending on the amount, you may also be required to file certain documentation of the sale with the local bank or otherwise place the funds in a non-interest-bearing US dollar-denominated mandatory deposit account for a holding period of 365 days. As the foreign asset and exchange control regulations may change, it is your responsibility to comply with any applicable requirements. Please confirm the foreign exchange requirements with your local bank before any transfer of funds into or out of Argentina.

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Australia	Settlement. Notwithstanding any discretion in the Plan, the Grant Notice or the Agreement to the contrary, settlement of the Award shall be in Shares and not, in whole or in part, in the form of cash.

Austria

Foreign Ownership Reporting. If you are an Austrian national who owns securities in foreign deposits, you must file an annual notification with the Austrian National Bank if the value of the securities in foreign deposits exceeds EUR 5 million or equivalent at the end of the year. If the value of these securities in foreign deposits exceeds EUR 30 million or equivalent at the end of a quarter, then these notifications shall be made quarterly.

Bangladesh

Exchange Control Information

All foreign exchange transactions must be carried out through an Authorized Dealer. Bangladeshi Residents who want to sell Shares issued by the Company, must first apply to Bangladesh Bank for prior permission and the application must be made through an Authorized Dealer. Further, you must repatriate any proceeds from the sale of Shares acquired under the Plan to Bangladesh unless otherwise permitted by the relevant authorities.

Belgium

Foreign Ownership Reporting. If you are a resident of Belgium, you will be required to submit an annual form declaring your income or assets (including Shares acquired under an employee share plan) held outside of Belgium to the National Bank of Belgium. The reporting should be completed prior to filing your annual Belgian income tax return.

Brazil

Foreign Ownership Reporting. If you are a resident of Brazil, you will be required to submit an annual declaration of assets and rights held outside of Brazil to the Central Bank of Brazil (“BACEN”) if the aggregate value of such assets and rights (including any Restricted Stock, capital gain, dividends or profit attributable to such assets) is equal to or greater than US $100,000 or equivalent as of each December 31st. The reporting is done via an online form (“Declaração de Capitais Brasileiros no Exterior” or “DCBE”) and usually should be completed in April in relation to the prior fiscal year. Quarterly reporting is also required if the assets held abroad exceed US $100,000,000 or equivalent at the end of each quarter. However, please confirm the annual and

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quarterly reporting deadlines with BACEN, as they are periodically updated, and noncompliance is potentially subject to certain penalties.

Bulgaria

Foreign Ownership and Exchange Control Information. You will be required to file statistical forms with the Bulgarian National Bank by March 31st each year regarding your income in foreign bank accounts and any Shares held abroad if the total sum of all holdings is at least BGN 50,000 as of the previous calendar year-end. In addition, if you receive a payment related to the Plan in excess of BGN 100,000 into a bank account in Bulgaria, the local bank receiving the transfer of funds may for statistical purposes require you to provide certain information regarding the source of the income upon such transfer or within 30 days thereof. You should contact your bank in Bulgaria for additional information regarding these requirements.

Canada

Securities Law Notice. The security represented by the Award was issued pursuant to an exemption from the prospectus requirements of applicable securities legislation in Canada. You acknowledge that as long as the Company is not a reporting issuer in any jurisdiction in Canada, the Award and the Shares will be subject to an indefinite hold period in Canada and subject to restrictions on their transfer in Canada. Subject to the terms and conditions of the Agreement and applicable securities laws, you are permitted to sell Shares acquired through the Plan through a designated broker appointed under the Plan, assuming the sale of such Shares takes place outside Canada via the stock exchange on which the Shares are traded.

Settlement in Shares Only. Notwithstanding any discretion in the Plan, the Grant Notice or Agreement to the contrary, settlement of the Award shall only be made in Shares issued by the Company from treasury and not, in whole or in part, in the form of cash or other consideration.

Foreign Share Ownership Reporting. If you are a Canadian resident, your ownership of certain foreign property (including shares of foreign corporations) in excess of $100,000 may be subject to ongoing annual reporting obligations. Please refer to CRA Form T1135 (Foreign Income Verification Statement) and consult your tax advisor for further details.

Quebec: Consent to Receive Information in English. The following applies if you are a resident of Quebec: The parties acknowledge that it is their express wish that

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this Agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English. Les parties reconnaissent avoir exigé la redaction en anglais de cette convention, ainsi que de tous documents exécutés, avis donnés et procedures judiciaries intentées, directement ou indirectement, relativement à la présente convention.

Chile

Securities Law Information. Neither the Company nor the Shares are registered with the Chilean Registry of Securities or under the control of the Chilean Superintendency of Securities (“CMF”). This offer is being made as of the Grant Date described in this Agreement and is subject to Norma de Carácter General Rule No. 336 (“NCG 336”). Pursuant to General Rule 336, no public offering of securities is being made, and the Company is under no obligation to provide any disclosure or other information regarding the Shares in Chile. Note the Shares cannot be subject to public offering in Chile while they are not registered with the CMF.

Exchange Control Information. While there is uncertainty whether the acquisition of Shares under the Plan qualifies as an “investment” that would be subject to reporting under the foreign exchange regulations issued by the Central Bank of Chile, if the value of the Shares exceeds US$10,000, the Shares and transaction details generally should be communicated to the Central Bank of Chile within 10 days of the relevant transaction. You should complete Annex 1 of the Manual of Chapter XII of the Foreign Exchange Regulations and file it directly with the Central Bank. Further, if your aggregate investments held outside Chile exceeds US $5,000,000 (including Shares received under the Plan), you must report quarterly to the Central Bank. Annex 3.1 of Chapter XII of the Foreign Exchange Regulations must be used to file this report.

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Colombia

Foreign Ownership Reporting. Prior approval from a government authority is not required to hold foreign securities or to receive an equity award. However, if the value of foreign investments, including the value of any equity awards, equals or exceeds US $500,000, such investments must be registered with the Colombian Central Bank by June 30th of each year.

Colombian residents may hold foreign investments without any government approval. However, investments held abroad (including Shares) must be registered with the Central Bank of Colombia (Banco de la República) if the aggregate investments held by an individual (as of December 31 of the applicable calendar year) equal or exceed the equivalent of US $500,000. The Participant will need to register the foreign investment with the Central Bank only if the accumulated financial investments held abroad at the year-end are equal to or exceed the equivalent of US $500,000. The Participant must register by filing a Form No. 11 and submitting it to Señores, Banco de la República, Atn: Jefe Sección Inversiones, Departamento de Cambios Internacionales, Carrera 7 No. 14 - 18, Bogotá, Colombia by June 30 of the following year. Upon sale or other disposition of investments (including Shares) that have been registered with the Central Bank, the registration with the Central Bank must be cancelled no later than March 31 of the year following the sale or disposition (or a fine of up to 200% of the value of the infringing payment may apply).

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Denmark

Employer Statement. If you are subject to the Danish Stock Option Act, your participation in the Plan is also subject to the Danish Employer Statement, which has been provided to you separately and may also be obtained by contacting ask.comp@alcon.com or via postal mail to Alcon HR - Global Rewards Operations, 6201 South Freeway, Fort Worth, TX US 76134. By accepting your grant, you acknowledge that you have received and agree to the Danish Employer Statement.

Foreign Account Reporting. Danish resident holders of non-Danish bank accounts or accounts with non-Danish brokers should submit certain forms to the Danish tax authorities:
Erklæring V regarding shares deposited with a non-Danish bank or broker (https://www.skat.dk/SKAT.aspx?oId=90030)
Erklæring K regarding money deposited with a non-Danish bank or broker (https://www.skat.dk/SKAT.aspx?oId=73344)

France

Foreign Ownership Reporting. Residents of France with foreign account balances in excess of EUR 1 million or its equivalent must report monthly to the Bank of France.

Consent to Receive Information in English. Participant confirms he or she has read and understands the documents relating to this grant (the Plan and this Agreement) which were provided to Participant in the English language. Participant accepts the terms of those documents accordingly. Vous confirmez avoir lu et compris les documents relatifs à cette attribution (le Plan et ce Contrat) qui vous ont été communiqués en langue anglaise. Vous en acceptez les termes en connaissance de cause.

No Tax Qualification. This grant is not intended to be a tax-qualified award and is not granted under any Sub-Plan for French tax purposes. Accordingly, the relevant Vesting and termination provisions will be as stated in the Plan, Grant Notice and Agreement.

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Hong Kong

Securities Law Information. Warning: The Shares issued do not constitute a public offering of securities under Hong Kong law and are available only to employees of the Company and its affiliates. The Plan, the Restricted Stock Agreement, including this Addendum, and other incidental communication materials have not been prepared in accordance with and are not intended to constitute a “prospectus” for a public offering of securities under the applicable companies and securities legislation in Hong Kong and have not been registered with or authorized by any regulatory authority in Hong Kong, including the Securities and Futures Commission. This Plan, the Agreement, and the incidental communication materials are intended only for the personal use of each eligible Participant and not for distribution to any other persons. If you have any questions about any of the contents of the Plan, the Agreement, including this Addendum, or other incidental communication materials, you should obtain independent professional advice.

India

Repatriation Requirement. You shall take all reasonable steps to repatriate to India immediately all foreign exchange received by you as a consequence of your participation in Alcon’s Plan and in any case not later than 90 days from the date of sale of the Shares so acquired by you under the Plan. Further, you shall in no case take any action (or refrain from taking any action) that has the effect of:

(a)                                 Delaying the receipt by you of the whole or part of such foreign exchange; or
(b)                                 Eliminating the foreign exchange in whole or in part to be receivable by you.

Upon receipt or realization of the foreign exchange in India, including in relation to any dividend payments, you shall surrender the received or realized foreign exchange to an authorized person within a period of 180 days from the date of such receipt or realization, as the case may be. You will receive a foreign inward remittance certificate (“FIRC”) from the bank where you deposit the foreign currency. You should keep the FIRC received from the bank where foreign currency is deposited in the event that the Reserve Bank of India, Alcon or your employer requests proof of repatriation.

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Indonesia

Exchange Control Information. If you remit proceeds from the sale of Shares into Indonesia, the Indonesian Bank through which the transaction is made will submit a report on the transaction to the Bank of Indonesia for statistical reporting purposes. For transactions of USD10,000 or more, a description of the transaction must be included in the report. Although the bank through which the transaction is made is required to make the report, you must complete a “Transfer Report Form.” The Transfer Report Form will be provided to you by the bank through which the transaction is made.

In addition, if you are an Indonesian resident, you may be required to provide the Indonesian Central Bank with information on foreign exchange activities. Indonesian residents may be subject to a monthly reporting obligation to the Bank of Indonesia which must be completed online through Bank of Indonesia’s website, no later than the 15th day of the following month. You should consult with your personal advisor to ensure that you are properly reporting your foreign exchange activities.

Ireland

Director Reporting. If you are a director or shadow director of the Company or related company, you may be subject to special reporting requirements with regard to the acquisition of Shares or rights over Shares. Please contact your personal legal advisor for further details if you are a director or shadow director.

Settlement. Notwithstanding any discretion in the Plan, the Grant Notice or the Agreement to the contrary, settlement of the Award shall be in Shares and not, in whole or in part, in the form of cash.

Israel

Responsibility for Tax. This Award will be subject to tax pursuant to the non-trustee route of Section 102(c) of the Israeli Income Tax Ordinance. If your employment is terminated, you will extend to the Company or the applicable affiliate a security or guarantee for the payment of Tax-Related Items due in respect of such Award as required under Section 102.

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Italy

Data Privacy Consent. Pursuant to the GDPR (General Data Protection Regulation - EU No. 2016/679) and to Legislative Decree No. 196/2003, the Controller of personal data processing is Alcon AG, with registered offices at Rue Louis-d’Affry 6, 1701 Fribourg, Switzerland, and its Representative in Italy for privacy purposes is: Chiara Sellinger, Alcon Italia S.p.A., Viale Giulio Richard 1/B, Milano, IT I-20143. By accepting this Award, you agree to the following:

I understand that Personal Data processing related to the purposes specified above shall take place under automated or non-automated conditions, anonymously when possible, that comply with the purposes for which Data are collected and with confidentiality and security provisions as set forth by applicable laws and regulations, with specific reference to the GDPR (General Data Protection Regulation - EU No. 2016/679) and to Legislative Decree No. 196/2003.

The processing activity, including the communication and transfer of my Data abroad, including outside of the European Union, as herein specified and pursuant to applicable laws and regulations, does not require my consent thereto as the processing is necessary for the performance of contractual obligations related to the implementation, administration and management of the Plan. I understand that the use of my Data will be minimized where it is not necessary for the implementation, administration and management of the Plan. I further understand that, pursuant to Sections 12 to 21 of the GDPR, I have the right to, including but not limited to, (i) access, (ii) delete, (iii) update, and (iv) ask for rectification of my Data, as well as to request, from the Controller, the (v) restriction of processing concerning my Data or to (vi) object to processing, as well as the right to (vii) “data portability”. Furthermore, I am aware that my Data will not be used for direct marketing purposes.

Japan

Securities Acquisition Report. If you acquire Shares valued at more than ¥100,000,000 in a single transaction, you must file a Securities Acquisition Report with the Ministry of Finance (“MOF”) through the Bank of Japan within 20 days of the acquisition of the Shares.

Exit Tax. Please note that you may be subject to tax on your Award, even prior to Vesting, if you relocate from Japan if you (1) hold financial assets with an aggregate value of ¥100,000,000 or more upon departure from Japan and (2) maintained a principle place of residence (jusho) or temporary place of abode (kyosho) in Japan for 5 years or more during the 10-year period immediately prior to departing Japan. You should discuss your tax treatment with your personal tax advisor.

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Kazakhstan

Exchange Control Information. Although Kazakh residents are no longer required to obtain a license from the National Bank of Kazakhstan before obtaining securities in foreign companies, you may be required to notify the National Bank of Kazakhstan if you acquire Shares under the Plan.

In addition, the Kazakh Law on Currency Regulation requires currency repatriation. Therefore, if you sell your Shares, you must transfer the proceeds to an account with a Kazakh bank. As the exchange control regulations in Kazakhstan may change without notice, you should consult a legal advisor prior to the Vesting of your Award as well as repatriating the proceeds from the sale of your Shares to ensure compliance with the regulations.

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Malaysia

Securities Law Notice. The grant of the Company’s equity awards in Malaysia constitutes or relates to an ‘excluded offer,’ ‘excluded invitation,’ or ‘excluded issue’ pursuant to Section 229 and Section 230 of the CMSA, and as a consequence no prospectus is required to be registered with the Securities Commission of Malaysia. The award documents do not constitute and may not be used for the purpose of a public offering or an issue of, offer for subscription or purchase of, or invitation to subscribe for or purchase any securities requiring the registration of a prospectus with the Securities Commission in Malaysia under the CMSA.

Data Privacy. This provision supplements Section 12 of the Agreement:

You hereby explicitly, voluntarily and unambiguously consent to the collection, use and transfer, in electronic or other form, of your personal data as described in this Appendix A and any other Award grant materials by and among, as applicable, the Employer (if different from the Company), the Company or any third parties authorised by the same in assisting in the implementation, administration and management of your participation in the Plan.

You understand that the Company and the Employer (if different from the Company) may hold certain personal information about you, including, but not limited to, your name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares or directorships held in the Company, the fact and conditions of your participation in the Plan, details of all Awards or any other entitlement to shares awarded, cancelled, exercised, vested, unvested or outstanding in your favor (“Data”), for the exclusive purpose of implementing, administering and managing the Plan. The source of the Data is your Employer as well as information which you are providing to the Company and the Employer (if different from the Company) in connection with the Plan including this Appendix A.

You also authorize any transfer of Data, as may be required, to the Company’s broker or such other stock plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of the Plan and/or with whom any shares acquired upon Vesting of the Award are deposited. You acknowledge that these recipients may be located in your country or elsewhere, and that the recipient’s country (e.g., the United States) may have different data privacy laws and protections to your country, which may not give the same level of protection to Data. You understand that you may request a list with the names and addresses of any potential recipients of Data by contacting your local

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human resources representative. You authorize the Company, its broker, and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing your participation in the Plan to receive, possess, use, retain and transfer Data, in electronic or other form, for the sole purpose of implementing, administering and managing your participation in the Plan. You understand that Data will be held only as long as is necessary to implement, administer and manage your participation in the Plan. You understand that you may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case, without cost, by contacting in writing your local representative at ask.comp@alcon.com. Further, you understand that you are providing the consents herein on a purely voluntary basis. If you do not consent, or if you later seek to revoke consent, your employment status or service and career with the Employer will not be adversely affected; the only adverse consequence of refusing or withdrawing consent is that the Company would not be able to grant future Awards or other equity awards to you or administer or maintain such awards. Therefore, you understand that refusing or withdrawing consent may affect your ability to participate in the Plan. For more information on the consequences of your refusal to consent or withdrawal of consent, you understand that you may contact your local representative.

Peserta dengan ini secara eksplisit, sukarela dan tanpa sebarang keraguan mengizinkan pengumpulan, penggunaan dan pemindahan, dalam bentuk elektronik atau lain-lain, data peribadinya seperti yang diterangkan dalam Lampiran A dan apa-apa bahan geran Unit Saham Terbatas oleh dan di antara, seperti mana yang terpakai, Majikan(jika berlainan daripada Syarikat), Syarikat dan Anak-anak Syarikat yang lain atau Syarikat Sekutunya atau mana-mana pihak ketiga yang diberi kuasa oleh yang sama dalam membantu dalam pelaksanaan, pentadbiran dan pengurusan penyertaan Peserta dalam Pelan.

Peserta memahami bahawa Syarikat dan Majikan(jika berlainan daripada Syarikat) mungkin memegang maklumat peribadi tertentu tentang Peserta, termasuk, tetapi tidak terhad kepada, nama Peserta, alamat rumah dan nombor telefon, tarikh lahir, nombor insurans sosial atau nombor pengenalan lain, gaji, kewarganegaraan, jawatan, apa-apa saham atau jawatan pengarah yang dipegang dalam Syarikat, fakta dan syarat-syarat mengenai penyertaan Peserta dalam Pelan, butir-butir tentang semua unit saham terbatas atau apa-apa hak lain untuk Saham yang dianugerahkan, dibatalkan, dilaksanakan, terletak hak, tidak diletak hak ataupun yang belum dijelaskan bagi faedah Peserta (“Data”), untuk tujuan ekslusif bagi melaksanakan, mentadbir dan menguruskan Pelan tersebut. Sumber Data adalah daripada Majikan

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Peserta dan juga maklumat dimana Peserta berikan kepada Syarikat dan Majikan(jika berlainan daripada Syarikat) berhubung dengan Pelan tersebut termasuk Lampiran A ini.

Peserta juga memberi kuasa mengenai apa-apa pemindahan Data, yang mungkin diperlukan, kepada broker Syarikat atau pembekal perkhidmatan pelan saham yang mungkin dipilih oleh Syarikat pada masa depan, yang membantu Syarikat dengan pelaksanaan, pentadbiran dan pengurusan Pelan dan/atau dengan siapa sahaja Saham yang diperolehi semasa peletakan hak Unit Saham Terbatas didepositkan. Peserta mengakui bahawa penerima -penerima ini mungkin berada di negara Peserta atau mana-mana tempat lain, dan bahawa negara penerima (contohnya di Amerika Syarikat) mungkin mempunyai undang-undang privasi data dan perlindungan yang berbeza dengan negara Peserta, dimana tahap perlindungan Data mungkin tidak sama. Peserta memahami bahawa Peserta boleh meminta satu senarai yang mengandungi nama dan alamat penerima-penerima Data yang berpotensi dengan menghubungi wakil sumber manusia tempatan Peserta. Peserta memberi kuasa kepada Syarikat, brokernya, dan mana-mana penerima-penerima lain yang mungkin membantu Syarikat (pada masa sekarang atau pada masa depan) dengan melaksanakan, mentadbir dan mengurus penyertaan Peserta dalam Pelan untuk menerima, memiliki, menggunakan, mengekalkan dan memindahkan Data, dalam bentuk elektronik atau lain-lain, semata-mata dengan tujuan untuk melaksanakan, mentadbir dan menguruskan penyertaan Peserta dalam Pelan. Peserta memahami bahawa Data hanya akan disimpan untuk tempoh yang perlu bagi melaksanakan, mentadbir dan menguruskan penyertaan Peserta dalam Pelan. Peserta memahami bahawa dia boleh, pada bila-bila masa, melihat Data, meminta maklumat tambahan mengenai penyimpanan dan pemprosesan Data, meminta bahawa pindaan-pindaan dilaksanakan ke atas Data atau menolak atau menarik balik persetujuan dalam ini, dalam mana-mana kes, tanpa kos, dengan menghubungi secara bertulis wakil tempatan Pesertah ask.comp@alcon.com. Selanjutnya, Peserta memahami bahawa dia telah memberikan persetujuan di sini secara sukarela. Jika Peserta tidak bersetuju, atau jika Peserta kemudian membatalkan persetujuan, status pekerjaan atau perkhidmatan dan kerjaya Peserta dengan Majikan tidak akan terjejas; satu-satunya akibat buruk jika tidak bersetuju atau menarik balik persetujuan adalah bahawa Syarikat tidak akan dapat memberikan Unit Saham Terbatas atau anugerah ekuiti yang lain kepada Peserta pada masa hadapan atau mentadbir atau mengekalkan anugerah tersebut. Oleh itu, Peserta memahami bahawa keengganan atau penarikan balik persetujuan boleh menjejaskan keupayaan Peserta untuk mengambil bahagian dalam Pelan. Untuk maklumat lanjut mengenai akibat keengganan Peserta untuk memberikan persetujuan atau penarikan balik persetujuan, Peserta memahami

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bahawa dia boleh menghubungi wakil tempatannya.

Director Notification Obligation. If you are a director of the Company’s Malaysian subsidiary, you are subject to certain notification requirements under the Malaysian Companies Act. Among these requirements is an obligation to notify the Malaysian subsidiary in writing when you receive or dispose of an interest (e.g., an Award under the Plan or Shares) in the Company or any related company. Such notifications must be made within 14 days of receiving or disposing of any interest in the Company or any related company.

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Mexico

Labor Law Acknowledgment. The invitation Alcon is making under the Plan is unilateral and discretionary and is not related to the salary and other contractual benefits granted to you by your employer; therefore, benefits derived from the Plan will not under any circumstance be considered as an integral part of your salary. Alcon reserves the absolute right to amend the Plan and discontinue it at any time without incurring any liability whatsoever. This invitation and, in your case, the acquisition of Shares does not, in any way, establish a labor relationship between you and Alcon, nor does it establish any rights between you and your employer.

La invitación que Alcon hace en relación con el Plan es unilateral, discrecional y no se relaciona con el salario y otros beneficios que recibe actualmente de su actual empleador, por lo que cualquier beneficio derivado del Plan no será considerado bajo ninguna circunstancia como parte integral de su salario. Por lo anterior, Alcon se reserva el derecho absoluto para modificar o terminar el mismo, sin incurrir en responsabilidad alguna. Esta invitación y, en su caso, la adquisición de acciones, de ninguna manera establecen relación laboral alguna entre usted y Alcon y tampoco genera derecho alguno entre usted y su empleador.

Pakistan

Foreign Ownership and Exchange Control Information. You are responsible for ensuring compliance with all foreign ownership and exchange control laws in Pakistan in relation to your participation in the Plan. In particular, your ownership of foreign shares, must be registered with the State Bank of Pakistan by completing and submitting Form V-96. Furthermore, you are required to immediately repatriate to Pakistan any cash received in relation to the Shares, including dividends (if any) or proceeds from the sale of the Shares. Under local law, such repatriation must be effectuated through authorized banking channels in Pakistan.

You should consult with your personal advisor to ensure that you are properly complying with the exchange control regulations.

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Philippines

Securities Law Notice. This offering is subject to exemption from the requirements of registration with the Philippines Securities and Exchange Commission under Section 10.1 of the Philippines Securities Regulation Code. THE SECURITIES BEING OFFERED OR SOLD HAVE NOT BEEN REGISTERED WITH THE PHILIPPINES SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES REGULATION CODE. ANY FUTURE OFFER OR SALE THEREOF IS SUBJECT TO REGISTRATION REQUIREMENTS UNDER THE CODE UNLESS SUCH OFFER OR SALE QUALIFIES AS AN EXEMPT TRANSACTION.

Poland

Foreign Ownership Reporting. If you hold Shares acquired under the Plan or maintain a bank account abroad, you will have reporting duties to the National Bank of Poland. Specifically, if the aggregate value of Shares and cash held in such foreign accounts exceeds PLN 7,000,000, you must file reports on the transactions and balances of the accounts on a quarterly basis. Additional forms are required if you hold 10% or more of the voting rights in a foreign entity. You should consult with your personal legal advisor to determine what you must do to fulfill any applicable reporting duties.

Russia

Securities Law Information. This Appendix A, the Grant Notice, the Agreement, the Plan and all other materials that you may receive regarding participation in the Plan do not constitute advertising or an offering of securities in Russia. The issuance of securities pursuant to the Plan has not and will not be registered in Russia; hence, the securities described in any Plan-related documents may not be used for offering or public circulation in Russia. In no event will Shares be delivered to you in Russia; instead, all Shares acquired under the Award will be maintained on your behalf in the United States.

Exchange Control Information. As of January 2018, it should be permitted to deposit proceeds from the sale of Shares under the Plan in a US account. Nonetheless, there may still be restrictions on receiving funds into a non-Russian bank or brokerage account, and noncompliance with Russian exchange control rules, if applicable, may be subject to administrative sanction and fines. Therefore, it may be advisable, within a reasonably short time after sale of the Shares acquired under the Plan, for you to repatriate the sale proceeds to a personal bank account in Russia. You are responsible for ensuring compliance with all currency control laws in Russia in relation to participation in the Plan; note that your foreign accounts may also be subject to reporting to the Russian tax or banking authorities.

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Singapore

Securities Law Notice. This offer and Shares to be issued hereunder shall be made available only to an employee of the Company or its subsidiary, in reliance on the prospectus exemption set out in Section 273(1)(f) of the Securities and Futures Act (Chapter 289) of Singapore (“the “SFA”) and is not made with a view to the Shares so issued being subsequently offered for sale or sold to any other party in Singapore. You understand and acknowledge that this Agreement and/or any other document or material in connection with this offer and the Shares thereunder have not been and will not be lodged, registered or reviewed by the Monetary Authority of Singapore. Any and all Shares to be issued hereunder shall therefore be subject to the general resale restriction under Section 257 of the SFA, and you undertake not to make any subsequent sale in Singapore, or any offer of sale in Singapore, of any of the Shares (received under this offer), unless that sale or offer in Singapore is made pursuant to the exemptions under Part XIII Division (1) Subdivision (4) other than Section 280 of the SFA.

Director Reporting. If you are a director or shadow director of the Company or one of its subsidiaries, you may be subject to special reporting requirements with regard to the acquisition of Shares or rights over Shares. Please contact your personal legal advisor for further details if you are a director or shadow director.

Exit Tax / Deemed Exercise Rule. If you have received an Award in relation to your employment in Singapore, please note that if, prior to the Vesting of your Award, you are (1) a permanent resident of Singapore and leave Singapore permanently or are transferred out of Singapore; or (2) neither a Singapore citizen nor permanent resident and either cease employment in Singapore or leave Singapore for any period exceeding 3 months, you will may be taxed on your unvested Award on a “deemed exercise” basis, even though your Award has not yet vested. You should discuss your tax treatment with your personal tax advisor.

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South Africa

Securities Law Notice

This is an offer of Shares in Alcon Inc. (“Alcon”). You have been provided full particulars of the nature of the Award with this offer, but the relevant documents may also be accessed here:

•                                          The Plan — [Insert URL];

•                                          The Plan Prospectus — [Insert URL] [(login required)]; and

•                                          The Agreement (of which this Addendum is a part) — [Insert URL] [(login required)].

Participation in the Plan and acquiring Shares in Alcon carries inherent risks. You should carefully consider these risks in light of your investment objectives and personal circumstances. Any advice given to you in connection with the Award is general advice only. It does not take into account the objectives, financial situation and needs of any particular person. No financial product advice is provided in the documentation relating to the Plan and nothing in the documentation should be taken to constitute a recommendation or statement of opinion that is intended to influence you in making a decision to participate in the Plan.

Alcon Shares give you a stake in the ownership of Alcon. You may receive a return if dividends or dividend equivalents are paid. If Alcon runs into financial difficulties and is wound up, shareholders will only be paid after all creditors have been paid. You may lose some or all of your Share value.

In particular, Alcon’s most recent Annual Report (Form 20-F) is available to you at https://investor.alcon.com (“Investor Relations”) and includes information about Alcon’s business and its recent profit history. Any material changes to this information are disclosed on Form 6-K filings, which will also be available to you on the Investor Relations site

Sale Reporting and Liability for Taxes

By accepting the Award, you agree that, immediately upon Vesting of the Award, you will notify the Company and your employer of the amount of any gain realized. If you fail to advise the Company and your employer of the gain realized upon Vesting, you may be liable for a fine. You will be solely responsible for paying any difference between the actual tax liability and the amount withheld by the Company or your employer.

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Exchange Control Information

Any cross-border fund transfers you make, e.g., to purchase Shares (if applicable) or to receive proceeds from the sale of any Shares, are subject to the requirements of the South African Reserve Bank (the “SARB”).  Assuming you are a taxpayer in good standing and over the age of 18 years, you are allowed certain foreign investment allowances and to partake in share incentive or share option schemes offered by foreign parent companies.  However, you may be required to complete certain forms for the SARB, the tax authorities, and/or the Authorized Dealer at your commercial bank, or certain other approvals may be required. Please note that the Company is not responsible for obtaining or completing any such forms or approvals on your behalf.

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Spain

Foreign Ownership Reporting. If you are a Spanish resident, your acquisition, purchase, ownership, and/or sale of foreign-listed stock may be subject to ongoing annual reporting obligations with the Dirección General de Politica Comercial e Inversiones Exteriores (“DGPCIE”) of the Ministerio de Economia, the Bank of Spain, and/or the tax authorities. These requirements change periodically, so you should consult your personal advisor to determine the specific reporting obligations.

Currently, you must declare the acquisition of Shares to DGPCIE for statistical purposes. You must also declare the ownership of any Shares to the DGPCIE each January while the shares are owned. The relevant forms are Form D6 and, depending on the amount of assets, Form D8.

In addition, if you perform transactions with non-Spanish residents or hold a balance of assets and liabilities with foreign parties higher than EUR 1,000,000, you may be required to report such transactions and accounts to the Bank of Spain. The frequency (monthly, quarterly or annually) of the notification will vary depending on the total value of the transactions or the balance of assets and liabilities.

If you hold assets or rights outside of Spain (including Shares acquired under the Plan), you may also have to file Form 720 with the tax authorities, generally if the value of your foreign investments exceeds €50,000. Please note that reporting requirements are based on what you have previously disclosed and the increase in value and the total value of certain groups of foreign assets.

Taiwan

Foreign Exchange Restrictions. You may convert foreign currency (including proceeds from the sale of Shares) into NTD for inward remittance to Taiwan or convert NTD into foreign currency for outward remittance from Taiwan of up to US $5,000,000 per year. If this threshold is exceeded, you may be required to apply for an approval from the Central Bank of China (“CBC”). In the event that the remittance amount is US $500,000 or more, you may be required to provide supporting documentation to the satisfaction of the remitting bank.  Please also note that if the conversion amount is NT $500,000 or more in a single transaction, it should be declared on a CBC-prescribed form, but this is typically a standard procedure managed by the local bank handling the transaction. The above monetary limits do not apply to the extent you retain USD in your foreign currency account at a bank in Taiwan.

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Thailand

Foreign Exchange Information. Dividends and sale proceeds under $50,000 may be retained in your individual account in the United States.  Please note that dividends (if any) received from foreign stock and all proceeds from the sale of such stock exceeding $50,000 in value must be remitted to Thailand immediately and must then be deposited or converted into Thai Baht with a commercial bank in Thailand within 360 days of receipt in Thailand, according to Ministerial Regulation No. 26 and the relevant notifications issued under the Currency Exchange Control Act.  If the dividends or sale proceeds total $50,000 or more, you will be required to comply with the relevant requirements of the Bank of Thailand, for example, to provide information regarding the source of such income to the authorized bank. If you do not comply with this obligation, you may be subject to penalties assessed by the Bank of Thailand.

Turkey

Foreign Ownership and Exchange Control Information. Any cross-border fund transfers you make, e.g., to purchase Shares or to receive proceeds from the sale of any Shares, are subject to the requirements of the Central Bank of the Republic of Turkey.

Under certain circumstances, you may be required to report the acquisition, ownership, or disposal of Shares under the Plan to the Ministry of Economy and Undersecretariat for the Treasury within 3 months following such acquisition or disposal, and to the Ministry of Economy by updating the information and explanations on the notification form within 3 months following each calendar year.

You should consult with your personal advisor to ensure that you are properly complying with the exchange control regulations.

Ukraine

Foreign Account and Exchange Control Information. Ukrainian citizens and qualified foreign nationals who are treated as residents of Ukraine for currency regulation purposes should be able to open and maintain accounts abroad for purposes of participating in the Plan. However, it is your responsibility to confirm and comply with all requirements imposed by the National Bank of Ukraine.

A-22

United Arab Emirates	Settlement. Notwithstanding any discretion in the Plan or the Agreement to the contrary, settlement of the Award shall be in cash and not, in whole or in part, in the form of Shares.

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United Kingdom

Settlement. Notwithstanding any discretion in the Plan or the Agreement to the contrary, settlement of the Award shall be in common shares and not, in whole or in part, in the form of cash.

Withholding of Tax.  The following supplements Section 7 of the Agreement: If payment or withholding of the Tax-Related Items is not made within ninety (90) days of the end of the UK tax year in which the event giving rise to the Tax-Related Items occurs (the “Due Date”) or such other period specified in Section 222(1)(c) of the U.K. Income Tax (Earnings and Pensions) Act 2003, the amount of any uncollected Tax-Related Items will constitute a loan owed by you to the Employer, effective on the Due Date.  You agree that the loan will bear interest at the then-current Official Rate of Her Majesty’s Revenue and Customs (“HMRC”), it will be immediately due and repayable, and the Company or the Employer may recover it at any time thereafter by any of the means referred to in Section 7 of the Agreement.  Notwithstanding the foregoing, if you are a director or executive officer of the Company (within the meaning of Section 13(k) of the U.S. Securities and Exchange Act of 1934, as amended), you will not be eligible for such a loan to cover the Tax-Related Items.  In the event that you are a director or executive officer and the Tax-Related Items are not collected from or paid by you by the Due Date, the amount of any uncollected Tax-Related Items will constitute a benefit to you on which additional income tax and national insurance contributions will be payable.  You will be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime.

HMRC National Insurance Contributions.  The following supplements Section 8 of the Agreement: You agree that:

(a)         Tax-Related Items within Section 7 of the Agreement shall include any secondary class 1 (employer) National Insurance Contributions that:

(i)    any employer (or former employer) of yours is liable to pay (or reasonably believes it is liable to pay); and

(ii)   may be lawfully recovered from you; and

(b)         if required to do so by the Company (at any time when the relevant election can be made) you shall:

(i)    make a joint election (with the employer or former employer) in the form provided by the Company to transfer to you the whole or any part of the employer’s liability that falls within Section 7 of the Agreement; and

(ii)   enter into arrangements required by HM Revenue & Customs (or any other tax authority) to secure the payment of the transferred liability.

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Vietnam	Settlement. Notwithstanding any discretion in the Plan or the Agreement to the contrary, settlement of the Award shall be in cash and not, in whole or in part, in the form of Shares.

A-25